UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 2, 2012 (May 15, 2012)

X-FACTOR COMMUNICATIONS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-54341	45-1545032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Empire Blvd. 5th Floor South Hackensack, NJ 07606
(Address of principal executive offices)

201-518-1925
(Registrant’s telephone number, including area code)

Organic Spice Imports, Inc.
7910 Ivanhoe Ave. #414
La Jolla, California 92037
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 (this “Amendment”) on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by X-Factor Communications Holdings, Inc. (“we”, “us” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 22, 2012 (the “Original Filing”) in response to comments received by the staff of the Securities and Exchange Commission (the “SEC”) in connection with the Original Filing.

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and other reports filed by X-Factor Communications Holdings, Inc. from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management, as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, operations and results of operations and any businesses that may be acquired by the registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01. Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the full text of the agreements, copies of which are included as Exhibits to this report.

Agreement and Plan of Merger

On March 5, 2012, X-Factor Communications Holdings, Inc. (formerly, Organic Spice Imports, Inc.) entered into an Agreement and Plan of Merger (the "Merger Agreement") with X-Factor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Organic Spice (“Acquisition Corp”), and X-Factor Communications, LLC, a New York limited liability company (“X-Factor”).  On May 15, 2012, pursuant to the terms and conditions of the Merger Agreement, Acquisition Corp merged with and into X-Factor (the "Merger") and X-Factor survived the Merger and became a wholly-owned subsidiary of Organic Spice.  On May 16, 2012, Organic Spice Imports, Inc. changed its name to X-Factor Communications Holdings, Inc.  References herein to the “Company”, the “registrant”, “we”, “us” or “our” refer to X-Factor Communications Holdings, Inc.  References herein to “Organic Spice” refer to the registrant prior to its name change.

On May 15, 2012, at the “Effective Time”, which was defined in the Merger Agreement as the satisfaction of certain conditions, in particular the receipt of subscriptions for a minimum amount of $1,500,000 (the “Minimum Amount”) of our Common Stock (including the $295,000 paid by the three individuals (the “Controlling Stockholders”) who acquired control of Organic Spice on February 10, 2012 as described in Item 2.01 below under the heading “History”) in connection with a private placement offering (the “Offering”) of up to 6,666,667 shares ($5,000,000) of our Common Stock (the “Maximum Amount”), which includes an over-allotment option in the amount of 2,666,667 share ($2,000,000) (the “Over Allotment Option”):

(a)     Each holder of X-Factor Membership Interests received such number of shares of our fully paid and nonassessable Common Stock equal to one multiplied by the Exchange Ratio, defined as 5.286767 shares of our Common Stock for each X-Factor Membership Interest issued and outstanding, rounded to the nearest whole share.

(b)     Each holder of X-Factor Preferred Membership Interests received the Preferred Consideration Amount, defined as 1.190229 shares of our Common Stock for each $1.00 of the purchase price paid by a holder of Preferred Membership Interests in the purchase of such Preferred Membership Interests, rounded to the nearest whole share.

(c)     All shares of Acquisition Corp common stock issued and outstanding immediately prior to the Effective Time were converted into and became one validly issued, fully paid and nonassessable X-Factor Common Membership Interest.

(d)     We assumed the rights and obligations under each outstanding convertible debt security (each, a “Convertible Security”), if any, issued by X-Factor that is convertible into X-Factor Membership Interests.  Each Convertible Security evidences the right to receive, upon conversion, a number of shares of our Common Stock (in either event, rounded to the nearest whole share) equal to the number of X-Factor Membership Interests into which the Convertible Security was convertible immediately prior to the Effective Time multiplied by the Exchange Ratio.  The new conversion price applicable to each such Convertible Security shall be determined by dividing the conversion price immediately prior to the Effective Time by the Exchange Ratio.

(e)    We assumed the rights and obligations under X-Factor’s outstanding warrants (the “Warrants”), if any, to purchase X-Factor Membership Interests. The Warrants were assumed in accordance with their terms and conditions.  Each Warrant evidences the right to purchase a number of shares of our Common Stock (rounded to the nearest whole share) equal to the number of X-Factor Membership Interests into which such Warrant is exercisable immediately prior to the Effective Time multiplied by Exchange Ratio.  The new exercise price of the Warrants shall be determined by dividing the exercise price of the Warrants immediately prior to the Effective Time by the Exchange Ratio.  In addition to the foregoing, the one holder of a warrant to purchase X-Factor Preferred Membership Interests received an additional warrant to purchase, for a period of 10 years from the Effective Time, a number of shares of our Common Stock equal to the aggregate exercise price of such preferred warrant, which is $125,137, multiplied by the Preferred Consideration Amount, provided that such additional warrant shall be for the purchase of no less than the number of shares of our Common Stock equal to 27,500 multiplied by the Exchange Ratio, and the exercise price of such additional warrant shall be the quotient of the exercise price of such preferred warrant, which is $4.33 per X-Factor Preferred Membership Interest, divided by the Exchange Ratio.

(f)     We assumed all of X-Factor’s rights and obligations under the options to purchase X-Factor Membership Interests, pursuant to X-Factor’s 2006 Long-Term Equity Incentive Plan and 2010 Long Term Incentive Plan, that were outstanding immediately prior to the Effective Time and have not prior to the Effective Time been exercised, cancelled or terminated nor expired.

If no additional shares are sold in connection with the Offering, upon the termination of the Offering, the Exchange Ratio shall be adjusted so that the former X-Factor members shall receive on an aggregate basis, an additional 581,803 shares of common stock (currently reserved for issuance to the Placement Agent) allocated among the former X-Factor members on a pro rata basis as determined by the percentage of outstanding membership interests owned by such X-Factor member immediately prior to the Merger.  If the Company sells additional shares of common stock so that the aggregate amount raised in the Offering, including any subsequent closings, is less than $3,000,000, then upon the termination of the Offering, the Exchange Ratio shall be adjusted so that the former X-Factor members shall receive on an aggregate basis, up to an additional 537,408 shares of common stock allocated among the former X-Factor members on a pro rata basis as determined by the percentage of outstanding membership interests owned by such X-Factor members immediately prior to the Merger, and in such case the Placement Agent will receive up to an additional 67,204 shares of common stock. If the Company sells additional shares of common stock so that the aggregate amount raised in the Offering is $3,000,000 or greater up to the Maximum Amount, then upon the termination of the Offering, the Exchange Ratio shall be adjusted so that the former X-Factor members shall receive on an aggregate basis, at most, an additional 180,693 shares of common stock, which number shall be adjusted downward to zero additional shares of common stock if the Maximum Amount is raised, and in such case the Placement agent will receive at least 609,269 shares of common stock, which number shall be adjusted upward to 883,941 shares of common stock if the Maximum Amount is raised in the Offering.  In the case of any such adjustment to the Exchange Ratio, the number of shares underlying options, warrants and convertible securities included within the Merger Consideration, and the exercise or conversion prices thereof, as applicable, shall also be adjusted in accordance with such adjusted Exchange Ratio.

From and after the Effective Time, we became the sole member of X-Factor.  From and after the Effective Time, we increased the size of our Board of Directors to three persons and we elected new officers and directors, as described in Item 2.01 below.

Offering

On May 15, 2012, at the Effective Time and in connection with the Offering, we also issued an aggregate of 1,648,333 shares of our common stock at a price of $0.75 per share, for gross proceeds of $1,236,250 pursuant to the terms and conditions of a Subscription Agreement by and between the Company and 11 accredited investors.  In addition, we issued an aggregate of 970,733 shares of our common stock at a price of $0.75 per share, in exchange for the conversion of $728,049 of X-Factor’s convertible promissory notes.  Please see Item 3.02 of this report for additional information relating to the private offering.

Cancellation Agreement

As an inducement for X-Factor to consummate the transactions contemplated by the Merger Agreement, on May 15, 2012, the Company cancelled 10,000,000 shares of common stock and warrants to purchase up to 5,000,000 shares of common stock owned of record by the Controlling Stockholders immediately prior to the Effective Time.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 below is keyed to the item numbers of Form 10 (General Form For Registration of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934).

Part I.

Item 1. Description of Business.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of shareholders on executive compensation and any golden parachute payments not previously approved.

In addition, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years following our initial public offering, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30. To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

In the discussion below, when we refer to “X-Factor”, the “Company”, “we”, “us” and “our”, we also mean our wholly-owned operating subsidiary, X-Factor Communications, LLC, as may be applicable.

History

Organic Spice Imports, Inc. ("Organic Spice") was incorporated in the State of Delaware on December 31, 2010 and was established as part of the Chapter 11 reorganization of Spicy Gourmet Organics, Inc., a California corporation ("SGO").  SGO was incorporated in the State of California in 2006 and was formed to import specialty organic spices from South Asia and sell them in the United States.  SGO was under capitalized and sales of its spice products were slow to develop.  As a result, SGO lacked sufficient cash flow to meet its current obligations and on October 1, 2010, SGO filed a voluntary petition for bankruptcy under Chapter 11 in the U.S. Bankruptcy Court for the Central District of California.  SGO's Plan of Reorganization (the "Plan") was confirmed by the U.S. Bankruptcy Court for the Central District of California on November 19, 2010.

The Plan provided, among other things, for the incorporation of Organic Spice, the spin off of SGO's importing business to Organic Spice, and the distribution of Organic Spice shares to the bankruptcy creditors.  Organic Spice lacked the resources required to effectively develop an import business and therefore engaged in a search for a strategic business partner or a merger or acquisition partner with the resources to establish a business and provide greater value to its stockholders.

On February 10, 2012, a change in control occurred as a result of the sale by the former majority stockholders of Organic Spice of 11,050,000 shares of common stock to Peter Quigley, Randle Kenilworth and Donald J. Wright.  In connection with the change in control, Organic Spice entered into a  General Assignment and Assumption Agreement dated February 10, 2012 ("Effective Date") pursuant to which it sold, assigned and transferred to Retail Spicy Gourmet, Inc. ("RSG"), a Delaware corporation, all rights and interests it may have to sell spices and related products (the "Business") as set forth in the Plan in exchange for RSG's assumption of any and all liabilities of Organic Spice preceding the Effective Date, including without limitation, Organic Spice's obligation under the Plan to distribute 25% of its gross profits derived from all sales of spices and related products to certain creditors as set forth in the Plan.

On May 15, 2012, Organic Spice completed a reverse merger transaction (as described in Item 1.01, herein), pursuant to which it (i) became the parent of X-Factor by virtue of its acquisition of all of the X-Factor membership units; (ii) assumed the operations of X-Factor; and (iii) changed its name from “Organic Spice Imports, Inc.” to “X-Factor Communications Holdings, Inc.”

Overview of X-Factor Business

X-Factor is a New York limited liability company originally formed on May 31, 2005.  X-Factor is a provider of interactive digital media network software and services.  The X-Factor Digital Media Network Platform (the “X-Factor Platform”), our cloud-based digital signage, Web and mobile solution, is delivered as a software-as-a-service ("SaaS") and under software license model.  The X-Factor Platform enables our customers to build simple yet scalable marketing, advertising and corporate digital media networks.

The X-Factor Platform empowers customers with a set of comprehensive digital media tools to integrate digital signs, premium content, social networks and mobile applications with live video broadcasts, advertising sales, and marketing programs addressing the rapidly expanding digital media needs of our brand, corporate, public venue, education and government sector customers.

Our clients use the X-Factor Platform services for end-consumer and audience focused live and on-demand digital media programs, as well as internal corporate communications.  We have aligned our products and services to the needs and requirements of our three key major customer segments - brands, corporations and public venues.  These customer segments use the X-Factor Platform and associated services to create, manage and deliver comprehensive digital media programs using interactive digital signage, mobile and Web services and applications.  These integrated digital media network platform services and applications are optimized for the following specific audience environments:

●
Public Places.  These include stadiums, arenas, convention centers, hotels, college campuses, restaurants and outdoor advertising billboard locations.  The X-Factor Platform provides an interactive digital signage solution that is used for awareness and advertising campaigns, way finding, emergency messaging, commerce, and as “a call to action” driving targeted engagements via personal devices.  The X-Factor Platform’s mobile and Web solutions are used for these targeted personal engagements both in and outside of the public venue.

●
Personal Devices. By leveraging the worldwide adoption of personal mobile devices such as mobile phones, tablets and laptops, driven by social media and Web applications for consumers and corporate users, the X-Factor Platform allows its customers to easily create, manage and deploy targeted digital media programming and applications to enhance audience participation anywhere, driving brand engagement, marketing, advertising and employee communications.

●
Workplace. Our corporate clients use the X-Factor Platform in the corporate setting on equipment such as desktops and mobile devices and in conference rooms, common areas, cafeterias and elevators throughout the enterprise for communications, human resources, training, emergency messaging and security with extensions into the personal environment using Web and mobile applications.

Our Services and Products

The X-Factor Digital Media Network Platform and Component Solutions

Unique to X-Factor, users of the X-Factor Platform are provided with advanced digital media services and an advertising focused e-commerce system that supports public and private advertising sales, campaign creation, order fulfillment and billing that is integrated with content creation, content management and delivery.  The X-Factor Platform components that can be sold individually or as a comprehensive turnkey solution are as follows:

●
dscp:// - Digital Signage Control Portal.  This is our innovative, patent pending, anchor product. dscp:// is a digital signage software application that allows users to deploy and manage digital signage services quickly and easily.

●
DMAX (Digital Media Advertising Exchange) & Storefront Advertising Portals.  These are our integrated and branded e-commerce portals that support public (DMAX) and private (Storefront) advertising sales, campaign creation, order fulfillment and billing.  Through our ongoing integration of dscp://, we believe we are the only vendor in the marketplace that provides advertising sales support with content creation, management and delivery.

●
dmcp:// - Digital Media Control Portal & Webcasting.  This is our globally available, live and on-demand multimedia distribution product that delivers rich media content, desktop signage and emergency messaging to mobile and Web devices.

●	Media Service Bureau & Creative Services. This is our full suite of professional grade digital media services including digital media application development, content creation and management services.

Over the past three and a half years we have conceptualized, developed and sold our patent-pending signage software to several customers directly and through resellers, including the U.S. Postal Service, the Phoenix Convention Center and the New York Jets.  We created the initial Digital Signage Control Portal (dscp://) software to complement the product offered by Cisco Systems, Inc.

We believe that our Web 2.0 based software application is unique in the industry specifically because it addresses the “ease of use” needs for content creation, updates, and content workflow by non-technical digital signage system operators as well as the scalability issues that have prevented effective large scale digital signage deployments.  Early in the product development cycle, we realized that the target user of the software would not be a corporate information technology organization so we focused on creating a software application which could be mastered by a non-technical user.  With a Web browser based and highly graphical user interface, dscp:// is designed to be intuitive and flexible.  We trademarked the term “Simple Signage” and this continues to be the goal throughout the evolution of this product line.

Currently dscp:// is available through a traditional licensing agreement or through our scalable, high availability software as a service (SaaS) hosting infrastructure for those organizations that prefer an outsourced service model that minimizes initial capital expenditures.

The dscp:// product addresses three large and growing market segments:

●	Software as a service (SaaS) opportunity with Cisco Systems, Inc.'s global resellers and other strategic digital media hardware companies;
●	“Stand-alone” turnkey enterprise and small to medium sized business (SMB) market; and
●	a digital signage advertising exchange that builds on the dscp:// platform to facilitate the sale and purchase of advertising on digital media networks.

These market opportunities and the dscp:// software are supported further by X-Factor’s cost-effective creative services department for those firms that need assistance with their initial and ongoing digital signage content needs.

Key dscp:// Software Differentiators.  Our scalable, open digital signage control platform (dscp://) was designed to be integrated with our advertising sales portals, DMAX and dscp://Storefront.

●
Scalability.  Our dscp:// platform is field tested on large networks including over 550 active locations currently deployed in the United States Postal Service (USPS) network.  This is a large content contributor digital signage network with over 100 content publishers contributing content to the network.

●
Open Platform Approach.  Unlike most digital signage platforms, dscp:// is not bundled with a proprietary media player.  Using a Web 2.0 based approach, dscp:// interoperates with any device capable of supporting a Web browser which includes small form factor PCs and set top box style media players.  We are currently exploring the manufacturing of a low cost player that will accelerate large client opportunities.

●
Ease of Use.  From X-Factor's inception, we designed dscp:// with the end user in mind.  The product is graphics based and requires no programming expertise.  If end users can use MS PowerPoint, they can use dscp://.

●
Programming Control. X-Factor incorporated user roles and permissions based architecture in the design of dscp://.  This allows an administrator the option to keep either centralized or distributed control over who can create and distribute content over the network.

●
Syndication Hierarchy.  To manage content distribution over large networks, we incorporated the concept of hierarchical control.  This allows users to precisely direct content to specific locations (national, regional, local, single location) and assign prioritization of content.

●	Play Live. We have given dscp:// users the unique ability to easily take a live video feed and broadcast an event over their digital signage network as well as to Web and mobile devices.

●	Advertising Sales Portal Support. We have designed our dscp:// software to be complementary with DMAX and dscp://Storefront advertising platforms.

●	Mobile and Web Support. Our dscp:// and dscp://storefront products support a full array of interactive mobile and Web advertising, marketing and distribution functions.

DMAX and Storefront Advertising Sales Portals

We have developed two adjunct advertising sales portal applications, dscp://Storefront and the Digital Media Advertising Exchange (DMAX).  We believe that both software products are capable of accelerating the return on investment ("ROI") for digital signage and other media network owners such as mobile and Web operators.  These platforms enable advertisers and media buyers to electronically purchase advertising time from digital signage network owners, such as retail chains, stadiums or convention centers.  DMAX supports multiple public network owners while dscp://Storefront is a customer branded sales portal that supports a private single digital signage network owner.

During the 2010 and 2011 professional baseball seasons, we collaborated with Cisco Systems, Inc. to successfully deploy a customized version of its dscp://Storefront advertising sales portal at the Kansas City Royals Kaufman Stadium.  Following this deployment, we are now focused on delivering the dscp://Storefront advertising sales portal to a variety of customer networks.

Web & Mobile

dmcp:// digital media control portal.  Leveraging our digital signage products and services, we have developed the first release of the dmcp://digital media control portal.  dmcp:// is a digital media publishing and distribution application service for content publishers, brands and corporate users supporting desktop signage, emergency messaging, live, on-demand and programmed content channels in a single Web portal application for Web and mobile devices.

dmcp:// digital media control portal -  Highlights

●	Player: Easily design and deploy custom branded media players and screen savers

●	Video support: Live, on-demand and programmed channels

●	Content Management and Creation: Easily manage and create video, graphics and text content. The built-in review feature allows you to manage, approve and monitor all published content

●	Viral Distribution: Enable sharing and distribution with the top social networks, twitter, blogs

●	Advertising: Full advertising management functions including the creation of advertising offers, buying portal, campaign fulfillment and billing/reporting functions

●	E-Commerce: Support for donations, pay per view, Web storefronts/merchandise sales, and subscription models

●	Access control: Password-protected Web Access/User Registration

●	Content Syndication: Provides multiple levels of content distribution with partner Websites

●	Scheduling: Schedule content to display at a certain time and date and also schedule recurring events.

●	Web Linkage: Link to any Website or mobile content

●	Multi-Channel and Device Distribution: Distribute to Web and mobile devices

●	Live Events: Supports live events through video broadcast, real-time chat and Q&A

●
Interactive Digital Signage:  Using the X-Factor Platform and our mobile synchronization capabilities, marketing and promotion campaigns can be easily deployed to engage audiences through unique in-venue interactivity via mobile IVR, text and QR code integrated marketing solutions.  Our customers use our digital signage solution as the call to action mechanism driving in-venue behavior as well as enabling an ongoing engagement with the audience.

Webcasting

A globally available, live and on-demand multimedia distribution service that delivers rich media content cost-effectively, supporting corporate communications, events, marketing, e-commerce and information distribution.  Clients use our Webcasting services in many ways, including product announcements, press releases, multimedia-enabled reports, interactive town halls utilizing Q&A and polling features, employee communications, and sales and marketing meetings.

By using the X-Factor Platform, streaming rich media technology, IP (Internet Protocol) over the Internet or corporate Intranets to broadcast  live or on-demand audio or video, we can create compelling rich media environments for use by our clients.  Coupled with our content development and Digital Asset Management (DAM) services, clients not only have cost-effective access to state of the art technology, but can use this technology more effectively by developing and using compelling content as part of their Webcasting initiatives.

While most Webcasting providers focus on external events (over the public Internet), we also provide Webcasting solutions for enterprise Webcasting (behind a company’s firewall).   We believe we can successfully infiltrate the marketplace by operating as a full-service provider and offering consulting services to clients looking to develop their own in-house Webcast solutions.

Many Fortune 1000 companies use live and on-demand streaming technology.  Companies that recognize the value and efficiencies of these forms of communications are demanding richer and timelier interactive content.  Media applications must assist with many tasks, including broadcasting video, streaming to mobile devices, synchronizing slides and graphics, and providing audience notification, Q&A and feedback mechanisms, searchable archives, and robust usage reports and viewer statistics.

Our targeted markets include:

●	corporate communications, including town hall meetings, human resources updates, sales training, internal executive communications and external corporate meetings;

●	venues such as live events;

●	government uses, such as public hearings, local, state and national branches of government;

●	public relations applications, such as product launches, press events and special events; and

●	financial sector applications, such as stockholder meetings and quarterly earnings updates.

Industry and Market Overview

Market Opportunity

As a result of our early success in providing high quality global Webcasting, fully interactive live events and related services (including digital asset management, content development, and design/consulting), we have been called upon by our clients and resellers to provide a growing array of multimedia communication services.

Chief among these is digital signage, which has become our product development focus.  We believe that digital signage, and the related sector of mobile advertising, provides large, lucrative and growing market opportunities.  We are responding to the needs of these growing markets with innovative applications, software and technology through the X-Factor Digital Media Network Platform.

The three areas that we believe we are poised to exploit are Digital Out-of-Home Advertising (DOOH), Digital Signage Software and Mobile Advertising.

DOOH

Digital Out-of-Home Advertising refers to media distributed across placed-based networks in public venues such as cafes, bars, restaurants, health clubs, colleges, arenas, gas stations and other public spaces.  DOOH networks typically feature screens, kiosks, jukeboxes and/or jumbotrons.  DOOH media benefits location owners and advertisers alike in being able to engage customers and/or audiences and extend the reach and effectiveness of marketing messages.  The entire Digital Out-of-Home Advertising sector is currently estimated to generate approximately $1 billion in business each year.  As more ad networks look to leverage digital solutions, the total amount spent on DOOH is expected to increase.  We believe we are well-positioned as a pioneer in DOOH content management and advertising solutions.  It is our goal to capture a substantial portion of this market through large resellers and strategic relationships.

Digital Signage Software

An increasing number of companies are using digital signage networks to communicate with their employees and customers.  As a result, a solution that meets the needs of each vertical sector of a company along with those of various segments within an industry is extremely desirable.  We believe that our products and services are capable of meeting that need.  With paper and print giving way to digital menu displays, we intend to capitalize on tapping the increasing display budgets by providing strategic consulting, software implementation, digital continuing education and training, marketing assistance and advertising revenue from a single digital platform.  It has been estimated by Global Industry Analysts Inc. that the market for digital signage will reach approximately $13.8 billion by 2017.

Mobile Advertising

We participate in the mobile advertising industry, which is crowded and fractured, by enabling efficient digital media advertising solutions that empower consumers with Digital Out of Home and Mobile synchronization.  Progressive brands are increasingly looking to create campaigns using the three screens (signage, Web and mobile).  Our experience in the Digital Out of Home sector has established X-Factor as a viable integrator and platform to service these brands.

DOOH and Digital Signage Industry Research

●
 A new market research report from Global Industry Analysts Inc. states “With several advantages like higher viewer recall and retention of digitally displayed messages stacked in its favor, digital signage systems are forecast to witness sturdy gains in the upcoming years, reaching $13.8 billion by 2017.”

●
 According to a survey conducted by DigitalSignageToday.com, survey respondents revealed that the primary reason they invest in digital signage is “customer experience”, “branding” was second and “ad revenue” was third.  We understand that it is not enough for companies to merely sell products and services but they must engage their customers on both intellectual and emotional levels.  Digital signage can accomplish both goals.

●
 The Digital Place-based Advertising Association (DPAA) states that advertising revenue in the digital place-based sector is estimated to be in excess of $1 billion today.  “This industry is coming together and increasingly advertisers are embracing the ability to engage consumers on the go, where they work, shop, dine, travel and play, closer to the point of purchase than the sofa in their living rooms,” said Mike DiFranza, DPAA chairman.  He further states, “This sector enables advertisers to replace TV impressions lost to DVRs as well as engage light TV viewers with content relevant to their activities outside the home.”

●	Arbitron Inc. measures the Digital Signage sector annually with its Digital Place-based Video Study. According to its 2010 study:

●
Reach:  The availability of digital place-based video has reached a critical mass.  Seventy percent of U.S. residents aged 12 or older have seen a digital video display in a public venue in the past month; 52 percent recall seeing one in the past week.

●	Comparison to other media. Digital video in public venues reaches more Americans each month (70 percent) than video over the Internet (43 percent) or Facebook (41 percent).

●
 Top venues for overall viewers.  The top five places to reach consumers with digital video are grocery stores (28 percent of the U.S. population aged 12 or older), shopping malls (27 percent), large retail or department stores (20 percent), medical offices (20 percent) and movie theaters (19 percent).

●	Advertising engagement. Viewers are engaged with the content; nearly half (47 percent) of those who have seen a digital place-based video in the past month specifically recall seeing an ad.

Effect on purchase patterns. Nearly one in five (19 percent) of those who have seen a digital video ad say they have made an unplanned purchase after seeing an item featured on the screen.

Mobile Advertising Industry Research

●
Millennial Media’s Q1 2011 network data also indicates there are more than 13 million mobile users accessing retail content on their mobile device each month, with 2.2 million accessing this content almost every day.  It has become imperative for retail brands to commit to a mobile strategy to connect with these consumers where they are currently researching, comparing, and purchasing products.

●
A market research report conducted by the mobile advertising technology company Smaato states, “The US is the second largest market globally in terms of mobile advertising spending behind Japan.  It will close the gap next year with a forecast of $1.24 billion and will grow up to $5 billion in 2015.”

●	According to Juniper Research, worldwide mobile ad spending is forecasted to grow from $3.1 billion in 2010 to $11 billion in 2015 (Juniper Research, Dec 2010) – a 2.5X increase.

●
Data from eMarketer estimates that nearly 20 million US adults will redeem a mobile coupon this year, including coupons or codes received via SMS, applications and mobile Web browsers; quick response codes for redemption online or offline; and group buying coupons purchased via mobile.  By 2013, the number using such coupons is expected to nearly double, and 16.5% of all U.S. adult mobile phone users are expected to redeem a coupon that year.

Sales & Marketing

We sell our integrated digital media network platform to end users and customers through a direct sales force as well as through a growing network of partner resellers.  Thus far, we have implemented the portion of our business plan that included developing an initial release of our digital media network platform, acquiring large customers, reseller channel relationships and building brand awareness within our targeted markets.  In order to increase our market share of the digital media industry we intend to:

●	increase our sales opportunities through the hiring of addition sales personnel;

●	pursue additional channel reseller relationships and enhance our existing relationships with Cisco Systems, Inc., LGE, iBAHN and others;

●	cultivate and grow our direct brand and advertising offerings in the signage, mobile and social media areas; and

●	increase our technological differentiation through the addition of development resources.

We are actively cultivating and pursuing customers in the following areas to gain market share and drive revenue growth:

Advertising.  Our unique combination of simple to use digital signage solutions tied to our dscp://Storefront and DMAX advertising management systems allows digital signage network operators to display and sell their advertising inventory and buyers to order and execute digital signage, mobile and Web advertising buys.  This enables our customers to benefit from the ROI produced by easily allowing them to monetize their investment in digital signage and digital media through advertising revenues.  We believe that we have a growing advertising driven opportunity and sales funnel with many potential clients in the retail, hospitality, stadium and convention center markets.

Retail.  We provide retailers with a turnkey digital media solution incorporating digital signage, mobile and Web components.  Currently, several large retailers are evaluating this integrated digital media network solution for deployment.

Hotels, Arenas, Stadiums and Convention Centers.  Building on our success at the Kansas City Royals’ stadium along with our newly formalized contractual reseller relationship with iBAHN for Webcasting services and their current customer base of hotels, and convention centers. We are focused on growing this market through relationships with established service providers, management companies and owners of these facilities.

Expansion of Strategic Reseller Network.  We are seeking to establish additional relationships with other hardware and software providers that benefit from our software offerings, driving sales of their products as well as our software and SaaS services (e.g. Dell, HP, IBM, Sony, Samsung, Panasonic, Sharp, LG and Advantek).

Marketing Strategy

Our sales and marketing strategy involves two focus areas:  (1) forming strategic partner programs with companies who we expect to resell our products, services and technology to their end clients and (2) marketing directly to end clients, utilizing our reseller network for implementation when possible.

We plan to focus our marketing and sales efforts on our three primary target customer types in each line of business as follows.

•	Public Venue. This includes retail, healthcare institutions, convention centers, sporting arenas, hotels and education venues.

•	Corporate & Enterprise. Investor relations, public relations, advertising agencies, and healthcare businesses.

•	Brands. Advertising and marketing programs for brands of all sizes.

We expect implementation and execution of our sales and marketing strategy will include the following.

Direct Sales Staff.  We plan to staff our sales and marketing organization with professionals who have proven track records in selling digital media solutions to one or more of our three primary customer types (Public Venues, Corporate and Brands).

Product Managers.  We plan to make product managers responsible for the growth and development of our products and function as subject matter experts.  These experts will also function as a sales overlay to provide expert sales support to the sales team. As we gain market share in each category of business, we expect that our sales and product management team will evolve into areas of specialization where there will be a sales specialist within each product category.

Channel Managers.  We plan to make channel managers responsible for the support and performance of their assigned channel resellers.  We expect that our marketing staff will work with these channel managers to develop and implement channel partner programs for strategic partner resellers in the digital media sector.  We expect that each program will equip our resellers with:

●	access to a channel program manager who oversees the overall relationship;
●	industry-specific promotional materials;
●	on-demand promo Webcasts launched from our resellers’ Websites;
●	educational Webinars to their clients and “training” days; and
●	access to product experts supporting the channel sales process.

We expect to develop a specialized digital media network platform channel program for each of our primary customer types (Public Venues, Corporate and Brands).  We expect these programs will equip our contracted channel resellers with:

●	promotional material, pricing information, PowerPoint presentations;

●	training on dscp:// software, features, functions and benefits;
●	training on how best to perform sales presentations and software demonstrations; and
●	an X-Factor on-line reseller portal.

Webcasting Training and Education Program.  We understand the importance of using our own Webcasting and Digital Media Network Platform as a powerful tool to market our services by delivering video training, marketing and educational Webcasts to all of our contracted resellers and prospects across all business lines.

We expect that our customers and prospects will participate in on-demand Webcast training sessions to educate them on how our products and services operate and the benefits they provide.  We expect that specific Webcasts will be conducted for our strategic contracted resellers to train them on reselling our services.

We plan to make all of our on-demand Webcasts equipped with on-line registration in order to gather key information from the invitee that we can use to build a sales lead and management database.

Database Marketing & Lead Generation.  We plan to store the leads generated across our platforms and through the on-line registration feature of our Webcasts in our internal sales database.  We plan to use this internal sales database for direct phone campaigns and email and direct mail campaigns.  In addition, we plan to equip our Website with an industry specific Special Reports or White Papers tab which customers will need to opt into in order to receive.  Once a person’s name, company name and email address are captured, we plan to enter that data into our database and turn it over to a member of our sales team for follow-up.

Advertising and Promotional Vehicles.  On our own and in conjunction with our large channel relationships, we plan to aggressively cultivate our search engine advertising through search engine optimization and advertising in industry specific print publications.  We believe additional promotional vehicles that will create brand awareness and drive sales will include:

●	advertising in targeted print online publications;
●	exhibiting at trade shows;
●	developing collateral materials, brochures and direct mail pieces;
●	networking through professional associations;
●	sponsoring industry-specific events; and
●	social media such as Facebook, LinkedIn, Twitter and YouTube.

Differentiation.  A key tenet of our marketing plan is the promotion of our differentiation in the marketplace.  We believe that our Digital Media Network Platform is unique to the marketplace in that it ties together digital signage with Web and mobile solutions that are cloud-based, providing customers with the ability to implement scalable marketing, branding and advertising initiatives all from one provider.  In addition, we believe we are the only digital signage solution provider that provides consolidated content delivery and advertising monetization in one easy-to-use platform.  The X-Factor platform empowers customers with a set of comprehensive digital media tools to integrate digital signs, premium content, social networks and mobile applications with live video broadcasts, advertising and marketing programs.

Key Differentiating Marketplace Factors

Prominent Customer Base and Channel Partners.  Our clients include a notable list of public and private sector enterprise and government organizations who we believe recognize the value of our product offerings.

Ease of use.  Our products and solutions enable creators of digital media to easily create, manage and distribute content.  Our trademark “Simple Signage” highlights this concept.

ROI.  Our advertising driven DOOH platform enables users to monetize their investment.

Multiple Media Channels.  Our products and solutions provide corporate communications and advertising related Digital Out-of-Home, Mobile and Web based solutions.

Large and Growing Market Opportunity.  The corporate and advertising marketplace is growing rapidly.

Attractive Business Model.  Our solutions are sold as a software sale or a hosted SaaS offering, providing a flexible and affordable business model.

Experienced Management:  Our senior management team consists of repeat entrepreneurs with startup and Fortune 100 experience.

Our Digital Media Network Platform

Digital Signage Control Portal (dscp://) Software.  This proprietary and unique software that we developed is patent-pending under the trademark “Simple Signage”.  We developed dscp:// as the result of studying the market and responding to the needs of customers for the simplest means possible to update and manage content over their digital signage networks.

Because dscp:// is a Web 2.0 application, the programming code is extremely efficient and progressive, providing an advantage over older technology platforms.  In comparison to older technology platforms, dscp:// is more easily customizable and the overall architecture is less expensive to deploy, giving us considerable pricing and speed to market advantages.  We also provide customers with the choice of obtaining the dscp:// product through a software license or as a software as a service (SaaS) offering.

Strategic Partners and Business Relationships

Our primary business development efforts are focused on exploiting the broad reach of our strategic partners and business relationships.  We have established key strategic global business relationships with Cisco Systems, Inc., iBAHN, LGE, NEC and Verizon Business which we believe position X-Factor for rapid sales growth.  We continue to make an increasing number of customer presentations and proposals for digital media and signage services as our opportunities for strategic alignments with large industry participants grow. Our business relationships with Cisco Systems, Inc. and our other strategic partners continue to provide sales leads and opportunities that we are seeking to exploit together with our strategic partners.

Cisco Systems, Inc. ("Cisco").  We have earned the designation Cisco Digital Media System (DMS) Ecosystem Partner.  We believe this designation coupled with joint Cisco and X-Factor customer deployments may result in the promotion of X-Factor’s business through Cisco's marketing and sales channels.  These channels consist of over 30,000 Cisco resellers that are focused on providing Cisco products and DMS solutions to its clients.  X-Factor's software products and support services assist Cisco in generating sales for its products and services.   In addition, Cisco has offered to refer some of its DOOH advertising opportunities to X-Factor’s Digital Media Advertising Exchange DMAX software platform.

LG Electronics, Inc. ("LGE").  LGE and X-Factor are exploring ways to leverage X-Factor’s solutions for its worldwide digital signage solution integration suite for resellers and possible co-marketing.

NEC Corporation ("NEC").  NEC, is one of the largest resellers of Cisco products globally. X-Factor has had a reseller contract in place with NEC since 2009. NEC facilitated the development of our partnership with Cisco through its involvement in the United States Postal Service project.  In that instance, NEC provided displays and system integration services alongside Cisco’s media players with our software, providing the customer interface and ongoing content creation, distribution and management.

Verizon. Given Verizon’s broad relationships with its enterprise customers and its attention to their communications needs, Verizon also acts as a systems integrator for digital signage network deployments.  We believe that our joint servicing of the United States Postal Service (USPS) with Verizon for over three years demonstrates our successful business relationship with Verizon. Verizon is our prime systems and network integrator and contractor. Cisco, NEC and X-Factor are all subcontractors to Verizon on the USPS digital signage deployment. We expect to continue to expand our relationship with Verizon in 2012.

iBAHN.  We signed an agreement to provide Webcasting services to iBAHN and its 70 Platinum hotel customers.  These high-end hotels will be offering the Webcasting services to their corporate and conference clients.  iBAHN provides digital information, entertainment and Internet solutions to the hospitality and meeting industries.  Annually, more than 21 million travelers and meeting attendees at over 3,000 hotels, conference centers and meeting spaces in 41 countries worldwide use iBAHN services.  In addition, over 40% of the Fortune 100 use iBAHN’s services.

We plan to continue to leverage these and other developing relationships and we expect these relationships will enable us to broaden our access to potential customers and accelerate our growth.

X-Factor Intellectual Property

Trademarks

We have two trademarks registered with the United States Patent and Trademark Office, namely dscp:// and Simple Signage.

Patents

We have filed one patent application with the United States Patent and Trademark Office for our Dynamic Digital Signage, Customer Content Control Portal and Management System, which provides access to software applications and Websites for others hosted on computer servers accessible through a global computer network; editing, modification and customization of software applications accessible via a global computer network (Application #12/326,034).

Competition

We compete in several large and diverse markets.  Due to the varied nature of the products that comprise our Digital Media Network Platform, we compete across a number of markets spanning advertising supported digital signage, mobile and Web marketing, and corporate communications.  We believe that our software is competitive in a wide array of areas including hardware feature integration, usability, architecture, and pricing.

Digital Signage Architecture

We believe our use of Web 2.0 methodologies, combined with state-of-the-art coding and application frameworks, provides a solid and efficient foundation for the incremental development of client-requested features.  We compete with digital signage software providers such as Broadsign, Cisco, Harris, Scala, and Symon, which have substantially greater name recognition and financial and other resources then we have.  However, we believe that our easy to use powerful and flexible platform competes favorably with the products provided by these vendors.  Our dscp:// product line has an "open architecture" with respect to hardware and can be deployed using off-the-shelf hardware solutions with Microsoft Windows-based or Linux-based operating systems, providing greater deployment possibilities and significant price advantages as compared to competitive company product offerings.

Usability

Usability is the foundation of our current and future product and solution offerings.  Larger competitors such as Scala and Harris have been focused on the development of hardware that can be mired in complex functions and may require heavy reliance on IT support.  We believe, however, that creators and managers want a simple, powerful content management system.  Therefore, we are focused on developing the software for a broad spectrum of users.  Furthermore, we provide a wide range of digital signage services from consulting to software implementation to training and content creation, uniquely positioning us to respond to many diverse proposals or leads.  From simple corporate communications to complex system wayfinding integration, we believe we provide a solution that will not intimidate new users and will accommodate the power user.

Pricing

We believe that many of our competitors have in place rigid pricing and fee structures, creating a high barrier for potential customers.  We believe our product pricing plans that are in place greatly benefit the customer while maintaining scale and profitability.  We are extremely flexible in building the pricing structures to accommodate the needs of a wide array of customers.  Whether fulfilling a SaaS or license model software deployment, providing professional services or incorporating third party vendors, competitive pricing flexibility drives a large amount of digital signage opportunities.  SMB and enterprise customers can select from the features and pricing that meet their needs.

Advertising Sales Platform

We believe that the development of our Digital Media Ad Sales Platform, which was done in tandem with actual users, answers the diverse needs of the advertising community and we believe this positions our product and solution offerings for rapid growth in the marketplace.  We believe that our DMAX and Storefront application platforms are competitive in many areas, but most importantly in flexibility, workflow, pricing and scalability.

Flexibility

Our platform achieves a balance of addressing the needs of multiple market verticals, as well as sophisticated and hyper-local advertisers, while our competitors have focused on the larger Digital Out of Home Market.  As a result, larger networks may be burdened by increasing overhead and the struggle to reach critical mass.  By providing an agnostic platform that supports specific customer and re-seller needs, we believe that our products will provide an attractive alternative to hardware resellers, brands and venues.

Work-Flow

Negotiating the advertising sales world can be daunting for a new digital signage network with no requisite experience in selling media.  The DMAX and dscp://Storefront platforms have a sophisticated workflow that is hidden in an easy to use interface.  The workflow engine supports the creation of sales opportunities, advertising offers, the synchronization of creative media, and the fulfillment of offers.  A process to negotiate, review and approve creative, bill, remit, and make good, are all powerfully packaged in an engaging user interface.

Scalability

The DMAX platform is built around digital media and is built to scale in multiple areas of digital and non-digital media assets.  As such, digital signage, placed based banners and signs, mobile and Web advertising sales and integration, through in-house or third party vendors, is a cornerstone of our system architecture and development road map.

Employees

As a result of the Merger we have 9 employees, 6 of which are full time, 1 part-time and 2 consultants.

Item 1A. Risk Factors.

As a smaller reporting company we are not required to provide this information.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our audited balance sheets as of December 31, 2011 and 2010 and the related statements of operations and members’ deficit and cash flows for the years ended December 31, 2011 and 2010 and the notes attached thereto and the unaudited balance sheet as of March 31, 2012 and the related unaudited statements of operations and members’ deficit and cash flows for the three months ended March 31, 2012 and 2011 and the notes attached thereto. Such financial statements exclude the effects of the Merger and the related reorganization. This interim financial information reflects, in the opinion of management, all adjustments necessary (consisting only of normal recurring adjustments and changes in estimates, where appropriate) to present fairly the results for the interim periods. The results of operations and cash flows for such interim periods are not necessarily indicative of the results for the full year.

All statements contained herein that are not historical facts, including, but not limited to, statements regarding anticipated future capital requirements, our future development plans, our ability to obtain debt, equity or other financing, and our ability to generate cash from operations, are based on current expectations. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.  The Company operates in one segment and therefore segment information is not presented.

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause our actual results in future periods to differ materially from such statements. These factors, risks and uncertainties are discussed below and include market acceptance and availability of digital media communication services, rapid technological change affecting demand for our services, competition from other digital media communication service providers, deteriorating economic conditions, the availability of sufficient financial resources to enable us to pay our existing obligations and expand our operations, lack of clearly established set of internal controls, being an early stage software development company as well as other risks and uncertainties that may be detailed from time to time in our filings with the Securities and Exchange Commission.

Overview

The Company, through its wholly-owned subsidiary X-Factor Communications, LLC, a New York limited liability company, located in South Hackensack, New Jersey, provides interactive digital media network software and services. The X-Factor Digital Media Network Platform, our cloud-based digital signage, web and mobile solution, is delivered as a software-as-a-service and under a software license model, enabling our customers to build simple yet scalable advertising and corporate digital media networks. The Company’s webcasting solution, a live and on-demand multimedia distribution product delivers rich media content, desktop signage and emergency messaging to mobile and Web devices. The Company’s solutions address the rapidly expanding digital media needs of its corporate, public venue, education and government sector customers.  The Company sells its software and services throughout the United States.  The Company has limited its staffing and marketing efforts, expenditures and expenses to date.  Over the past 2 years the Company has benefited from limited direct sales efforts and sales referrals from Cisco and some of the larger integrators/reseller sales channels in the marketplace.  The Company believes it is now positioned to implement an aggressive marketing campaign to increase the sales volume through these sales channels. In addition, the Company has introduced stand-alone solutions to the marketplace that it plans to market along with its partner oriented product portfolio.

Liquidity and Capital Resources

At December 31, 2011 the Company had a members' deficit of $1,294,187, a working capital deficiency of $441,953 and incurred a net loss of $1,502,638 for the year then ended.  In addition, there was a decrease in revenue of $929,797 in 2011 when compared to 2010 levels.

At March 31, 2012 the Company had a members' deficit of $2,444,615, a working capital deficiency of $1,125,381 and incurred a net loss of $1,191,043 for the three months then ended.  In addition, there was a decrease in revenue of $18,002 during the three months ended March 31, 2012 when compared to the same period in 2011.  There can be no assurance that: (1) existing stockholders of the Company will continue to support the operational and financial requirements of the Company, (2) that the Company will be able to raise sufficient equity  or (3) that the Company will continue to be able to comply with existing covenants with creditors in future periods. While X-Factor has been successful in raising funds through loans and sales of membership units prior to the Merger, and the Company has been successful in raising funds through the sale of common stock pursuant to the Offering concurrent with the Merger, the Company does not currently have any sources of committed funding available.  During 2012 and 2011, the Company received an aggregate $75,000 (net) and $850,000, respectively, in cash proceeds from the sale of promissory notes. In addition, on May 15, 2012, X-Factor closed the Merger, pursuant to which it became the wholly owned subsidiary of the registrant. Upon the closing of the Merger, the registrant raised cash proceeds of $1,236,250. As the Company does not have any committed sources of financing, these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to the carrying value of assets and liabilities that might result from the outcome of these uncertainties.

The Company’s currently available and contractually committed capital resources are sufficient to fund planned operations for approximately five (5) months following the closing of the Reverse Merger.  In order to fund planned operations for 12 months following the closing of the Reverse Merger, we believe we will need additional capital resources of at least approximately $800,000, which we may obtain through future sales of our securities or through generation of revenue.  However, there are no assurances that the Company will be able to raise additional capital as may be needed, or increase revenue levels and profitability.  Further, if the current economic climate negatively impacts the Company, as it may, and the Company is unable to raise additional capital on acceptable terms it could have a material adverse effect on the Company's financial condition and future operations.
Critical Accounting Policies

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are uncollateralized, non interest bearing, customer obligations due under normal trade terms and are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of the Company's accounts receivable may, at times, be reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances periodically and based on an assessment of the current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are recorded at cost. Depreciation on equipment is recorded over the estimated useful lives of the assets (five years) using the straight-line method. Leasehold improvements are depreciated using the straight-line method over the shorter of the estimated useful life of the asset (seven years) or the expected term of the occupancy. Included in equipment are fixed assets subject to capital leases which are depreciated over the life of the respective asset.  Maintenance and repair costs are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss will be reported in results of operations.

Long-Lived Assets

The Company periodically evaluates the net realizable value of long-lived assets, principally equipment and leasehold improvements, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. Impairment in the carrying value of an asset is recognized whenever anticipated future undiscounted cash flows from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value. There were no impairment losses recognized in the years ended December 31, 2011 and 2010 or in the three month periods ended March 31, 2012 and 2011.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. The Company has certain arrangements where it is obligated to deliver multiple products and/or services (multiple elements). In these arrangements, the Company allocates the total revenue among the elements based on the sales price of each element when sold separately using vendor-specific objective evidence. Revenue from multi-year licensing arrangements are accounted for as subscriptions, with billings recorded as unearned revenue and recognized as revenue ratably over the billing coverage period. Unearned revenue also consists of future maintenance and upgrade services that will be provided by the Company in future periods under terms of a non-refundable service contract.

Derivative Financial Instruments

The Company's objectives in using debt-related derivative financial instruments are to obtain the lowest cash cost source of funds.  Derivatives are recognized in the balance sheet at fair value based on the criteria specified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC") Topic 815, "Derivatives and Hedging." Under ASC Topic 815, the estimated fair value of the derivative liabilities is revalued at each balance sheet date with the changes in value, if any, recorded in the interest and other expense section of the accompanying Statements of Operations and Members' Deficit.

Equity-Based Compensation

Equity-based awards for membership common units have been appropriately accounted for as required by ASC Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”). Under ASC Topic 718, equity-based awards are valued at fair value on the date of grant and that fair value is recognized over the requisite service period. The Company values its equity-based awards using the Black-Scholes option valuation model. The fair value of the units used in these valuation models is based on the most recent sale of a membership common unit of the Company.

Prior to the Merger, X-Factor periodically granted options for membership common units to employees and consultants in accordance with the provisions of X-Factor’s stock option plans, with the exercise price of the options established at the price of a recent sale of a membership common unit of X-Factor.

The fair value of warrants for membership common units issued to consultants or employees are recognized over the requisite service period with a corresponding decrease to members' deficit. Warrants issued to consultants are valued at the fair value of the common membership units related to the warrants. Warrants for membership common units issued to equity investors have no effect on members' deficit; that is, the fair value of the warrants granted to investors and charged to members' deficit are entirely offset by a corresponding adjustment to members' deficit.

Income Taxes

X-Factor has elected to be taxed as a limited liability company under the applicable provisions of the Internal Revenue Code and State of New Jersey tax laws. In lieu of X-Factor incurring a tax liability, the former members, prior to the Merger, were taxed individually on their proportionate share of X-Factor’s taxable income or loss. Accordingly, X-Factor has not recorded a benefit for income taxes or any deferred tax assets or liabilities for Federal or state tax purposes.  There were no interest or penalties related to income taxes that have been accrued or recognized as of and for the years ended December 31, 2011 and 2010 or in the three month periods ended March 31, 2012 and 2011.

The Company, through X-Factor following the Merger, conducts business domestically and, as a result, files Federal and state income tax returns. In the normal course of business, the Company is subject to examination by taxing authorities. X-Factor has no open tax years prior to its 2008 tax return.

Accounting Standards Update (“ASU”) 2009-06, which is included as part of ASC Topic 740 –“Income Taxes”. This section of the ASC clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition requirements. Because X-Factor is a limited liability company and Federal and state taxes were passed through to its members prior to the Merger and will be passed through to the Company following the Merger, so too would the assessments from any tax examinations.  There are no ongoing or pending examinations by Federal or state tax agencies.  The Company has evaluated the tax positions of X-Factor for all currently open tax years, 2008 through 2011, and has concluded that there are no significant uncertain tax positions for either Federal or state purposes.

EMERGING GROWTH COMPANY

We are an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”).  We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Results of Operations

Year ended December 31, 2011 (the “2011 Year”) compared to year ended December 31, 2010 (the “2010 Year”)

Revenues - Revenues decreased $929,797, or 52.3%, in the 2011 Year to $849,096 from $1,778,893 in the 2010 Year.  The primary reason for the decrease in revenues in 2011 was that X-Factor provided significant digital signage and advertising software development services and licenses to Cisco Systems Inc. which were completed in 2010 and a decrease in public relations related webcasting due to a harsher 2011 economic recession climate.  The following are the changes in the components of X-Factor’s revenue:

			Favorable
	Year Ended December 31		(Unfavorable)
	2011	2010	Change
Digital signage software and services	$549,988	$1,329,844	$(779,856)
Webcasting	299,108	449,049	(149,941)
Total revenues	$849,096	$1,778,893	$(929,797)

Cost of revenues – Cost of revenues decreased $430,133, or 64.3% in the 2011 Year to $238,578 from $668,711 in the 2010 Year.  Cost of revenues, as a percentage of revenues, were 28.1% in the 2011 Year and 37.6% in the 2010 Year.  The decline in cost of revenues and cost of revenues as a percentage of revenues was directly related to the decrease in revenues and the cessation of the Cisco projects in 2010.

Gross Profit – Gross profit decreased $499,664, or 45% in the 2011 Year to $610,518 from $1,110,182 in the 2010 Year.  Gross profit, as a percentage of revenues, was 71.9% in the 2011 Year and 62.4% in the 2010 Year.  The primary reason for the increase in gross margin is the decrease in the costs incurred in 2010 for the Cisco projects and the higher profit margin digital signage software and services revenues.

Salaries and fringe benefits expenses – Compensation costs decreased $636,511, or 58.2% in the 2011 Year to $457,820 from $1,094,331 in the 2010 Year.  Compensation costs, as a percentage of revenue, were 53.9% in the 2011 Year and 61.5% in the 2010 Year.  The reason for the decrease in costs during the 2011 Year was X-Factor’s decision during the fourth quarter of the 2010 Year to reduce staff headcount and freeze salaries.  While this significantly reduced compensation costs in the 2011 Year, X-Factor’s reduction in revenues in the 2011 Year caused only a slight decrease in the compensation costs as a percentage of revenues.

General and administrative expenses - General and administrative expenses increased $410,888, or 55.8% in the 2011 Year to $1,146,611 from $735,723 in the 2010 Year. General and administrative expenses, as a percentage of revenue, were 135.0% in the 2011 Year and 41.4% in the 2010 Year. Due to cash limitations, X-Factor utilized equity-based compensation to pay for various consulting services. The following are the changes in the components of X-Factor’s general and administrative expenses:

			Favorable
	Year ended December 31		(Unfavorable)
	2011	2010	Change
Professional and consulting fees, equity-based	$527,387	$78,005	$(449,382)
Professional and consulting fees	355,536	403,297	47,761
Communication costs	52,820	69,594	16,774
Travel	78,250	92,181	13,931
Settlement of customer dispute	26,000	--	(26,000)
Computer repairs and maintenance costs	25,389	41,316	15,927
Bad debts	25,000	900	(24,100)
Rent	19,500	25,200	5,700
Other expenses	36,729	25,230	(11,499)
Total general and administrative expenses	$1,146,611	$735,723	$(410,888)

Depreciation and amortization – Depreciation and amortization expenses decreased $20,076, or 23%, in the 2011 Year to $67,081 from $87,157 in the 2010 Year. The decrease was due to certain assets being fully depreciated, retirements and a lower level of equipment and leasehold improvement additions in all years and periods.

Loss from operations – Loss from operations increased by $253,965, or 31.5% in the 2011 Year to $1,060,994 from $807,029 in the 2010 Year.

In the 2011 Year, X-Factor’s loss from operations increased due to the reduction in digital signage software and services revenues and increases in professional and consulting fees to prepare for the Merger and private offering of our common stock which were partially offset by the reduction in compensation costs.  In the 2010 Year, X-Factor’s loss from operations was favorably impacted by the increases in the higher margin digital signage software and services revenues partially offset by the increase in salaries and fringe benefits for staffing increases necessary for increased marketing and sales efforts.  X-Factor’s reduction in force in the fourth quarter of the 2010 Year and the winding down of the third-party development costs for X-Factor’s digital signage software is expected to benefit future periods.

Other expense – Other expense increased by $338,929, or 330.0% in the 2011 Year to $441,644 from $102,715 in the 2010 Year.  The following are the changes in the components of X-Factor’s other expenses:

			Favorable
	Year ended December 31		(Unfavorable)
	2011	2010	Change
Amortization of discount for Bridge Notes	$218,979	$--	$(218,979)
Amortization of financing costs for Bridge Notes	23,277	--	(23,277)
Interest for Bridge Notes	13,962	--	(13,962)
All other interest	117,707	97,374	(20,333)
Professional fees related to proposed Merger	62,188	--	(62,188)
Change in the fair value of derivative financial instruments for insiders	--	(1,429)	(1,429)
Other expenses	5,531	6,770	1,239
Total other expenses	$441,644	$102,715	$(338,929)

Income taxes - As a result of our being a limited liability company, all profits and losses of X-Factor flowed through to the individual members of the Company prior to the Merger, and will flow through to the Company following the Merger.  Accordingly, X-Factor did not record a tax provision, incur any liability for income taxes nor record a benefit for income taxes or any deferred tax assets or liabilities for Federal or state tax purposes.

Net loss – As a result of the decline in revenues and the increase in operating expenses, net loss increased by $592,894, or 65.2% in the 2011 Year to $1,502,638 from $909,744 in the 2010 Year.

Three months ended March 31, 2012 (the “2012 Quarter”) compared to the three months ended March 31, 2011 (the “2011 Quarter”)

Revenues - Revenues decreased $18,002, or 9.0%, in the 2012 Quarter to $182,929 from $200,931 in the 2011 Quarter.  The primary reason for the decrease in revenues in 2012 was that starting in 2010 Cisco drastically reduced its purchases of X-Factor’s digital signage and advertising software and services.  Purchases by Cisco generated $37,364 of revenue in the 2011 Quarter versus no revenue in the 2012 Quarter.    In addition, the US Postal Service, due to budget constraints, ceased purchasing X-Factor’s digital signage software and maintenance services for new locations which caused a $13,386 revenue reduction in the 2012 Quarter compared to the 2011 Quarter.   The following are the changes in the components of X-Factor’s revenue:

	Three Months Ended		Favorable
	March 31,		(Unfavorable)
	2012	2011	Change
Digital signage software and services	$36,615	$98,271	$(61,656)
Webcasting	146,314	102,660	43,654
Total revenues	$182,929	$200,931	$(18,002)

Cost of revenues – Cost of revenues decreased $2,189, or 2.8% in the 2012 Quarter to $75,034 from $77,223 in the 2011 Quarter.  Cost of revenues, as a percentage of revenues, were 41.0% in the 2012 Quarter and 38.4% in the 2011 Quarter.  The decline in cost of revenues and increase in the cost of revenues as a percentage of revenues was directly related to the decrease in revenues and the cessation of the Cisco and US Postal Service projects in 2011.

Gross Profit – Gross profit decreased $15,813, or 12.8% in the 2012 Quarter to $107,895 from $123,708 in the 2011 Quarter.  Gross profit, as a percentage of revenues, was 59.0% in the 2012 Quarter and 61.6% in the 2011 Quarter.  The primary reason for the decrease in gross margin is the decrease in the higher profit margin digital signage software and services revenues.

Salaries and fringe benefits expenses – Compensation costs decreased $84,941, or 47.6% in the 2012 Quarter to $93,482 from $178,423 in the 2011 Quarter.  Compensation costs, as a percentage of revenue, were 51.1% in the 2012 Quarter and 88.8% in the 2011 Quarter.  The reason for the decrease in costs during the 2012 Quarter was X-Factor’s decision during the fourth quarter of 2010 to reduce its staff and freeze salaries which was completed in the second  quarter of 2011.

General and administrative expenses - General and administrative expenses increased $315,463, or 231.2% in the 2012 Quarter to $451,887 from $136,424 in the 2011 Quarter. General and administrative expenses, as a percentage of revenue, were 247.0% in the 2012 Quarter and 67.9% in the 2011 Quarter. Due to cash limitations, X-Factor utilized equity-based compensation to pay for various consulting services. The following are the changes in the components of X-Factor’s general and administrative expenses:

	Three Months Ended		Favorable
	March 31,		(Unfavorable)
	2012	2011	Change
Professional and consulting fees, equity-based	$1,485	$39,807	$38,322
Professional and consulting fees	351,729	40,508	(311,221)
Communication costs	14,394	16,188	1,794
Travel	31,237	20,500	(10,737)
Computer repairs and maintenance costs	21,783	7,425	(14,358)
Rent	5,400	3,300	(2,100)
Other expenses	25,859	8,696	(17,163)
Total general and administrative expenses	$451,887	$136,424	$(315,463)

Depreciation and amortization – Depreciation and amortization expenses decreased $1,605, or 9.1%, in the 2012 Quarter to $16,065 from $17,670 in the 2011 Quarter. The decrease was due to some assets being fully depreciated, retirements and a lower level of equipment and leasehold improvement additions in all years and periods.

Loss from operations – Loss from operations increased by $244,730, or 117.2% in the 2012 Quarter to $453,539 from $208,809 in the 2011 Quarter.

In the 2012 Quarter, X-Factor’s loss from operations increased due to the reduction in digital signage and advertising software and services revenues and increases in professional and consulting fees to prepare for the Merger and private offering of our common stock which were partially offset by the reduction in compensation costs.  In the 2011 Quarter, X-Factor’s loss from operations was favorably impacted by the increases in the higher margin digital signage software and services revenues partially offset by the increase in salaries and fringe benefits for staffing increases necessary for increased marketing and sales efforts.  X-Factor’s reduction in force which started in the fourth quarter of 2010 and the winding down of the third-party development costs of X-Factor’s digital signage software are expected to benefit future periods.

Other expense – Other expense increased by $714,554 in the 2012 Quarter to $737,504 from $22,950 in the 2011 Quarter.  Due to amendments to the various Notes Payable to insiders of X-Factor in the 2012 Quarter, the related unamortized discounts and financing costs were expensed and shown as a Loss on Modification of Debt. The following are the changes in the components of X-Factor’s other expenses:

	Three Months Ended		Favorable
	March 31,		(Unfavorable)
	2012	2011	Change
Loss on modification of debt	$329,862	$--	$(329,862)
Amortization of discount for notes	109,070	4,442	$(104,628)
Professional fees related to proposed Merger	133,191	--	(133,191)
Change in the fair value of derivative financial instruments for insiders	121,296	--	(121,296)
Amortization of financing costs- Bridge Notes	11,011	--	(11,011)
All other interest	33,074	16,636	(16,438)
Other expenses	--	1,872	1,872
Total other expenses	$737,504	$22,950	$(714,554)

Income taxes - As a result of X-Factor being a limited liability company all profits and losses of X-Factor prior to the Merger flowed through to the individual members of X-Factor and will flow to the Company following the Merger.  Accordingly, X-Factor did not record a tax provision, incur any liability for incomes taxes nor record a benefit for income taxes or any deferred tax assets or liabilities for Federal or state tax purposes.

Net loss – As a result of the decline in revenues and the increase in operating and other expenses, net loss increased by $959,284, in the 2012 Quarter to $1,191,043 from $231,759 in the 2011 Quarter.

Cash flows

At December 31, 2011, X-Factor had a working capital deficit of $441,953, compared to a working capital deficit of $1,115,410 at December 31, 2010, a decrease of $673,457.  X-Factor had $78,639 in cash at December 31, 2011, compared to $22,417 at December 31, 2010, an increase of $56,222.

Net cash used in operating activities was $525,387 for the 2011 Year.  The components of the use of funds were a net loss of  $1,502,638  ($541,034 excluding non-cash charges and credits), $144,195 from a reduction in unearned revenues and an increase of $106,648 in accounts receivable offset by a $266,490 increase in accounts payable and accrued expenses.  Net cash used in operating activities was $575,051 for the 2010 Year.  The components of the use of funds were a net loss of $909,744 ($642,324 excluding non-cash charges and credits) and $11,445 from a reduction in unearned revenues.  These were partially offset by a decrease of $30,205 in accounts receivable and a $48,513 increase in accounts payable and accrued expenses.

Cash used in investing activities in the 2011 Year totaled $93,257 and consisted of a $75,000 deposit towards the acquisition of control of the Company for the purpose of consummating the Merger, $8,257 for the purchases of equipment and leasehold improvements and an advance in the amount of $10,000 made to a strategic business partner.  Cash used in investing activities for the 2010 Year totaled $8,611 for the purchase of equipment and leasehold improvements.

Cash provided by financing activities in the 2011 Year totaled $674,866 and was comprised of $850,000 in proceeds from the Bridge Notes (as defined under Item 7 of this report) and other notes payable and $49,153 received from the sale of membership units offset by $82,863 in direct costs relating to obtaining the Bridge Notes, $64,060 in direct costs incurred in connection with the Offering, $27,439 of principal repayments of lease obligations, $49,622 of principal repayments towards notes payable and net repayments in a line of credit in the amount of $303.  Cash provided by financing activities in the 2010 Year totaled $152,704 and was comprised of $199,505 received from the sale of membership units and a net increase in a line of credit of $4,303 offset by $27,859 of principal repayments towards notes payable and $23,245 of principal repayments of lease obligations.

At March 31, 2012, we had a working capital deficit of $1,125,381, compared to a working capital deficit of 441,953 at December 31, 2011, a decrease of $683,428.  We had $136,539 in cash at March 31, 2012, compared to $78,639 at December 31, 2011, an increase of $57,900.

Net cash used in operating activities was $31,536 for the 2012 Quarter.  The components of the use of funds were a net loss of $1,191,043 ($584,535 from the net loss excluding non-cash charges and credits), $20,811 from a reduction in unearned revenues partially offset by a decrease of $148,137 in accounts receivable, a $425,673 increase in accounts payable and accrued expenses.  Net cash provided by operating activities was $15,567 for the 2011 Quarter.  The components of the use of funds were a net loss of $231,759 ($130,619 from the net loss excluding non-cash charges and credits) offset by a $43,168 increase in unearned revenues, a decrease of $73,657 in accounts receivable and a $29,361 increase in accounts payable and accrued expenses.

Cash provided by investing activities in the 2012 Quarter consisted of a $75,000 reimbursement by the Controlling Stockholders of the deposit advanced by X-Factor towards the acquisition of control of the Company  for the purpose of consummating the Merger.   Cash used in investing activities for the 2011 Quarter totaled $1,194 for the purchase of equipment and leasehold improvements.

Cash provided by financing activities in the 2012 Quarter totaled $14,436 and was comprised of $91,380 in gross proceeds from notes payable and a net change in a line of credit in the amount of $316 partially offset by $16,380 in costs relating to obtaining the notes, $57,983 in costs incurred in connection with the Offering and $2,897 of principal repayments of lease obligations.  Cash used in financing activities in the 2011 Quarter totaled $17,807 and was comprised of $10,417 of principal repayments towards notes payable and $7,403 of principal repayments of lease obligations partially offset by a net change in a line of credit of $13.

Off-Balance Sheet Arrangements

X-Factor had no off-balance sheet arrangements as of March 31, 2012 and 2011 and December 31, 2011 and 2010.

Sale of Membership Units

For the years ended December 31, 2011 and 2010, X-Factor sold $49,153 and $199,505, respectively, of membership units.

Recent Accounting Pronouncements

In October 2009, the FASB issued guidance on revenue recognition for multiple-deliverable revenue arrangements.  This guidance establishes a new selling price hierarchy to use when allocating the sales price of a multiple element arrangement between delivered and undelivered elements.  The standard is generally expected to result in revenue recognition for more delivered elements than under prior rules.  X-Factor was required to adopt this standard prospectively for new or materially modified agreements entered into on or after January 1, 2011.  The implementation of this standard did not have a material impact on X-Factor’s financial position, results of operations and cash flows.

In January 2010, the FASB issued guidance that revised two disclosure requirements concerning fair value measurements and clarifies two others.  It requires separate presentation of significant transfers into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers.  It will also require the presentation of purchases, sales, issuances and settlements within Level 3 on a gross basis rather than a net basis.  The guidance also clarifies that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements.  These new disclosure requirements became effective for X-Factor’s financial statements for the period ended September 30, 2011, except for the requirement concerning gross presentation of Level 3 activity, which became effective for our 2011 year end.  Since this guidance is only related to financial statement disclosures, there was no impact to X-Factor’s financial statements as a result of the adoption of this guidance.

In May 2011, the FASB issued Accounting Standards Update ("ASU") 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards” (“IFRS”) (“ASU 2011-04”), which amends FASB ASC 820, “Fair Value Measurement”.  These amendments, effective for the interim and annual periods beginning on or after December 15, 2011 (early adoption is prohibited), result in a common definition of fair value and common requirements for measurement of and disclosure requirements between U.S. GAAP and IFRS.  Consequently, the amendments change some fair value measurement principles and disclosure requirements.  The adoption of ASU 2011-04 did not have an impact on X-Factor’s March 31, 2012 financial statements.

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income”, which amends FASB ASC 220, “Comprehensive Income”.  This guidance, effective retrospectively for the interim and annual periods beginning on or after December 15, 2011 (early adoption is permitted), requires presentation of total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  The option to present components of other comprehensive income as part of the statement of members’ deficit was eliminated.  The items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income were not changed.  Additionally, no changes were made to the calculation and presentation of earnings per share.  The adoption of ASU 2011-05 did not have an impact on X-Factor’s March 31, 2012 financial statements.

The Company is not aware of any other pronouncements, not yet issued or adopted, that would have a material effect on its future financial statements.

Item 3. Properties.

Through X-Factor following the Merger, we lease approximately 1,500 square feet of office and technical operations space at our headquarters at 3 Empire Boulevard, 5th Floor, South Hackensack, NJ 07606, at a base rent of $1,800 per month.  This lease, which commenced in December 2005 and has been amended numerous times, is currently on a month to month basis.  We also rent approximately 600 square feet of space at a storage facility in New Jersey on a month to month basis.  We do not expect to experience any difficulties in renewing our leases, or finding additional or replacement office and collocation space, at the current or more favorable rates.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 15, 2012 by each of the following:

•	each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially more than 5% of the common stock;

•	each of our executive officers;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The amounts and percentages are based on 14,201,042 common stock shares issued, as of May 15, 2012. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

Name and Address of Beneficial Owners (1)	Number of Shares Owned (2)	Percentage of Outstanding Shares
Executive Officers and Directors:
Charles Saracino (3)	3,569,061	23.8%
Jim Morris (4)	911,288	6.2%
Louis Siracusano	--	--
Jeffrey Singman (5)	549,506	3.7%
Edwin Heinen	--	--
Ken Makow (6)	786,845	5.4%
Brian Watts (7)	80,902	*
Michael Piro(8)	254,181	1.8%
All directors and executive officers as a group (8 people)	6,151,783	37.1%
5% Owners:
Wynston Hill Capital, LLC or its affiliates, 488 Madison Avenue, NY, NY 10022 (9)	1,290,798	8.9%
GMG Capital Partners, L.P., 575 Lexington Avenue, 28th Floor, New York, NY 10022(10)	789,050	5.6%
Goldhill Associates, Witch Hollow, Ashridge Park, Little Gaddesden, Berkhamstead, Hertfordshire, HP4 1NT, UK (11)	1,710,905	11.7%
New Jersey Economic Development Authority, 36 West State Street, Trenton, NJ 08625 (12)	758,216	5.1%

* Less than 1%
(1)	Unless otherwise noted, the address of each listed person is c/o X-Factor Communications LLC, 3 Empire Boulevard, 5th Floor, Hackensack, NJ 07606

(2)	Unless indicated by footnote, the named persons have sole voting and investment power with respect to the common stock beneficially owned.

(3)
Includes 693,941 options that are presently exercisable or exercisable within 60 days and 109,690 common shares issuable upon the conversion of the principal amount of a convertible promissory note.  Additional shares will be issued for any accrued and unpaid interest.

(4)	Includes 577,543 options and warrants that are presently exercisable or exercisable within 60 days.

(5)	Includes 549,506 options and warrants that are presently exercisable or exercisable within 60 days.

(6)
Includes 124,239 options and warrants that are presently exercisable or exercisable within 60 days and 156,821 common shares issuable upon the conversion of the principal amount of a convertible promissory note.  Additional shares will be issued for any accrued and unpaid interest.

(7)	Includes 80,902 warrants that are presently exercisable or exercisable within 60 days.

(8)	Includes 79,302 options that are presently exercisable or exercisable within 60 days.

(9)
Excludes 833,941 shares (the “Reserved Shares”) of common stock reserved for issuance if the Maximum Amount is raised in the Offering.   In the event that less than the Maximum Amount is raised, then Wynston Hill Capital, LLC (“Wynston Hill”) or its affiliates shall receive a number of these shares based on the total amount raised in the Offering, and then the Exchange Ratio and Preferred Consideration Amount shall be adjusted so that the remaining number of Reserved Shares shall instead be issued to the former X-Factor members on a pro rata basis as determined by the percentage of outstanding securities owned by such former members.  Also includes 319,553 warrants that are presently exercisable or exercisable within 60 days.   ABCD Holdings, LLC (“ABCD Holdings”) is the owner of all of the outstanding membership interests of Wynston Hill. George D’Avanzo, Jason Cosulich, Paul Gioupis and Monica DiFiore are each members of ABCD Holdings and share voting and dispositive powers with respect to the securities of the Company beneficially owned by Wynston Hill and therefore each of them may be deemed to be a beneficial owner of such securities.

(10)
Mssrs. Joaquim Gfoelle, David Mocks and Jeffrey Gilfix are each a General Partner of GMG Capital Partners (“GMG”) and have equal voting and dispositive powers with respect to the securities of the Company owned by GMG and therefore may be deemed to be   beneficial owners of such securities.

(11)	Mr. Michael Gold is the sole principal of Goldhill Associates and has sole voting and dispositive powers with respect to the securities of the Company owned by Gold Hill Associates and therefore may be deemed to be a beneficial owner of such securities.

(12)	Includes 301,730 warrants that are presently exercisable or exercisable within 60 days and 456,486 common shares issuable upon the conversion of a convertible promissory note.

Changes in Control

Reference is made to Item 2.01 and Item 5.01 of this report for a description of the change in control of the Company that resulted from the Merger and the Offering.

Item 5. Directors and Executive Officers

The following table identifies our executive officers and directors, their ages, their respective offices and positions, and their respective dates of election or appointment.

Name	Age	Position	Officer/Director Since

Charles Saracino	55	Chief Executive Officer, President, Secretary and Chairman of the Board	May15, 2012
Edwin F. Heinen	60	Interim Chief Financial Officer	May 15, 2012
Jeffrey Singman	48	Chief Marketing & Sales Officer	May 15, 2012
Ken Makow	44	Chief Technology Officer	May 15, 2012
Brian Watts	57	Chief Information Officer	May 15, 2012
Michael Piro	32	Vice President of Product Development	May 15, 2012
Jim Morris	54	Director	May 15, 2012
Louis Siracusano	45	Director	May 15, 2012

Charles Saracino our President, CEO and Chairman of the Board is the uncle of Michael Piro, our Vice President of Product Development.  None of our directors has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Background

The following is a brief summary of the background of each of our directors and executive officers.

Charles Saracino, President, CEO and Chairman of the Board.  Mr. Saracino’s entrepreneurial career of 26 years has spanned television, corporate and Internet broadcast services as well as digital media software and creative services.  Mr. Saracino has served as the President and Chief Executive Officer of X-Factor, LLC since its founding in May 2005.  X-Factor LLC was formed as a spin-off from Intellispace Inc., an Internet service provider where Mr. Saracino served as VP and General Manager of Intellispace’s newly formed Media Services division from October 2003 to the founding of X-Factor LLC in May 2005.  Prior to joining Intellispace Inc, Mr. Saracino founded MediaOnDemand.com ("MOD") in 1992 and led the company as its President and Chief Executive Officer from inception to 2002 when the company was sold to a public company, Visual Data Corp of Pompano Beach, Florida.  Prior to founding MOD in 1992, Mr. Saracino co-founded Waterfront Communications Corp. (WCC) and served as its Executive Vice President/General Manager from 1985 to 1992.  Mr. Saracino was instrumental in creating the first successful switched video broadcast network to incorporate fiber optic, satellite and microwave technologies.  Following the sale of Waterfront to Video Services Corporation ("VSC") in 1989, until 1992 Mr. Saracino was retained under contract with VSC as General Manager and to manage new business development.  Mr. Saracino’s past service with X-Factor LLC and his experience in the digital media software and creative services market led to the conclusion that he should serve as a director.

Edwin Heinen, Interim Chief Financial Officer.  Until a permanent Chief Financial Officer is hired, Mr. Heinen has agreed to serve as the Company's Interim Chief Financial Officer upon the completion of the Merger.  Mr. Heinen has assisted X-Factor LLC since September 2011 providing accounting and financial services.  Prior to joining X-Factor LLC, from December 2010 through March 2011, Mr. Heinen assisted in the transition of his Chief Financial Officer responsibilities to the new Chief Financial Officer of Glowpoint, Inc., a video conferencing company.  From April 2006 to December 2010, Mr. Heinen served as the Chief Financial Officer and Executive Vice President of Glowpoint, Inc., and prior to that served as Controller of Glowpoint, Inc. from March 2005. Prior to that, Mr. Heinen served in senior financial executive positions with responsibility for accounting, auditing, treasury, analysis, budgeting, and SEC, financial and tax reporting.  He became a Certified Public Accountant while working for Deloitte LLP from January 1979 to January 1984. Mr. Heinen received a B.S. in Business Administration from Cornell University and an M.B.A in Finance from the University of Detroit.

Jeffrey Singman, Chief Marketing & Sales Officer.  Mr. Singman was appointed to serve as the Company's Chief Marketing & Sales Officer upon the completion of the Merger.  Mr. Singman has consulted with X-Factor LLC since its inception and is responsible for the business development, sales operations and product strategy for X-Factor LLC.  Prior to joining X-Factor LLC, Mr. Singman was the President of Tri-Mil Consulting, Inc. from January 2009 to 2011, a consultancy group that works with corporations and investment banking firms providing expertise in technology, networking, product development, operations, sales and marketing.  From May 2008 to January 2009, Mr. Singman served as General Manager for Bright Sky Holdings, a technology incubator in the digital media industry.  From June 2006 to May 2008, Mr. Singman served as North American General Manager for IP Trade, an IP telephony company focused on the financial industry.  Mr. Singman served as Senior Vice President of Operations and Logistics for Lucid Security, an intrusion prevention company, from April 2004 to June 2006, which was later sold.  From June 2002 to April 2004, Mr. Singman served as Senior Vice President of Product Management for Moneyline Networks, Inc., an OEP, Bank One Company.  From June 2000 to May 2002, Mr. Singman served as VP & General Manager of Conferencing at Global Crossing, a 650 person standalone business unit with $170 million in annual revenues.  In addition, Mr. Singman had overall product responsibility for Global Crossing’s Media & Entertainment initiatives.  Prior to leading the Global Crossing conferencing business, Mr. Singman held the position of Director of Engineering and Strategic Development at NBC/GE from January 1985 to January 1999.  During his 14-year tenure at NBC/GE, he had overall responsibility for NBC’s worldwide production voice, data digital video initiatives and security services. Mr. Singman has also been a consultant for GE Capital Equity Group and Rainmaker Capital providing investment strategy, execution, corporate development and operations optimization services.

Ken Makow, Chief Technology Officer. Mr. Makow was appointed to serve as the Company's Chief Technology Officer upon the completion of the Merger.  Prior to becoming X-Factor’s Director of Strategy and Technology in July of 2006, he was an independent consultant working to build out the global streaming media multicast system and Webcasting workflow for Credit Suisse in New York.  Prior to that he was Webcast Program Manager/Streaming & Digital Media Specialist for Unisys Corporation from November 2003 through November 2005 designing and deploying a global multicast infrastructure for live company broadcasts for over 36,000 employees.  Mr. Makow was also the Web Development Manager for TalkPoint Communications LLC from January 2001 through November 2003 where he developed a broad range of Webcasts, including SEC compliant virtual “road shows” and Regulation FD compliant investor conferences for nearly every major investment bank.  He also developed Webcasts for drug launches and doctor training for Bristol Myers Squibb, live event Webcasts for Ernst and Young LLP, and live, company-wide, online meetings for McDonalds.  Mr. Makow also served as the Director of Production for FortuneCity.com from April 2000 to January 2001 where he managed the worldwide client-side programming and software development workflow for three English language sites and eight other native language sites in the network.  Early in his career, he was an Independent Artist and Repertoire Consultant and the Founder of Shark Entertainment where he discovered, nurtured and managed major label recording artists including Trixter, selling nearly one million records in 1991, which was MCA’s first RIAA certified gold rock debut since 1984.

Brian Watts, Chief Information Officer.  Mr. Watts was appointed as the Company's Chief Information Officer upon the completion of the Merger.  Mr. Watts has been a serial entrepreneur over the past 20 years, creating database software that was sold in Europe and in Japan (1991); providing an International Trade Database system to the United Nations (1992), and founding New York Internet Center (1996) where he spearheaded a number of firsts in the industry, including the streaming of the world's first live boxing match over the Internet (1997).  He has a graduate degree in Computer Science from Rhodes University, an MBA from Thunderbird School of Global Management and a Ph.D. in Experimental Psychology from New York University.  Mr. Watts was as Senior Researcher at The University of South Africa from 1981 to 1983. In September 1983, Mr. Watts entered the PhD Experimental Psychology Program at New York University.  In 1989, Mr. Watts was engaged by Elsevier Science Publishers (Netherlands) to create a database software product for sale in Europe and Japan.  For this purpose, he created ‘BiB/Search Software’ (an LLC) during that year.  He formed World Trade Markets in 1992, which developed an International Trade Database CDROM product that was used by the United Nations.  In 1996, Mr. Watts created New York Internet Center (NYIC) as a Partnership with Computer Educational Services with a focus on Internet Training and Internet applications development.  In 1997, Mr. Watts took control of NYIC, serving as its CEO until 2005, at which time he commenced the Executive MBA program at Thunderbird School of Global Management.  From 1997 until the present, Mr. Watts has been working as a consultant.

Michael Piro, Vice President Product Development.   Mr. Piro was appointed to serve as our Vice President Product Development upon the completion of the Merger.  Mr. Piro has been an entrepreneur since his discharge from the Army in 2006. In 2006 he founded Patriot Fittings where he consulted on manufacturing and technology systems integration for small businesses in the New York area.  Mr. Piro joined X-Factor in the summer of 2009.  Since joining X-Factor he has spearheaded direct oversight and strategic development of a number of X-Factor’s product and solution offerings to include DSCP and DMAX.  He is a graduate of the United States Military Academy at West Point where he studied Philosophy and Environmental Engineering.  Mr. Piro has also been a consultant of Social and Digital Media Strategy and Deployment for two non-profit organizations that assist veterans.

Jim Morris, Director.  Mr. Morris was appointed as a director of the Company upon the completion of the Merger.  Mr. Morris is Managing Partner and Co-Founder of Rose Rock Infrastructure.  Previously he served as Managing Director and Co-Founder of Sandstone Energy Finance, a renewable energy financial advisory firm; Managing Director of Ancora Capital, a distressed investment fund, and Managing Director of WallerSutton Capital, a technology investment fund.  He has 30 years of corporate finance experience in operating companies, commercial and investment banks, and private equity funds, with a focus on media, communications and technology investments.  He is currently developing an infrastructure finance company focused on a variety of projects in China.  Mr. Morris' experience in the areas of finance, corporate development and strategic planning led to the conclusion that he should serve as a director.

Louis Siracusano, Director.  Mr. Siracusano was appointed as a director of the Company upon the completion of the Merger.  Mr. Siracusano is a seasoned entrepreneur and business operator with over 25 years of experience in the media production and technology industries. Mr. Siracusano founded VideoBank in 1997 and serves as its President.  VideoBank is a leading content management systems company that services large government and media customers including US Army, US Airforce, Nascar and National Geographic. Mr. Siracusano manages the overall aspects of VideoBank's business and operations.  Mr. Siracusano's experience in the development and management of businesses in the technology and media production industries led to the conclusion that he should serve as a director.

Director Independence

The Over-the-Counter Bulletin Board does not have rules regarding director independence.  Our determination of the independence of directors is made using the definition of “independent” contained in the listing standards of the NASDAQ Stock Market.  On the basis of information solicited from each director, the board has determined that each of our directors with the exception of Charles Saracino is independent within the meaning of such rules.

Director Compensation

Prior to the Merger, X-Factor did not have a board of directors and is a member managed limited liability company.  X-Factor did not pay compensation to directors during the fiscal year ended December 31, 2011 as compensation for services rendered as directors.

Insider Participation in Meetings of Directors

Except for Mr. Saracino, our Chief Executive Officer and President, our other remaining two directors are independent directors.  Whenever possible, all matters to be acted upon where potential conflicts exist between our executive officers and the Company (for example, the terms of employment agreements, option grants, bonus awards, etc.) are discussed and approved by the non-interested directors on our board of directors.  Prior to the Merger, X-Factor did not have a board of directors and is a member managed limited liability company.  X-Factor’s operating agreement granted its, President, Charles Saracino, with the authority to manage the affairs of the company, including matters concerning compensation and therefore participated in deliberations concerning his compensation.

Item 6. Executive Compensation.

Summary Compensation Table

The table set forth below summarizes for certain of our officers (the "Named Executive Officers") the compensation paid, accrued or granted by X-Factor during or with respect to the two years ended December 31, 2011 and 2010.

Name and Principal Position	Year	Salary	Bonus		Option Awards (1)	All Other Compensation (2)	Total
Charles Saracino, Chief Executive Officer and President	2011	$112,083	$	---	$12,346	$6,600	$131,029
	2010	156,243		---	17,290	6,600	180,133

Kenneth Makow, Chief Technology Officer	2011	111,250		---	12,346	---	123,596
	2010	147,500		---	17,290	6,600	171,390

John Morgan, Former Chief Operating Officer	2011	---		---	30,986	---	30,986
	2010	129,167		---	43,379	---	172,546

(1)
These amounts represent the aggregate grant date fair value for option and warrant awards for years ending December 31, 2011 and 2010, respectively, computed in accordance with FASB ASC Topic718.  Please see Note 15 to X-Factor’s audited financial statements for the assumptions used in determining the aggregate grant date fair value.

(2)	These amounts represent a vehicle allowance for the officer.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below presents, for our Named Executive Officers, the number and values of exercisable and unexercisable options and warrants of X-Factor outstanding at December 31, 2011 after giving pro forma effect to the exchange of such options and warrants for common stock options and warrants of the Company pursuant to the Merger.

Name	Number of Shares of Common Stock Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Charles Saracino	569,702	$0.382	12/21/2016
	124,239	0.908	5/27/2020

Kenneth Makow	124,239	0.908	5/27/2020

We do not currently have employment agreements with our Named Executive Officers, although we may enter into such agreements in the future.

Discussion of Compensation

Our compensation program for Named Executive Officers consists of the following three components:

•	base salary;

•	bonuses; and

•	awards of restricted stock or stock options.

We believe that a combination of cash and common stock or options will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.

In setting the compensation for our Named Executive Officers our board of directors looked primarily at the person’s responsibilities, at salaries paid to others in businesses comparable to ours, at the person’s experience and at our ability to replace the individual.  During the current fiscal year, we expect the salaries of our Named Executive Officers to remain relatively constant unless the person’s responsibilities are materially changed.

Bonuses are used to reward exceptional performance, either by the individual or by the company.  Bonuses are discretionary.  There is no single method of computing bonuses.  The board of directors may use any criteria to determine the amount of a bonus.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Described below are transactions or series of transactions that occurred from January 1, 2009 through the date of this report (the “Period Reported”) between X-Factor and its executive officers, directors or the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

Charles Saracino and Kenneth Makow

On February 5, 2009 Charles Saracino, our Chief Executive Officer and a director, and Kenneth Makow, our Chief Technology Officer, assigned all of their right, title and interest in and to both the invention and the patent application covering the Dynamic Digital Signage, Customer Content Control Portal and Management System to X-Factor for no consideration.

On July 26, 2005, Charles Saracino agreed to loan X-Factor up to $100,000 pursuant to the terms of a Secured Loan Agreement.  Loans made pursuant to the Secured Loan Agreement accrued interest at the rate of 8% per annum, compounded annually, and were due to be repaid on December 31, 2005.  Mr. Saracino loaned X-Factor a total of $55,000 pursuant to the Secured Loan Agreement.  During the Period Reported, the largest aggregate principal amount owed on the loans was $55,000.  There were no payments of principal and interest made during the Period Reported.  On March 22, 2012, pursuant to the terms and conditions of  a Convertible Promissory Note (the "Saracino Replacement Note") issued to Mr. Saracino in  a principal amount of $68,469, the Secured Loan Agreement as of February 29, 2012 was cancelled.  The outstanding principal under the Saracino Replacement Note bears interest at 8%, payable monthly in arrears in additional Saracino Replacement Notes, and has a maturity date of August 2014 or such date when all debt owed by X-Factor to the New Jersey Economic Development Authority has been paid. As of March 31, 2012, the aggregate amount of principal and interest due under the Saracino Replacement Note was $68,934.  The Saracino Replacement Note is convertible into common stock of the Company at a price per share equal to $0.624.   On March 30, 2012 Mr. Saracino loaned X-Factor $25,000 and entered into promissory note in the amount of $30,460, which included interest of $5,460 (the Saracino Promissory Note”), which has a maturity date of August 2014 or such date when all debt owed by X-Factor to the New Jersey Economic Development Authority has been paid and beginning on August 1, 2012 bears interest at 10% per annum payable on the maturity date.  As of March 31, 2012, the aggregate amount of principal and interest due under Saracino Promissory Note was $30,460.

On January 29, 2007, Kenneth Makow loaned X-Factor $75,000 pursuant to the terms of a Secured Loan Agreement.  The loan accrued interest at the rate of 10% per annum, compounded annually, and was due to be repaid on December 31, 2008.  During the Period Reported, the largest aggregate principal amount owed on the loan was $75,000.  There were no payments of principal and interest made during the Period Reported.  On March 22, 2012, pursuant to the terms and conditions of a Convertible Promissory Note (the "Makow Replacement Note") issued to Mr. Makow in a principal amount of $97,891, the Secured Loan Agreement, dated as of February 29, 2012 was cancelled.  The outstanding principal under the Makow Replacement Note bears interest at 10%, payable monthly in arrears in additional Replacement Notes, and has a maturity date of August 2014 or such date when all debt owed by X-Factor to the New Jersey Economic Development Authority has been paid. As of March 31, 2012, the aggregate amount of principal and interest due under the Makow Replacement Note was $98,722.  The Makow Replacement Note is convertible into common stock of the Company at a price per share equal to $0.624.

On January 15, 2008, as amended and restated on July 30, 2009, X-Factor issued a Convertible Term Note (the “Term Note”) in an aggregate principal amount of $200,000 to Robert Slingsby and Frank Casatelli with interest accruing at a rate of 8.5% per annum and a maturity date of June 30, 2014.  Frank Casatelli is the cousin of Charles Saracino, our President and a director.  In February 2012, the Term Note was cancelled and X-Factor issued one note to each of Robert Slingsby and Frank Casatelli, each in an aggregate principal amount of $96,487 (the “Replacement Notes”).  The Replacement Notes are unsecured, bear interest at a rate of 8.5% per annum and are due on the later of August 1, 2014 or such date when all debt owed by X-Factor to the NJEDA has been paid.  Prior to the Merger, the Replacement Notes were convertible into common membership units of X-Factor at a conversion rate of $3.60 per unit (the “Conversion Rate”).  Effective upon the closing of the Merger, the Replacement Notes are convertible into shares of common stock of the Company at a conversion rate that is equal to the Conversion Rate divided by the Exchange Ratio. As of March 31, 2012, the aggregate amount of principal and interest due under each Replacement Note was $97,184.

Mr. Saracino is owed $7,997 and $15,747, as of March 31, 2012 and December 31, 2011, respectively, for reimbursements of expenses.  These reimbursements, which are included in accounts payable, do not bear any interest and are due on demand. In addition, in 2011, Mr. Saracino loaned X-Factor $10,000.  The loan does not bear any interest and is due on demand.  As of March 31, 2012, the aggregate amount of the loan was $9,848.

Mr. Makow is owed $9,900 and $9,350, as of March 31, 2012 and December 31, 2011, respectively, for reimbursements of expenses.  These reimbursements, which are included in accounts payable, do not bear any interest and are due on demand.

New Jersey Economic Development Authority

On July 31, 2009, the New Jersey Economic Development Authority ("NJEDA") and X-Factor entered into a Convertible Loan Agreement (the “NJEDA Loan Agreement”).  Pursuant to the NJEDA Loan Agreement, NJEDA agreed to loan X-Factor a minimum of $100,000 and a maximum of $500,000.  The interest rate on the loan is 6% and the maturity date is August 1, 2014.  In consideration for its agreement to make the loan, NJEDA received a warrant for the purchase of 28,900 preferred membership units of X-Factor having an exercise price of $4.33 per unit.  In connection with the Merger, and as consideration for NJEDA’s consent to complete the transaction, X-Factor agreed to issue a warrant to NJEDA for the purchase of at least 28,150 common membership units of X-Factor having an exercise price of $4.33 per unit.  During the Period Reported, the largest aggregate principal amount owed on the loans was $500,000.  As of March 31, 2012, the aggregate amount of principal and interest due on the loan was $454,545.  During the Period Reported, X-Factor made $45,455 in principal payments and $74,781 in interest payments.

Placement Agent

On June 20, 2011 X-Factor entered into an Investment Banking Agreement with its placement agent (the “Placement Agent”), which is also a former member of X-Factor prior to the Merger. Pursuant to the investment banking agreement with the Placement Agent, X-Factor was obligated to pay the Placement Agent a monthly retainer of $5,000.  For arranging financing for the Company, the Placement Agent will receive 10% of the gross proceeds raised in the Offering, 10% warrant coverage with an exercise price equal to the effective price of the equity securities sold or, in the case of publicly traded equity securities, the closing stock bid on the date the transaction closes and common equities resulting in a total ownership percentage of the Company’s then outstanding equity equal to 3% (if $1,500,000 to $1,999,999 is raised), 6.6% (if $2,000,000 to $2,999,999 is raised) and 9.9% (if $3,000,000 or more is raised).   A key employee of our placement agent is also the brother of Jeffrey Singman, our Chief Marketing and Sales Officer.

Jim Morris

Jim Morris is a director of the Company.  Mr. Morris provides to the Company business, financial and strategic advice.  Since January 1, 2009 and through December 31, 2011, Mr. Morris has billed X-Factor for $113,000 for services rendered.  Mr. Morris did not perform any services in 2012.  Of those billings, the amount still owed by X-Factor to Mr. Morris was $45,000 as of March 31, 2012 and December 31, 2011. These unpaid amounts, which are included in accounts payable, do not bear any interest and are due on demand.

Goldhill Associates

On July 18, 2011, in connection with an offering to accredited investors of an aggregate principal amount of $800,000 in convertible bridge notes (the “Bridge Notes”), X-Factor issued a Bridge Note to Goldhill Associates in an aggregate principal amount of $250,000.  The Bridge Note accrued interest at a rate of 6% per annum, compounded annually, and was due to be repaid one year from the issue date.  The Bridge Note was subordinate to the NJEDA Loan Agreement and was convertible into common membership units of X-Factor at the option of the holder upon the closing of at least $1,000,000 from the sale of equity. In February of 2012, the Bridge Note was amended to clarify that 30,865 common membership units were issued to the holder upon the issuance of the Bridge Note and the maturity date and all interest payments due pursuant to the Bridge Note was delayed until the later of August 1, 2014 or such date when all debt owed by X-Factor to NJEDA has been paid.  Upon the closing of the Merger, all outstanding principal and accrued unpaid interest due in connection with the Bridge Note was converted into shares of common stock of the Company.

Edwin Heinen

Edwin Heinen is the Interim Chief Financial Officer of the Company.  For services in that capacity for X-Factor since January 1, 2009 and through December 31, 2011, Mr. Heinen has billed X-Factor for $57,420 for services rendered.  For the three months ended March 31, 2012 Mr. Heinen billed X-Factor for $66,848 for services rendered.  Of those billings, the amount still owed by X-Factor to Mr. Heinen was $124,268 and $57,420 as of March 31, 2012 and December 31, 2011, respectively. These unpaid amounts, which are included in accounts payable, do not bear any interest and are due on demand.

Jeffrey Singman

Jeffrey Singman is the Chief Marketing and Sales Officer of the Company.  For services in that capacity for X-Factor since January 1, 2009 and through December 31, 2011, Mr. Singman has billed X-Factor for $130,467 for services rendered.  For the three months ended March 31, 2012 Mr. Singman billed X-Factor for $35,944 for services rendered.  Of those billings, the amount still owed by X-Factor to Mr. Singman was $5,944 and $0 as of March 31, 2012 and December 31, 2011, respectively. These unpaid amounts, which are included in accounts payable, do not bear any interest and are due on demand.   Mr. Singman is the brother of a key employee of our placement agent and is also a principal of Tri-Mill Consulting, Inc.

Michael Piro

Michael Piro is the Vice President of Product Development of the Company.  Mr. Piro is responsible for project development and management and for services in that capacity for X-Factor since January 1, 2009 and through December 31, 2011, Mr. Piro has billed X-Factor for $196,152 for services rendered.  For the three months ended March 31, 2012 Mr. Piro billed X-Factor for $29,852 for services rendered.  Of those billings, the amount still owed by X-Factor to Mr. Piro was $12,012 and $8,944 as of March 31, 2012 and December 31, 2011, respectively. These unpaid amounts, which are included in accounts payable, do not bear any interest and are due on demand.  Mr. Piro is the nephew of Charles Saracino and is also a principal of Patriot Fitting Corporation.

Brian Watts

Brian Watts is the Chief Information Officer of the Company.  Mr. Watts is the lead software developer and architect and provided services in that capacity for X-Factor since January 1, 2009 and through December 31, 2011, Mr. Watts has billed X-Factor for $58,062 for services rendered.  For the three months ended March 31, 2012 Mr. Watts billed X-Factor for $21,877 for services rendered.  Of those billings, the amount still owed by X-Factor to Mr. Watts was $877 and $1,937 as of March 31, 2012 and December 31, 2011, respectively. These unpaid amounts, which are included in accounts payable, do not bear any interest and are due on demand.  Mr. Watts is also a principal of New York Internet Center, Inc.

Amended and Restated Agreement for the Purchase of Common Stock and Warrants

On November 22, 2011, X-Factor entered into an Agreement for the Purchase of Common stock and Warrants, as amended on December 20, 2011 (the “ORSI Agreement”), pursuant to which X-Factor paid an aggregate of $75,000 (the “Deposit Amount”) as a non-refundable deposit towards the purchase of an aggregate of 11,050,000 shares of issued and outstanding common stock of the Company and 5,000,000 outstanding warrants from certain selling stockholders of the Company, including Dan Masters, the Company’s former Secretary, Treasurer and director, and Ali Balaban, the Company’s former  President and director, and other selling stockholders (collectively, the “Selling Stockholders”).  On January 13, 2012, the ORSI Agreement was amended and restated (the “Amended ORSI Agreement”) and the Selling Stockholders  sold an aggregate of 11,050,000 shares of common stock (the "Shares") and warrants to purchase an aggregate of 5,000,000 shares of common stock (the "Warrants") of the Company to  Randle Kenilworth, Peter Quigley and Donald Wright (collectively, the "Controlling Stockholders") for an aggregate purchase price equal to two hundred ninety-five thousand dollars ($295,000) (the "Purchase Price") pursuant to the Amended ORSI Agreement. As set forth in the Amended ORSI Agreement,  the Purchase Price was delivered as follows: (1) $75,000 to X-Factor, as reimbursement for the Deposit Amount paid by X-Factor to the Selling Stockholders; and (2) $220,000 to the Selling Stockholders, representing the balance of the Purchase Price.  The Controlling Stockholders acquired 98.8% of the issued and outstanding common stock of the Company upon the closing of the transactions set forth in the Amended ORSI Agreement.

Item 8. Legal Proceedings.

We are not currently a party to any legal proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the trading symbol "XFCH".  The OTCBB is a quotation system and not a national securities exchange, and many companies have experienced limited liquidity when traded through this quotation system.  There is no established public trading market for our common stock.

Record Holders

As of May15, 2012, we had 14,201,042 shares of common stock issued and outstanding and approximately 99 stockholders of record.

Dividends

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future.  The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors.  There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Securities Authorized for Issuance Under Equity Compensation Plans

Prior to the Merger, X-Factor adopted the 2006 Long-Term Equity Incentive Plan and the 2010 Long Term Incentive Plan (collectively, the “Plans”).  The 2010 Long Term Incentive Plan was approved by the holders of membership units in X-Factor prior to the Merger. Upon the closing of the Merger, the Company’s board of directors approved the substitution of X-Factor membership interests underlying the options granted under the Plans with shares of common stock of the Company, subject to any further approvals or actions as may be required to ensure that the implementation of the substitution is in accordance with all state and federal rules and regulations that may be applicable. Information about the Plans appears below.

Equity Compensation Plan Information
Plan Category	Number of Shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options warrants and rights (b)	Number of Shares of Common Stock remaining available for future issuance under the equity compensation plan (excluding Shares of Common Stock reflected in column (a)) (c)

Equity Incentive Plans approved by Security Holders	2,059,143	$0.610	1,506,184

Equity Incentive Plans not approved by Security Holders	1,133,375	$0.312	None

Item 10. Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth below under Item 3.02 of this report, which disclosure is incorporated herein by reference.

Item 11. Description of Registrant’s Securities.

We are authorized by our certificate of incorporation to issue an aggregate of 120,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $.0001 per share and 20,000,000 are shares of preferred stock, par value $.0001 per share.  As of the date of this report, there are 14,201,042 shares of common stock outstanding and no shares of preferred stock outstanding.  All outstanding shares of common stock are of the same class and have equal rights and attributes.  The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.  All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to the rights of any preferred stock we issue.  In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities, subject to the rights of any preferred stock we issue. The stockholders do not have cumulative or pre-emptive rights.

Effect of Certain Provisions of the Company’s Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control of our company.  For example, the authorization of undesignated preferred stock in our certificate of incorporation makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.  Furthermore our bylaws provide that only our directors, or an officer instructed to do so by our directors, may call an annual or special meeting of our stockholders.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.  The amendment of any of these provisions would require approval by holders of at least a majority of our outstanding common stock.

Item 12. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law, (a) for breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

Our bylaws provide that the Company shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section.  The indemnification provided for shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise.  Such indemnification shall apply both as to action in the person's official capacity of one holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Our bylaws also provide that the personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

Item 13. Financial Statements and Supplementary Data

Our financial information is included under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

Information concerning the change to our auditors which took place upon completion of the Merger is included under Item 4.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the consummation of the Merger, we issued a total of 11,058,643 shares of our common stock to the members of X-Factor in exchange for all of the issued and outstanding membership interests in X-Factor.  In addition, we reserved an additional 4,724,083 shares of common stock for issuance upon the conversion or exercise of all outstanding warrants, options or other securities of X-Factor exercisable or convertible into membership units of X-Factor prior to the Merger.   We have also reserved for issuance an additional 883,941 shares of common stock as compensation to our placement agent provided that the Maximum Amount is raised in the Offering.   In the event that less than the Maximum Amount is raised, then the Company shall issue to its placement agent or its affiliates a portion of these 883,941 reserved shares based on the total amount raised in the Offering, and in such event the Exchange Ratio and Preferred Consideration Amount shall be adjusted in favor of the former members of X-Factor so that the remaining reserved shares are issued to the former members of X-Factor on a pro rata basis instead of being issued to the placement agent. We also reserved an additional 666,667 shares of common stock for warrants exercisable into shares of common stock that will be issued to our placement agent if the Maximum Amount is raised, 301,240 of which have been earned in connection with the closing of the Offering that occurred on May 15, 2012.  Our placement agent will receive warrants equal to 10% of the shares issued in the Offering.  We relied on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, promulgated thereunder, to issue the securities.

Also on May 15, 2012, in connection with initial closing of the Offering the Company issued and sold 2,619,066 shares of common stock at a price of $0.75 per share, for aggregate gross proceeds of $1,964,299 (which includes the conversion of convertible promissory notes and accrued and unpaid interest outstanding prior to the Merger, in an aggregate principal amount of $728,049).  We paid a commission in the amount of $123,625 to our placement agent and issued an aggregate of 247,970 shares of the Company’s common stock to the placement agent in connection with the initial closing.

 The offer was made pursuant to exemptions provided by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder inasmuch as the common stock was sold solely to accredited investors and without any form of general solicitation or general advertising, and Regulation S of the Securities Act of 1933 inasmuch as a portion of the offer and sale of the common stock was made to non-U.S. persons and no directed selling efforts were made in the United States.

Item 4.01. Changes in Registrant’s Certifying Accountants.

On May 21, 2012, the Company dismissed Stan J.H. Lee as its independent registered public accounting firm following the change in control of the Company at the completion of the Merger.  The decision to change accountants was approved and ratified by the Company’s Board of Directors.  The report of Stan J.H. Lee on the financial statements of the Company for the fiscal year ended March 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern.  Additionally, during the Company's two most recent fiscal years and any subsequent interim period, there were no disagreements with Stan J.H. Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

While Stan J.H. Lee was engaged by the Company, there were no disagreements with Stan J.H. Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements if not resolved to the satisfaction of Stan J.H. Lee would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for the fiscal year ended March 31, 2011 and 2010.

 The Company provided Stan J.H. Lee with a copy of the disclosures to be included in Item 4.01 of this Current Report on Form 8-K and requested that Stan J.H. Lee furnish the Company with a letter addressed to the Commission stating whether or not Stan J.H. Lee agrees with the foregoing statements.  A copy of the letter from Stan J.H. Lee to the Commission, dated May 21, 2012, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

The Company engaged WithumSmith + Brown, PC as the Company’s independent registered public accounting firm as of May 21, 2012.  WithumSmith + Brown, PC is, and has been, X-Factor’s independent registered public accounting firm since 2009.

Item 5.01. Changes in Control of Registrant.

Other than the transactions and agreements disclosed in Item 2.01 of this Current Report on Form 8-K, which resulted in a change in control of the Company we know of no arrangements which may result in a change in control.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to Item 5 of Item 2.01 above for certain information relating to our executive officers and directors, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In conjunction with the completion of the Merger, Organic Spice changed its corporate name from “Organic Spice Imports, Inc.” to “X-Factor Communications Holdings, Inc.” by filing the Certificate of Ownership and Merger with the Delaware Secretary of State’s Office on May 15, 2012.  Organic Spice effected the name change to reflect the nature of its new business operations following the Merger.  The Certificate of Ownership and Merger is attached hereto as Exhibit 3.3.

The consummation of the Merger is accounted for as a reverse merger with X-Factor as the accounting acquirer. X-Factor has a fiscal year ending December 31 and the Company had a fiscal year ending March 31. Upon the closing of the Reverse Merger the Company adopted the fiscal year end of X-Factor.

Item 5.06. Change in Shell Company Status.

As the result of the completion of the transactions effectuated pursuant to the Merger Agreement, we are no longer a shell company.  The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

The following financial statements and exhibits are filed as part of this report:

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of X-Factor for the fiscal years ended December 31, 2011 and 2010.

The unaudited financial statements of X-Factor for the three months ended March 31, 2012 and 2011.

(b)	Pro Forma Financial Information

The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2012 and unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2011 and three months ended March 31, 2012.

(d)	Exhibits .

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1 *
Agreement and Plan of Merger, dated as of March 5, 2012 by and among X-Factor Communications, LLC, Organic Spice Imports, Inc. and X-Factor Acquisition Corp.  (incorporated by reference from Exhibit 10.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on March 9, 2012).

3.1 *	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Form 10 filed with the Securities and Exchange Commission on April 8, 2011).

3.2 *	Bylaws (incorporated by reference from Exhibit 3.2 to the registrant’s Form 10 filed with the Securities and Exchange Commission on April 8, 2011).

3.3 *	Certificate of Ownership and Merger filed with the Office of Secretary of State of Delaware on May16, 2012.

4.1 *	Convertible Promissory Note, dated March 22, 2012, issued to Charles Saracino.

4.2 *	Convertible Promissory Note, dated March 22, 2012, issued to Ken Makow.

4.3 *	Secured Convertible Promissory Note, dated July 31, 2009, issued to NJEDA.

4.4 *	Convertible Promissory Note, dated March 22, 2012, issued to Frank Casatelli.

4.5 *	Convertible Promissory Note, dated March 22, 2012, issued to Robert Slingsby.

4.6 *	Convertible Promissory Note, dated March 22, 2012, issued to Michelle Wallace.

4.7 *	Promissory Note, dated March 30, 2012, issued to Charles Saracino.

4.8 *	Promissory Note, dated March 30, 2012, issued to John Bloomer.

10.1 *	Form of Subscription Agreement.

10.2 *	Cancellation Agreement, dated May 15, 2012.

10.3 *
General Assignment and Assumption Agreement, dated February 10, 2012 (incorporated by reference from Exhibit 10.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on February 16, 2012).

10.4 *	Convertible Loan Agreement, dated July 31, 2009 by and between X-Factor and NJEDA.

10.5 *	First Modification of Convertible Loan Agreement, dated January 19, 2011, by and between X-Factor and NJEDA.

10.6 *	Second Modification of Convertible Loan Agreement, dated September 14, 2011, by and between X-Factor and NJEDA.

10.7 *	Patent, Trademark and Copyright Security Agreement, dated July 31, 2009, by and between X-Factor and NJEDA.

10.8*	Security Agreement, dated July 31, 2009, by and between X-Factor and NJEDA.

16.1*	Letter dated May 21, 2012 from Stan J.H. Lee.

21.1*	List of Subsidiaries.

*  Filed as an exhibit to the Company’s Form 8-K filed on May 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 2, 2012

X-FACTOR COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Charles Saracino
Name: Charles Saracino Title: Chief Executive Officer

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF X-FACTOR COMMUNICATIONS, LLC FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

Page(s)

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets	F-2

Statements of Operations and Members’ Deficit	F-3

Statements of Cash Flows	F-4

Notes to Financial Statements	F-5 – F-27

FINANCIAL STATEMENTS OF X-FACTOR COMMUNICATIONS, LLC
FOR THE QUARTERS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

Balance Sheets	F-29

Statements of Operations and Members’ Deficit	F-30

Statements of Cash Flows	F-31

Notes to Financial Statements	F-32–F-51

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
X-FACTOR COMMUNICATIONS HOLDINGS, INC. (UNAUDITED)

Pro-Forma Consolidated Balance Sheet	F-53

Pro-Forma Consolidated Statements of Operations - December 31, 2011	F-54

Pro-Forma Consolidated Statements of Operations - March 31, 2012	F-55

Pro-Forma Consolidated Notes to Financial Statements	F-56-F-57

FINANCIAL STATEMENTS OF X-FACTOR COMMUNICATIONS, LLC
FOR THE FISCAL YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

Report of Independent Registered Public Accounting Firm

To the Members of X-Factor Communications, LLC:

We have audited the accompanying balance sheets of X-Factor Communications, LLC (the “LLC”) as of December 31, 2011 and 2010 and the related statements of operations and members’ deficit and cash flows for each of the years then ended.  These financial statements are the responsibility of the LLC's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of X-Factor Communications, LLC as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the LLC will continue as a going concern.  As discussed in Note 2 to the financial statements, the LLC has historically incurred net losses and recurring negative cash flows from operations.  Furthermore the LLC has, in the past, defaulted on debt service payments and been in technical default of covenants in certain debt agreements and there are no assurances that existing members will continue to support the LLC or that the LLC will be able to raise sufficient capital or debt financing to sustain operations.  These conditions raise substantial doubt about the LLC’s ability to continue as a going concern.  Management's plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith + Brown, PC

WithumSmith + Brown, PC
Morristown, New Jersey
April 16, 2012

X-Factor Communications, LLC Balance Sheets December 31, 2011 and 2010

	December 31,
Assets	2011	2010
Current assets
Cash	$78,639	$22,417
Accounts receivable, net of allowance for doubtful accounts of $25,900 and $25,649, respectively	216,110	134,462
Other current assets	209,081	--
Total current assets	503,830	156,879
Equipment and leasehold improvements	65,292	124,116
Total assets	$569,122	$280,995
Liabilities and Members' Deficit
Current liabilities
Line of credit	$97,836	$98,139
Current portion of notes payable, net of discount of $9,377 and $29,127, respectively	161,078	450,040
Current portion of notes payable - Insiders, net of discount of $0 and $3,537, respectively	--	189,437
Current portion of capital leases payable	10,457	27,439
Accounts payable	405,482	295,456
Accrued expenses	172,955	16,491
Current portion of unearned revenues	58,845	156,157
Derivative financial instruments	39,130	39,130
Total current liabilities	945,783	1,272,289
Notes payable, less current portion, net of discount of $6,166 and $0, respectively	277,924	--
Notes payable – Insiders, net discount of $582,209 and $0, respectively	614,543	148,375
Capital leases payable, less current portion	10,705	21,162
Unearned revenues, less current portion	14,354	61,237
Total liabilities	1,863,309	1,503,063
Commitments and contingencies
Members' deficit (liquidation value of preferred units of $1,140,287 and $1,105,647, respectively)	(1,294,187)	(1,222,068)
Total liabilities and members' deficit	$569,122	$280,995

See accompanying notes to financial statements.

X-Factor Communications, LLC Statements of Operations and Members' Deficit Years Ended December 31, 2011 and 2010

	Year Ended December 31,
	2011	2010

Revenue	$849,096	$1,778,893
Cost of revenue	238,578	668,711
Gross profit	610,518	1,110,182
Operating expenses
Salaries and fringe benefits	457,820	1,094,331
General and administrative	1,146,611	735,723
Depreciation and amortization	67,081	87,157
Total operating expenses	1,671,512	1,917,211
Loss from operations	(1,060,994)	(807,029)
Other expenses
Interest expense, including $304,302 and $35,862 of expense in 2011 and 2010, respectively, for Insiders	373,925	97,374
Change in the fair value of derivative financial instruments for Insiders	--	(1,429)
Professional fees related to proposed Merger	62,188	--
Other expenses	5,531	6,770
Total other expenses	441,644	102,715

Net loss	(1,502,638)	(909,744)

Members' deficit - beginning of year	(1,222,068)	(659,256)
Equity-based compensation	557,166	147,427
Warrants issued in connection with notes payable - Insiders	24,200	--
Beneficial conversion feature for notes payable - Insiders	342,400	--
Equity issued in connection with notes payable - Insiders	457,600
Sale of membership units	49,153	199,505
Members' deficit - end of year	$(1,294,187)	$(1,222,068)

See accompanying notes to financial statements.

X-Factor Communications, LLC Statements of Cash Flows Years Ended December 31, 2011 and 2010

	2011	2010
Cash flows from operating activities:
Net loss	$(1,502,638)	$(909,744)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	67,081	87,157
Capitalized interest payments for notes - Insiders	30,403	12,960
Capitalized interest income for note receivable	(435)	--
Accretion of discount on notes	259,112	20,405
Amortization of prepaid financing costs	23,277	--
Change in fair value of derivative financial instruments for Insiders	--	(1,429)
Bad debt expense	25,000	900
Equity-based compensation	557,166	147,427
Changes in operating assets and liabilities:
Accounts receivable	(106,648)	30,205
Accounts payable	110,026	45,116
Accrued expenses	156,464	3,397
Unearned revenue	(144,195)	(11,445)
Net cash used in operating activities	(525,387)	(575,051)
Cash flows from investing activities:
Deposit for company to be acquired in Anticipated Reverse Merger	(75,000)	--
Purchase of equipment and leasehold improvements	(8,257)	(8,611)
Advances made for Note Receivable	(10,000)	--
Net cash used in investing activities	(93,257)	(8,611)
Cash flows from financing activities:
Proceeds from note payable - Insiders	850,000	--
Costs incurred in obtaining notes payable - Insiders	(82,863)	--
Costs incurred in connection with Anticipated Equity Offering	(64,060)	--
Principal repayments of note payable	(24,622)	(20,833)
Principal repayments of notes payable - Insiders	(25,000)	(7,026)
Principal repayments of obligations under capital leases	(27,439)	(23,245)
Sale of membership units	49,153	199,505
Net change in line of credit	(303)	4,303
Net cash provided by financing activities	674,866	152,704
Net change in cash	56,222	(430,958)
Cash - beginning of year	22,417	453,375
Cash - end of year	$78,639	$22,417
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$61,134	$64,010
Non-cash investing and financing activities:
Warrants issued in connection with notes payable – Insiders	$24,200	$--
Beneficial conversion feature for notes payable – Insiders	$342,400	$--
Equity issued in connection with notes payable – Insiders	$457,600	$--

See accompanying notes to financial statements.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Note 1 - Background and Nature of Operations

X-Factor Communications, LLC (the "Company"), located in South Hackensack, New Jersey, provides interactive digital media network software and services. The X-Factor Digital Media Network Platform, our cloud-based digital signage, web and mobile solution, is delivered as a software-as-a-service and under a software license model, enabling our customers to build simple yet scalable advertising and corporate digital media networks. The Company’s webcasting solution, a live and on-demand multimedia distribution product delivers rich media content, desktop signage and emergency messaging to mobile and Web devices. The Company’s solutions address the rapidly expanding digital media needs of its corporate, public venue, education and government sector customers.  The Company sells its software and services throughout the United States.

Note 2 - Liquidity and Going Concern

At December 31, 2011 the Company had a members' deficit of $1,294,187, a working capital deficiency of $441,953 and incurred a net loss of $1,502,638 for the year then ended.  In addition, there was a decrease in revenue of $929,797 in 2011 when compared to 2010 levels.  There can be no assurance that: (1) existing members will continue to support the operational and financial requirements of the Company (for the year ended December 31, 2011, sales of membership units generated $49,153 of cash), (2) that the Company will be able to raise sufficient equity (see Note 19) or (3) that the Company will continue to be able to comply with existing covenants with creditors in future periods. Other than sales of membership units and capital raised through the sale of our securities, the Company has no sources of committed funding available in future periods. During 2011, the Company did receive $800,000 of cash proceeds from convertible promissory notes (the "Bridge Notes") and $50,000 of cash proceeds from other promissory notes; however, management does not expect such financing to be available in the near future. (see Note 19). At present, these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to the carrying value of assets and liabilities that might result from the outcome of these uncertainties.

The Company believes that the proceeds from future sales of its securities (see Note 19), if successful, and debt modifications, if successful, will provide sufficient equity to fund its operations for the next year.  There are no assurances, however, that the Company will be able to raise additional capital as may be needed, refinance its debt or increase revenue levels and profitability.  Further, if the current economic climate negatively impacts the Company, as it may, and the Company is unable to raise additional capital on acceptable terms, or modify debt repayment terms, it could have a material adverse effect on the Company's financial condition and future operations.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Note 3 - Summary of Significant Accounting Policies and Basis of Presentation

Basis of Presentation

The accompanying financial statements have been prepared on an accrual basis of accounting and exclude the effects of any of the contemplated mergers and other effects of the reorganization discussed in Note 19.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial statements and reported amounts of revenue and expenses during the reporting period. Significant estimates relate to the determination of the allowance for doubtful accounts, the valuation of long lived assets, the technological capabilities (and thus the valuation) of equipment, the determination of amounts owed under contingent arrangements and derivatives and the calculations of debt discounts and equity-based compensation. Actual results could differ from those estimates.

Concentration of Credit Risk

At various times, certain balances at a financial institution may exceed the Federal Deposit Insurance Corporation's (the “FDIC”) limit. At December 31, 2011, the Company did not have cash balances that exceeded such FDIC levels.  Management monitors regularly the financial condition of the institution, along with their balances in cash and cash equivalents and endeavors to keep this potential risk at a minimum, and has not experienced any collection losses with these institutions.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are uncollateralized, non interest bearing, customer obligations due under normal trade terms and are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of the Company's accounts receivable may, at times, be reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances periodically and based on an assessment of the current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Equipment and Leasehold Improvements

Equipment and leasehold improvements are recorded at cost. Depreciation on equipment is recorded over the estimated useful lives of the assets (five years) using the straight-line method. Leasehold improvements are depreciated using the straight-line method over the shorter of the estimated useful life of the asset (seven years) or the expected term of the occupancy. Included in equipment are fixed assets subject to capital leases which are depreciated over the life of the respective asset.  Maintenance and repair costs are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss will be reported in results of operations.

Long-Lived Assets

The Company periodically evaluates the net realizable value of long-lived assets, principally equipment and leasehold improvements, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. Impairment in the carrying value of an asset is recognized whenever anticipated future undiscounted cash flows from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value. There were no impairment losses recognized in the years ended December 31, 2011 and 2010.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. The Company has certain arrangements where it is obligated to deliver multiple products and/or services (multiple elements). In these arrangements, the Company allocates the total revenue among the elements based on the sales price of each element when sold separately using vendor-specific objective evidence. Revenue from multi-year licensing arrangements are accounted for as subscriptions, with billings recorded as unearned revenue and recognized as revenue ratably over the billing coverage period. Unearned revenue also consists of future maintenance and upgrade services that will be provided by the Company in future periods under terms of a non-refundable service contract.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

Derivative Financial Instruments

The Company's objectives in using debt-related derivative financial instruments are to obtain the lowest cash cost source of funds.  Derivatives are recognized in the balance sheet at fair value based on the criteria specified in Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification ("ASC") Topic 815, "Derivatives and Hedging." Under ASC Topic 815, the estimated fair value of the derivative liabilities is revalued at each balance sheet date with the changes in value, if any, recorded in the interest and other expense section of the accompanying Statements of Operations and Members' Deficit.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Advertising Expense

Advertising costs are expensed as incurred and included in general and administrative expenses. Advertising expenses for the years ended December 31, 2011 and 2010 were $3,261 and $259, respectively.

Equity-Based Compensation

Equity-based awards for membership common units have been appropriately accounted for as required by ASC Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”). Under ASC Topic 718, equity-based awards are valued at fair value on the date of grant and that fair value is recognized over the requisite service period. The Company values its equity-based awards using the Black-Scholes option valuation model. The fair value of the units used in these valuation models is based on the most recent sale of a membership common unit of the Company.

We periodically grant options for membership common units to employees and consultants in accordance with the provisions of our stock option plans (see Note 16), with the exercise price of the options established at the price of a recent sale of a membership common unit of the Company.

The fair value of warrants for membership common units issued to consultants or employees are recognized over the requisite service period with a corresponding decrease to members' deficit. Warrants issued to consultants are valued at the fair value of the common membership units related to the warrants. Warrants for membership common units issued to equity investors have no effect on members' deficit; that is, the fair value of the warrants granted to investors and charged to members' deficit are entirely offset by a corresponding adjustment to members' deficit.

Professional Fees (see Note 19)

Professional Fees Related to the proposed Merger have been expensed as incurred through December 31, 2011. Costs related to the Offering have been capitalized at December 31, 2011 based on an assessment of the viability of the offering through that date. When the Offering is consummated, the Company will offset these costs and future direct costs associated with the 2012 Offering against proceeds from the sale of the stock.

Income Taxes

The Company has elected to be taxed as a limited liability corporation, under the applicable provisions of the Internal Revenue Code and State of New Jersey tax laws. In lieu of the Company incurring a tax liability, the members are taxed individually on their proportionate share of the Company's taxable income or loss. Accordingly, the Company does not record a benefit for income taxes or any deferred tax assets or liabilities for Federal or state tax purposes.  There were no interest or penalties related to income taxes that have been accrued or recognized as of and for the years ended December 31, 2011 and 2010.

The Company conducts business domestically and, as a result, files Federal and state income tax returns. In the normal course of business, the Company is subject to examination by taxing authorities. The Company has no open tax years prior to the 2008 tax return.

Accounting Standards Update (“ASU”) 2009-06, which is included as part of ASC Topic 740 –“Income Taxes”. This section of the ASC clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition requirements. Because the Company is a limited liability corporation and Federal and state taxes are passed through to the members, so too would the assessments from any tax examinations.  There are no ongoing or pending examinations by Federal or state tax agencies.  The Company has evaluated its tax positions for all currently open tax years, 2008 through 2011, and has concluded that there are no significant uncertain tax positions for either Federal or state purposes.

Fair Value Disclosures

The Company considers its cash, accounts receivable, notes payable, capital leases and accounts payable to meet the definition of financial instruments. The carrying amount of cash, accounts receivable and accounts payable approximated their fair value due to the short maturities of these instruments.  The carrying value of our line of credit also approximates fair value.

The Company measures fair value as required by the ASC Topic 820“Fair Value Measurements and Disclosures” (“ASC Topic 820”).  ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

●	Level 2 - inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

●	Level 3 - unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. The Company has no financial instruments that merit classification as Level 1 or 2 assets and liabilities.  The Company's liability for derivative financial instruments is considered a Level 3 liability at December 31, 2011 and 2010.  The fair value of this liability is determined using the most recent sale of the members' units and the number of units that are not considered fixed and determinable under the conversion features.

New Accounting Pronouncements

In October 2009, the FASB issued guidance on revenue recognition for multiple-deliverable revenue arrangements. This guidance establishes a new selling price hierarchy to use when allocating the sales price of a multiple element arrangement between delivered and undelivered elements. The standard is generally expected to result in revenue recognition for more delivered elements than under prior rules. The Company was required to adopt this standard prospectively for new or materially modified agreements entered into on or after January 1, 2011. The implementation of this standard did not have a material impact on the Company's financial position, results of operations and cash flows.

In January 2010, the FASB issued guidance that revised two disclosure requirements concerning fair value measurements and clarifies two others. It requires separate presentation of significant transfers into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers. It will also require the presentation of purchases, sales, issuances and settlements within Level 3 on a gross basis rather than a net basis. The guidance also clarifies that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements. These new disclosure requirements became effective for the Company's financial statements for the period ended September 30, 2011, except for the requirement concerning gross presentation of Level 3 activity, which became effective for our 2011 year end. Since this guidance is only related to financial statement disclosures, there was no impact to the Company's financial statements as a result of the adoption of this guidance.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards” (“IFRS”) (ASU 2011-04), which amends FASB ASC 820, “Fair Value Measurement”. These amendments, effective for the interim and annual periods beginning on or after December 15, 2011 (early adoption is prohibited), result in a common definition of fair value and common requirements for measurement of and disclosure requirements between U.S. GAAP and IFRS. Consequently, the amendments change some fair value measurement principles and disclosure requirements. The adoption of ASU 2011-04 did not have an impact on the Company's prospective financial statements.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income”, which amends FASB ASC 220, “Comprehensive Income”. This guidance, effective retrospectively for the interim and annual periods beginning on or after December 15, 2011 (early adoption is permitted), requires presentation of total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The option to present components of other comprehensive income as part of the statement of members' deficit was eliminated. The items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income were not changed. Additionally, no changes were made to the calculation and presentation of earnings per share. The adoption of ASU 2011-05 did not have an impact on the Company's prospective financial statements.

The Company is not aware of any other pronouncements, not yet issued or adopted, that would have a material effect on its prospective financial statements.

Note 4 - Related Parties (see Note 14)

Certain investors, officers and relatives of officers of the Company have loaned the Company funds which are evidenced by promissory notes (see Note 12) (the “Insider Lenders”).   Officers (and their relatives), Insider Lenders and certain service providers are considered “Insiders” for purposes of related party disclosures.

The President of the Company provides a guaranty on the Company's line of credit.  There is no cost ascribed to the value of these services in the accompanying financial statements.

In 2011 the President of the Company loaned the Company $10,000 to cover certain operating expenses.  The obligation, which is included in accrued expenses, is due on demand and does not bear any interest.

Companies in which Insiders are employed purchased $66,172 and $58,410 of services from the Company for the years ended December 31, 2011 and 2010, respectively.

Insiders provided product development, legal and management services to the Company for $112,643 and $101,567 for the years ended December 31, 2011 and 2010, respectively.  Insiders who are officers in the Company were paid $223,333 and $303,743 for the years ended December 31, 2011 and 2010, respectively.

Included in accounts payable and accrued expenses are $165,469 and $54,892 as of December 31, 2011 and 2010, respectively, owed to Insiders.

Included in accounts receivable are $7,700 and $0 as of December 31, 2011 and 2010, respectively, due from Insiders.

The Company leases office and technical operations space and purchases various communication services from an Insider for $33,776 and $39,757 for the years ended December 31, 2011 and 2010, respectively.

Insiders were granted warrants to purchase 88,996 and 6,928 common membership units for the years ended December 31, 2011 and 2010, respectively.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Insiders were granted options to purchase 0 and 88,920 common membership units for the years ended December 31, 2011 and 2010, respectively.

Note 5 - Membership Units

Common Units

Our Operating Agreement authorizes the issuance of up to 3,000,000 Common Units.  The following is a summary of the activity for the Company’s Common Units and Common Units outstanding as of, and changes made during the years ended December 31, 2011 and 2010:

	3rd Parties	Insiders	Total
January 1, 2010	231,935	810,570	1,042,505
Common unit sales	11,433	--	11,433
December 31, 2010	243,368	810,570	1,053,938
Common units issued to Bridge Notes holders	--	246,920	246,920
Common unit sales	3,352	--	3,352
December 31, 2011	246,720	1,057,490	1,304,210

Preferred Units

Our Operating Agreement authorizes the issuance of up to 500,000 Preferred Units. The Preferred Units are senior to all other membership units.  Each Common Unit and Preferred Unit will have one vote on matters put before the members.  In addition, a majority of the Preferred Units is required to take any actions that would increase the number of Preferred Units, create a new class of units with rights superior to the Preferred Units or lessen the rights of the Preferred Units.

The following is a summary of the activity for the Company’s Preferred Units and Preferred Units outstanding as of, and changes made during the years ended December 31, 2011 and 2010:

	3rd Parties	Insiders	Total
January 1, 2010	98,170	218,870	317,040
Preferred unit sales	11,548	23,095	34,643
December 31, 2010	109,718	241,965	351,683
Preferred unit sales	--	8,000	8,000
December 31, 2011	109,718	249,965	359,683

In the event of liquidation, dissolution or winding up of the Company (the "Liquidation") each Preferred Unit has a liquidation preference equal to the member’s initial capital contribution (the “Liquidation Preference”). In the event of Liquidation, the Preferred Units will have a first claim on the assets and funds of the Company and the Common Units will not receive a distribution until the Liquidation Preference has been paid in full.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

The following is a summary of the activity for the Company’s Liquidation Preference and Liquidation Preference outstanding as of, and changes made during the years ended, December 31, 2011 and 2010:

	3rd Parties	Insiders	Total
Liquidation Preference:
January 1, 2010	$394,731	$560,916	$955,647
Preferred unit sales	50,000	100,000	150,000
December 31, 2010	444,731	660,916	1,105,647
Preferred unit sales	-	34,640	34,640
December 31, 2011	$444,731	$695,556	$1,140,287

Note 6 - Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following at December 31:

	2011	2010
Equipment and software	$511,496	$503,239
Leasehold improvements	3,210	3,210
Equipment and leasehold improvements, at cost	514,706	506,449
Accumulated depreciation and amortization	(449,414)	(382,333)
	$65,292	$124,116

Depreciation and amortization expense totaled $67,081 and $87,157 in the years ended December 31, 2011 and 2010, respectively.

Included in equipment and software is $219,811 of assets under capital leases, which had accumulated depreciation and amortization of $188,454 and $146,538 as of December 31, 2011 and 2010, respectively.

Note 7 – Other Current Assets (Note 19)

Other current assets consist of the following as of December 31, 2011:

Amount
Deposit for the acquisition of merger corporation	$75,000
Professional and other costs related to anticipated offering	64,060
Prepaid financing costs, net of $23,277 of amortization	59,586
Note receivable	10,435
$209,081

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

The Company has placed $75,000 in escrow for the purchase of a Delaware corporation, whose common stock is quoted on the OTC Bulletin Board, into which the Company expects to merge (see Note 19).  In connection with that merger, we have incurred professional and other costs which are expensed as incurred.

In connection with the Offering the Company has prepaid various professional fees.  When the Offering is consummated, the Company will offset these costs and future direct costs associated with the 2012 Offering against proceeds from the sale of the stock or expensed if the Offering does not occur.

In connection with the Bridge Notes (discussed in Note 12) we paid our investment bankers a fee of 10% of the gross proceeds of the financing.   The $80,000 fee with $2,863 of professional fees was classified as prepaid financing costs and will be expensed, using the effective interest method, over the original and amended terms of the Bridge Notes.

In August 2011 the Company entered into a $10,000 convertible note receivable with a strategic partner which matures in August 2012 and bears interest at prime plus 8.00% per annum (11.25% as of December 31, 2011) . Interest is accrued and paid on the maturity date and the note is convertible into common membership units of the borrower at the option of the Company.  This entity has developed a kiosk software application that is synergistic with the Company’s digital media platform.

Note 8 – Accrued Expenses

Accrued expenses consist of the following as of December 31:
	2011	2010
Accounting	$57,420	$5,500
Legal	55,835	--
Compensation and payroll taxes	17,468	3,833
Customer refund	16,000	--
Due to President of the Company	9,848	--
Travel	7,500	--
Consulting fees	5,000	--
Other current liabilities	3,884	7,158
	$172,955	$16,491

Note 9 - Unearned Revenues

Unearned, non-refundable revenues are expected to be earned as follows as of December 31, 2011:

Amount
During the year ending December 31,
2012	$58,845
2013	14,354
$73,199

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Note 10 - Line of Credit

The Company has a revolving line of credit in the amount of $100,000 with JPMorgan Chase Bank of which $97,836 and $98,139 was outstanding as of December 31, 2011 and 2010, respectively.  Interest accrues at a defined prime rate plus 0.5% (interest rate of 3.75% at December 31, 2011 and 2010). This line of credit has a secured interest in all business assets, inventory, equipment, accounts receivable, general intangibles, chattel paper, documents, instruments, and letter of credit rights. In addition, the line of credit is personally guaranteed by the President of the Company. There is no maturity date for the line of credit and there are no debt covenants.

Note 11 – Note Payable (see Note 19)

In July 2009 the Company entered into a $500,000 note payable with the New Jersey Economic Development Authority (the "NJEDA") which matures in August 2014 and bears interest at 6.00% per annum. This note was modified in December 2010, August 2011 and February 2012 (see Note 19), to provide for interest only payments through March 1, 2012, a principal payment of $56,818 and an interest payment on April 1, 2012 and then beginning on May 1, 2012 twenty-eight monthly payments of interest and principal through August 2014.  The note is subordinated to the aforementioned line of credit and requires the maintenance of various non-financial covenants, such as providing financial statements and budgets on a timely basis, maintain records and accounts and make punctual payments.  The holder of the note has a secondary interest in all assets of the Company behind the holder of the Company's line of credit. The note includes certain restrictions that, amongst them, (1) prevent the Company from initiating any corporate changes through merger or consolidation, (2) prevent the Company from creating or incurring new debt and (3) prevent the Company from paying dividends or distributions or redeeming outstanding stock, without the written consent of the NJEDA.  The note is convertible, at the NJEDA's option, to an equity interest in the Company, the conversion price of which will be based on defined terms of a future equity offering.  As of December 31, 2010, the Company failed to meet some of its covenants resulting in a technical default of the note agreement.  Accordingly, the entire balance of the liability as of December 31, 2010 has been presented as current in the accompanying balance sheet.  At December 31, 2011 the Company had defaulted on required payments to the NJEDA.  In February 2012 the Company amended its note; accordingly the December 31, 2011 liability has been classified in accordance with the terms of that agreement in the accompanying balance sheet (see Note 19).

Warrants to acquire 28,900 preferred membership units at $4.33 with an expiration date of July 31, 2019, were issued in connection with this note.   The $45,945 estimated fair value of the warrants was calculated using the Black-Scholes option valuation model, and, together with $5,040 of closing costs, is classified as a discount of the note and will be expensed, using the effective interest method, over the term of the debt.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Notes payable consisted of the following as of December 31, 2011 and 2010:

	2011	2010
Notes payable	$454,545	$479,167
Discount	(15,543)	(29,127)
Note payable, net of discount	439,002	450,040
Less: current portion of notes payable, net of discount	(161,078)	(450,040)
Notes payable, net of current portion	$277,924	$--

Note 12 - Notes Payable – Insiders (see Note 19)

The Company has 5 notes payable to Insider Lenders considered to be Insiders as described in Note 4.

(A)
The Company has two notes payable outstanding to the President of the Company and another officer of the Company. The maturity date of these notes is the later of August 1, 2014 or such date when all debt owed by the Company to the NJEDA has been paid by the Company.  These notes are unsecured and bear interest at rates of 8.00% and 10.00%.  Interest is required to be paid monthly, however, when interest payments have not been paid, the Company and these Insider Lenders have settled such amounts by issuing additional promissory notes equivalent to the related interest expense.  Unpaid interest of $15,503 and $12,960 was converted to additional promissory notes in the years ended December 31, 2011 and 2010, respectively.  In February 2012 these notes were amended to make them convertible into equity at a conversion rate of $3.30 per common unit.  The Company will record a charge associated with the amendment in 2012.  The unpaid principal and interest of these notes amounted to $163,878 and $148,375 as of December 31, 2011 and 2010, respectively.

(B)
The Company has two notes payable outstanding to Insider Lenders who are investors in the Company and one is related to the President of the Company.  When the Company entered into the NJEDA agreements, the Company ceased making principal payments on these notes to be in compliance with the NJEDA note.  This resulted in the notes being in default as of December 31, 2010. Accordingly, the entire balance of the liability as of December 31, 2010 has been presented as current in the accompanying balance sheets.  These notes were amended in February 2012 and the maturity date of these notes is the later of August 1, 2014 or such date when all debt owed by the Borrower to the NJEDA has been paid by the Company.  These notes are unsecured and bear interest at 8.5% and are convertible into equity at a conversion rate of $3.60 per common unit.  In February 2012 these notes were amended to make them convertible into equity at a conversion rate of $3.30 per common unit.  The Company will record a charge associated with the amendment in 2012.  In addition interest will paid be monthly in arrears as additional convertible promissory notes.  The unpaid principal and interest of these notes amounted to $192,974 as of December 31, 2011 and 2010.  The effective interest rate of these notes was 11.7% in 2011 and 2010.

Detachable warrants to acquire 9,120 common membership units at $4.33 with an expiration date of January 2018 were issued in connection with the above mentioned notes. The $16,346 estimated fair value was calculated using the Black-Scholes option valuation model.  The $16,346 fair value is classified as a discount of the notes and will be expensed, using the effective interest method, over the original (and as amended) terms of the debt.  The unamortized discount related to these warrants amounted to $1,188 and $3,537 as of December 31, 2011 and 2010, respectively.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

(C)
In 2011 the Company entered into notes payable of $25,000 each with two investors in the Company.  These notes initially matured in three months and bore interest at 10% on any overdue principal.  One note was repaid in 2011 while the maturity date of the other note was amended to the later of August 1, 2014 or such date when all debt owed to the NJEDA has been paid by the Company.   In February 2012 this note was amended to make it convertible into equity at a conversion rate of $3.30 per common unit and interest will be paid monthly in arrears as additional convertible promissory notes.  The unpaid principal and interest of this note amounted to $25,938 as of December 31, 2011.

Detachable warrants to acquire 5,600 common membership units at $0.01 with an expiration date of May 2021 were issued in connection with the notes from Insiders entered into in 2011.   The $24,200 estimated fair value was calculated using the Black-Scholes option valuation model.  The $24,200 fair value is classified as a discount of the notes and was expensed, using the effective interest method, over the original three month terms of the debt. The effective interest rate of these notes and the related warrants was 245%.

(D)
In 2011, the Company raised $800,000 by issuing Bridge Notes to Insider Lenders.  The Bridge Notes bear interest at 6.00%, payable quarterly in arrears, and are convertible at the option of the Company into additional Bridge Notes.  Unpaid interest of $13,962 was converted to additional promissory notes in the year ended December 31, 2011.  The Bridge Notes mature on the first anniversary of their issuance ($600,000) or on August 1, 2014 ($200,000), or can be prepaid at the Company’s option, and are subordinated to the Company’s NJEDA debt. These notes were amended in February 2012 and the related maturity date of these notes is the later of: (a) August 1, 2014 or (b) such date when all debt owed to the NJEDA has been paid by the Company.  The Bridge Notes are convertible to an equity interest in the Company using a conversion price which will be based on defined terms of a future equity offering.  In connection with the issuance of the Bridge Notes, for each $100,000 of notes issued, holders of Bridge Notes received 30,865 common membership units (the “Issued Units”).  As a result of the issuance of the Issued Units we consider the Bridge Note investors to be Insiders.  $600,000 of the Bridge Notes are convertible into common membership units at the option of the holders while $200,000 of the Bridge Notes must be converted to equity in the event of a future equity offering.  We also paid our investment bankers a fee of 10% of the gross proceeds of the financing.    The $80,000 fee was classified as prepaid financing costs and will be expensed, using the effective interest method, over the terms of the Bridge Notes.  Principal and accrued interest of these notes amounted to $813,962 as of December 31, 2011.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

We accounted for the issuance of the Bridge Notes and the Issued Units by allocating the $800,000 of proceeds received to each of instruments based on their relative fair value.  The fair value of the Issued Units was based on recent sales of membership units.  Since the redemption amount of the Bridge Notes is convertible into membership units, we recorded the effects of a beneficial conversion feature. The value of the beneficial conversion feature was limited to the proceeds allocated to the Bridge Notes.  The $457,600 value of the Issued Units and the $342,400 value of the beneficial conversion feature are classified as a discount of the Bridge Notes and will be expensed, using the effective interest method, over the terms of the Bridge Notes.   The unamortized discount related to the Issued Units and beneficial conversion feature amounted to $581,021 as of December 31, 2011.   The effective interest rate of the Bridge Notes and the beneficial conversion features (adjusted for the amended terms of the terms of the maturity date of the Bridge Notes) was approximately 41%.

Note payable - Insiders consisted of the following as of December 31, 2011 and 2010:

	2011	2010
Notes payable – Insiders (A)	$1,196,752	$341,349
Unamortized discount - Insiders	(582,209)	(3,537)
Notes payable - Insiders - net of discount	614,543	337,812
Less: current portion	--	(189,437)
Notes payable - Insiders, net of current portion	$614,543	$148,375

Note A – As a result of the amendments made in February 2012 the maturity date of all of the Note Payable – Insiders is the later of: (a) August 1, 2014 or (b) such date when all debt owed to the NJEDA has been paid by the Company.

Note 13 – Derivative Financial Instruments (Note 19)

The holders of Notes Payable - Insiders, with $192,974 of principal as of December 31, 2011 and 2010, have the option to convert the notes to equity at a conversion rate of $3.60 per common membership unit. When the notes were issued, the fair value of the common membership units was $4.33. The related $40,559 fair value of the embedded beneficial conversion feature is treated as a derivative liability. The derivative liability is periodically measured as the difference between the $3.60 conversion price and the then current fair value of the common membership units multiplied by the number of the common membership units that will be issued at $3.60.  Any change in the fair value of the common membership units or any increase in the notes will cause a change in the derivative liability, which is then recognized in the Statement of Operations and Members' Deficit.  The decrease of $1,429 in the fair value of the derivative liability during the year ended December 31, 2010 resulted from the principal payments on the related notes, which resulted in fewer common membership units being converted.  The fair value of the common membership units did not change.  There was no corresponding change in the derivative liability for the year ended December 31, 2011.  The amendment of certain Notes Payable – Insiders in February 2012 to make them convertible into equity at a conversion rate of $3.30 per common unit or to reduce their conversion rate from $3.60 to $3.30, will require the recording of the fair value of this embedded beneficial conversion feature.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Pursuant to the requirements of ASC Topic 820, the Company has provided fair value disclosure information for relevant assets and liabilities in the accompanying financial statements.  The following summarizes liabilities which have been accounted for at fair value on a recurring basis as of December 31, 2011 and 2010, along with the bases for the determination of fair value:

	Quoted Prices	Observable	Unobservable
	In Active	Measurement	Measurement
	Markets	Criteria	Criteria	Total
December 31, 2011:
Derivative instruments (A)	--	--	$(39,130)	$(39,130)
December 31, 2010:
Derivative instruments (A)	--	--	$(39,130)	$(39,130)

Note (A) – Embedded beneficial conversion feature.

The changes in Level 3 instruments, which are comprised of the embedded conversion feature included in the notes, is measured on a recurring basis for the years ended December 31, 2011 and 2010 and are presented below:

	2011	2010
Derivative financial instruments, beginning of year	$39,130	$40,559
Increase in fair value recognized in results of operations	--	--
Changes in fair value of principal payments on notes	--	(1,429)
Derivative financial instruments, end of year	$39,130	$39,130

Note 14 – Interest Expense

The components of interest expense for the years ended December 31, 2011 and 2010 are presented below:

	2011	2010

Notes payable - Insiders	$47,404	$32,226
Notes payable - Insiders - discount amortization	245,528	3,636
Amortization of prepaid financing costs	23,277	--
Note payable - NJEDA	28,569	30,045
Note payable - NJEDA - discount amortization	13,584	16,769
Obligations under capital leases	5,491	6,280
Line of credit	3,719	3,274
Other interest expense	6,353	5,144
	$373,925	$97,374

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Note 15 - Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable and sales. The following are the percentages for those customers that exceeded 10% of either net accounts receivable as of December 31, 2011 and 2010 and revenue for the years then ended:

	Accounts Receivable, net		Revenue
	2011	2010	2011	2010
Customer A	--	2%	15%	59%
Customer B	--	28%	2%	9%
Customer C	--	27%	3%	6%
Customer D	14%	--	4%	--
Customer E	30%	--	8%	--
Customer F	25%	--	6%	--
Customer G	4%	1%	10%	--
	73%	58%	48%	74%

The accounts receivable concentrations result from revenues recorded in the fourth quarter and paid in the first quarter of 2012.

Note 16 - Stock Option Plans

In 2006 the Company approved the Company's 2006 Long-Term Incentive Plan (the "2006 Plan") and in 2010 the 2010 Long-Term Incentive Plan (the "2010 Plan"). These Plans provide for the granting of options to purchase common membership units in the Company to individuals selected by the Company.  Awards under the Plans consist of a specified number of options awarded subject to the satisfaction of various vesting conditions specified by the Company at the time of the award.  Awards have been granted to employees, consultants and investors.  Expired, forfeited or cancelled awards are available for future grants.

The following is a summary of membership units in the 2006 Plan and 2010 Plan, outstanding and available as of December 31, 2011 and 2010:

2010
2006 Plan	2010 Plan	Total
Membership units in Plan	327,387	347,000	674,387
Outstanding options	(252,810)	(136,680)	(389,490)
Membership units available	74,577	210,320	284,897

	2010
	2006 Plan	2010 Plan	Total
Membership units in Plan	327,387	347,000	674,387
Outstanding options	(256,090)	(199,520)	(455,610)
Membership units available	71,297	147,480	218,777

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

The exercise price of a grant is to be established by the Company in its discretion, but may not be less than the fair value, as determined through historical transactions or an annual valuation, of a common membership unit as of the date of grant. Unit options, subject to certain restrictions, may be exercisable for a defined period of time from the date of the grant after full vesting occurs. Upon termination of employment any unvested options are immediately cancelled and available for future grants, while vested options are exercisable for a defined period. The vesting period for awards is to be established by the Company in its discretion on the date of grant. The various grants can vest immediately upon issuance or up to 3 years after the grant.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average activity and assumptions during the year ended December 31, 2010:

Number of options granted	306,980
Exercise price	$4.71
Risk-free interest rate	2.80%
Expected lives in years	7.0
Expected volatility	24.90%
Expected dividend yields	None
Fair value of membership units	$4.33
Fair value per option	$1.28
Fair value of options granted	$392,934

There were no options granted in the year ended December 31, 2011.

Since the Company’s units are not traded, the Company calculates expected volatility for an equity-based grant based on the Standard & Poor’s North American Technology Software Index during the period immediately preceding the grant that is equal in length to the expected term of the grant. The risk-free interest rate is based on U.S. Treasury yields for securities in effect at the time of grants, with terms approximating the expected period of the grants. The assumptions used in the Black-Scholes option valuation model are inherently highly subjective, and can materially affect the resulting valuation.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Other Option Information

A summary of options granted, exercised, expired and forfeited under our plans and options outstanding as of December 31, 2011 and 2010, is presented below:

	Outstanding		Exercisable
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
January 1, 2010	273,400	$2.44	259,320	$2.36
Granted	306,980	4.71
Exercised	--	--
Forfeited or expired	(124,770)	4.41
December 31, 2010	455,610	3.43	249,390	$2.32
Granted	--	--
Exercised	--	--
Forfeited or expired	(66,120)	4.70
December 31, 2011	389,490	$3.21	389,490	$3.21

Additional information as of December 31, 2011, with respect to all outstanding options, which are all vested and exercisable, is as follows:

	Outstanding, Vested and Exercisable
Range of Exercise Prices	Number of Options	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price

$2.02	204,390	5.0	$2.02
$3.66	41,580	6.3	3.66
$4.33 - 4.80	143,520	8.3	4.78
$2.02 - 4.80	389,490	6.4	$3.21

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

A summary of non-vested options as of, and changes during the years ended December 31, 2011 and 2010, is prescribed below:

	Options	Weighted Average Exercise Price
January 1, 2010	14,080	$3.89
Granted	306,980	4.71
Vested	(4,740)	4.20
Forfeited or expired	(110,100)	4.51
December 31, 2010	206,220	4.77
Granted	--	--
Vested	(145,160)	` 4.76
Forfeited or expired	(61,060)	$4.77
December 31, 2011	--

No compensation costs were capitalized as part of the cost of any asset.

The intrinsic value of vested options at December 31, 2011 and 2010 was approximately $500,000 and $492,000, respectively.  The intrinsic value of unvested options at December 31, 2010 was approximately $6,000.

The non-cash compensation expense related to these options was allocated as follows for the years ended December 31, 2011 and 2010:

	2011	2010
Salaries and fringe benefits	$37,664	$69,422
General and administrative	34,634	48,061
	$72,298	$117,483

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Note 17 – Warrants

A summary of warrants granted, exercised, forfeited and outstanding as of December 31, 2011 and 2010, which are convertible into common and preferred membership units, is presented below:

	Warrants	Weighted Average Exercise Price
Outstanding, January 1, 2010	49,205	$3.91
Granted	15,836	2.59
Forfeited or expired	(380)	6.58
December 31, 2010	64,661	3.57
Granted	117,796	0.01
Forfeited or expired	--	--
December 31, 2011	182,457	$1.27

Additional information as of December 31, 2011, with respect to all outstanding warrants, which are exercisable, is as follows:

	Outstanding, Vested and Exercisable
	Remaining	Weighted Average	Weighted
	Number	Contractual	Average
Range of	of	Life	Exercise
Exercise Prices	Warrants	(in Years)	Price
$0.01	130,277	9.3	$0.01
$4.33 (Note A)	41,484	7.3	4.33
$4.76	10,696	8.2	4.76
$0.01 - 4.76	182,457	8.8	$1.27

Note A – Includes 28,900 warrants convertible into preferred membership units at $4.33 with an expiration date of July 31, 2019.

The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes valuation model with the following weighted average activity and assumptions during the years ended December 31, 2011 and 2010:

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

	2011	2010
Number of warrants granted	117,796	15,836
Exercise price	$0.01	$2.59
Risk-free interest rate	2.4%	2.3%
Expected lives in years	7.0	6.3
Expected volatility	24.6%	25.8%
Expected dividend yields	None	None
Fair value of membership units	$4.33	$4.33
Fair value per warrant	$4.32	$2.51
Fair value of warrants granted	$508,879	$39,748

Since the Company’s units are not traded the Company calculates expected volatility for a stock-based grant based on the Standard & Poor’s North American Technology Software Index during the period immediately preceding the grant that is equal in length to the expected term of the grant. The risk-free interest rate is based on U.S. Treasury yields for securities in effect at the time of grants with terms approximating the expected term of the grants. The assumptions used in the Black-Scholes option valuation model are inherently highly subjective, and can materially affect the resulting valuation.

The non-cash compensation expense related to warrants was allocated as follows for the years ending December 31, 2011 and 2010:

	2011	2010
Salaries and fringe benefits	$--	$--
General and administrative	484,868	29,944
	484,868	29,944
Interest expense – amortization of warrants	38,791	18,750
	$523,659	$48,694

There is no additional compensation expense related to these warrants to be recognized as of December 31, 2011 (excluding the amortization of warrants to debt holders included in interest expense).

Note 18 - Commitments and Contingencies

The Company leases equipment under several non-cancelable lease arrangements at interest rates ranging from 9.3% to 11.3% with a weighted average interest rate of 10.9%.  The Company also leases its primary office facility from a related party under a non-cancelable operating lease that expired on February 28, 2011.  Upon the expiration of the original term, the lease term was modified to provide for the facility rental on a month-to-month basis.  Rent expense totaled $19,500 and $25,200 in the years ended December 31, 2011 and 2010, respectively.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

The future minimum payments for capital leases are as follows: Year Ending December 31,
2012	$13,311
2013	11,663
Total future minimum lease payments	24,974
Amount representing interest	(3,812)
Present value of future minimum lease payments	21,162
Less: current portion	10,457
Lease obligations, net of current portion	$10,705

Note 19 - Subsequent Events

Management evaluated subsequent events through the date that the Company's financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued, other than the following:

Note Payable Default and Waiver

In December 2011, the NJEDA notified the Company that they were in default of the loan agreement since the Company had secured additional indebtedness in 2011 in excess of $125,000 without prior NJEDA approval (see “Anticipated Capital Raise” below).   In addition, the repayment of such indebtedness was not subordinated to the NJEDA note and the Company was delinquent in a principal payment.  In February 2012 the Company and NJEDA entered into an agreement in which NJEDA consented to the Anticipated Reverse Merger described below, waived any principal payments until May 1, 2012 at which point monthly payments of $14,205 will start, required that all interest payments be made monthly, consented to the additional indebtedness and waived any current event of default upon a  principal payment on April 1, 2012 of the greater of $56,818, which was paid on March 30, 2012, or 3% of the Capital Raise and the modification of the repayment terms and maturity dates of the Notes Payable – Insiders.  If the Company raises more than approximately $1,894,000 in the Capital Raise, NJEDA will receive, as an additional principal payment, 3% of that excess.

Anticipated Capital Raise and Reverse Merger (unaudited)

In December 2011 the Company distributed a Confidential Private Placement Memorandum (the “Memorandum”) which contemplates a private placement (the “Offering”) of shares of common stock (“Shares”) of a Delaware corporation whose common stock is quoted on the OTC Bulletin Board, which shall change its name to X-Factor Communications Holdings, Inc. (“New X-Factor”) upon consummation of an anticipated reverse merger transaction between the Company and New X-Factor, pursuant to which the Company will become a wholly-owned subsidiary of the New X-Factor (the “Anticipated Reverse Merger”).  The total purchase price of the Delaware Corporation to be acquired in the Anticipated Reverse Merger resulting in New X -Factor is expected to be $295,000.   At December 31, 2011 the remaining commitment was $220,000. In addition, New X-Factor will incur additional costs and professional fees associated with the Anticipated Reverse Merger in 2012 and such amounts will be expensed in 2012 and will be material.  Immediately prior to the consummation of the Anticipated Reverse Merger, New X-Factor will have no or nominal assets and operations, such that the assets and operations of the Company will constitute substantially all of the assets and operations of New X-Factor immediately following the Anticipated Reverse Merger.  New X-Factor is offering the shares at a price per share of $0.75 with a minimum of 2,000,000 shares (proceeds of $1,500,000) and up to a maximum offering of 4,000,000 shares (proceeds of $3,000,000).  If this Offering is over-subscribed, New X-Factor may sell up to an additional 2,666,667 shares (proceeds of $2,000,000) to cover such over-subscriptions (the “Over-Allotment”).  The Company has engaged a placement agent (“Placement Agent”) as our exclusive agent to assist in selling the Shares in a private placement.   For arranging financing for the Company, the Placement Agent will receive 10% of the gross proceeds of the Offering plus any Bridge Notes (see Note 12) that convert, warrants to purchase 10% of the shares issued in the Offering plus any shares issued from any Bridge Notes converted with an exercise price equal to the effective price of the equity securities sold or the Bridge Notes converted and common equities resulting in a total ownership percentage of the Company’s then outstanding equity equal to .3% (if $1,500,000 to $1,999,999 is raised), 6.6% (if $2,000,000 to $2,999,999 is raised) and 9.9% (if $3,000,000 or more is raised).  However, no assurances can be given on the ultimate amount of proceeds that the Company will receive in the Offering and whether this offering will be successful.

The following will be the effect on the membership units, warrants, options and convertible securities of the Company:

(a) Each X-Factor common and preferred membership unit issued and outstanding immediately prior to the Anticipated Reverse Merger shall automatically be converted into approximately 5.286767 shares of New X-Factor common stock.

(b) Each holder of an X-Factor preferred membership unit shall receive approximately 1.190229 shares New X-Factor common stock as payment to eliminate the liquidation preference of the preferred membership units.

(c) Each warrant or option issued and outstanding immediately prior to the Anticipated Reverse Merger shall automatically be converted into the right to purchase approximately 5.286767 shares of New X-Factor common stock.  The new conversion price applicable to each warrant and option shall be determined by dividing the conversion price immediately prior to the Anticipated Reverse Merger by approximately 5.286767.

(d) All convertible debt of the Company outstanding immediately prior to the Anticipated Reverse Merger shall automatically be converted into the right to purchase approximately 5.286767 shares of New X-Factor common stock.  The new conversion price applicable to convertible debt shall be determined by dividing the conversion price immediately prior to the Anticipated Reverse Merger by approximately 5.286767.

X-Factor Communications, LLC
Notes to Financial Statements
Years Ended December 31, 2011 and 2010

Amendment of Notes Payable – Insiders (Notes 11 and 12)

In February 2012 the Company and the holders of $600,000 of the Bridge Notes agreed to amend their promissory notes.  The maturity dates of the notes and all interest payments have been delayed until the later of August 1, 2014 or such date when all debt owed by the Company to NJEDA has been paid by the Company.  Unpaid interest is paid in arrears in additional convertible promissory notes.  After this amendment all of the Bridge Notes have the same maturity date and terms.

In February 2012 the Company and the holders of $382,790 of the Notes Payable - Insiders agreed to amend their promissory notes.   The maturity dates of the notes and all interest payments have been delayed until the later of August 1, 2014 or such date when all debt owed by the Company to NJEDA has been paid by the Company.  Unpaid interest is paid in arrears in additional convertible promissory notes.  In consideration for the elimination of any current interest payments, their subordination to the NJEDA debt and the delay in their maturity date the notes will be convertible into common membership units of the Company at a conversion price of $3.30 per unit.   This will result in the recording of a beneficial conversion feature for the difference between the conversion price and the market price on the date of the amendment and the related charge.  The Company estimates this charge to be approximately $120,000 and it will be recognized in the first quarter of 2012.

The following is a listing of the Notes Payable – Insiders that will be affected and the amount of their notes payable as of December 31, 2011:

Note Holders	Note Payable	Current Conversion Price	Revised Conversion Price	Estimated Market Price February 2012
Company Insiders	$192,974	$3.60	$3.30	$4.33
Members of the Company	163,878	Not Convertible	3.30	4.33
Company Insiders	25,938	Not Convertible	3.30	4.33
	$382,790

FINANCIAL STATEMENTS OF X-FACTOR COMMUNICATIONS, LLC
FOR THE QUARTERS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

Balance Sheets	F-29

Statements of Operations and Members’ Deficit	F-30

Statements of Cash Flows	F-31

Notes to Financial Statements	F-32-F-51

X-Factor Communications, LLC Balance Sheets March 31, 2012 and December 31, 2011

	March 31,	December 31,
	2012	2011
Assets
Current assets
Cash	$136,539	$78,639
Accounts receivable, net of allowance for doubtful accounts of $25,900 at both dates	67,973	216,110
Other current assets	150,460	209,081
Total current assets	354,972	503,830

Equipment and leasehold improvements	49,227	65,292

Total assets	$404,199	$569,122

Liabilities and Members' Deficit

Current liabilities
Line of credit	$98,152	$97,836
Current portion of notes payable, net of discount of $8,302 and $9,377, respectively	204,766	161,078
Current portion of capital leases payable	10,316	10,457
Accounts payable	924,804	405,482
Accrued expenses	79,306	172,955
Current portion of unearned revenues	41,713	58,845
Derivative financial instruments	121,296	39,130
Total current liabilities	1,480,353	945,783

Notes payable, less current portion, net of discount of $4,513 and $6,166, respectively	236,964	277,924
Notes payable – Insiders, net discount of $193,258 and $582,209, respectively	1,112,873	614,543
Capital leases payable, less current portion	7,949	10,705
Unearned revenues, less current portion	10,675	14,354
Total liabilities	2,848,814	1,863,309

Commitments and contingencies

Members' deficit (liquidation value of preferred units of $1,140,287 and $1,140,287, respectively)	(2,444,615)	(1,294,187)

Total liabilities and members' deficit	$404,199	$569,122

See accompanying notes to financial statements.

X-Factor Communications, LLC
Statements of Operations and Members' Deficit (Unaudited)
Three Months Ended March 31, 2012 and 2011

	Three Months Ended March31,
	2012	2011
Revenue	$182,929	$200,931
Cost of revenue	75,034	77,223
Gross profit	107,895	123,708

Operating expenses
Salaries and fringe benefits	93,482	178,423
General and administrative	451,887	136,424
Depreciation and amortization	16,065	17,670
Total operating expenses	561,434	332,517

Loss from operations	(453,539)	(208,809)

Other expenses
Interest expense, including $127,174 and $8,392 of expense, respectively, for Insiders	153,155	21,078
Change in the fair value of derivative financial instruments for Insiders	121,296	--
Loss on modification of debt - Insiders	329,862	--
Professional fees related to Merger	133,191	--
Other expenses	--	1,872
Total other expenses	737,504	22,950

Net loss	(1,191,043)	(231,759)

Members' deficit - beginning of period	(1,294,187)	(1,222,068)
Equity-based compensation	1,485	75,584
Elimination of derivative liability	39,130	--

Members' deficit - end of period	$(2,444,615)	$(1,378,243)

See accompanying notes to financial statements.

X-Factor Communications, LLC Statements of Cash Flows (Unaudited) Three Months Ended March 31, 2012 and 2011

	Three Months Ended
	March31,
	2012	2011
Cash flows from operating activities:
Net loss	$(1,191,043)	$(231,759)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	16,065	17,670
Capitalized interest payments for notes - Insiders	17,999	3,444
Capitalized interest income for note receivable	(281)	--
Accretion of discount on notes	109,071	4,442
Amortization of prepaid financing costs	11,011	--
Change in fair value of derivative financial instruments for Insiders	121,296	--
Loss on modification of debt	329,862	--
Equity-based compensation	1,485	75,584
Changes in operating assets and liabilities:
Accounts receivable	148,137	73,657
Accounts payable	519,322	18,565
Accrued expenses	(93,649)	10,796
Unearned revenue	(20,811)	43,168
Net cash (used in) provided by operating activities	(31,536)	15,567

Cash flows from investing activities:
Refund of deposit for company to be acquired in Merger	75,000	--
Purchase of equipment and leasehold improvements	--	(1,194)
Net cash provided by (used in) investing activities	75,000	(1,194)

Cash flows from financing activities:
Costs incurred in connection with Offering	(57,983)	--
Principal repayments of note payable	--	(10,417)
Proceeds from notes payable - Insiders	91,380	--
Costs incurred in obtaining notes payable - Insiders	(16,380)	--
Principal repayments of obligations under capital leases	(2,897)	(7,403)
Net change in line of credit	316	13
Net cash provided by (used in) financing activities	14,436	(17,807)
Net change in cash	57,900	(3,434)
Cash - beginning of period	78,639	22,417
Cash - end of period	$136,539	$18,983
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$15,074	$13,193

See accompanying notes to financial statements.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Note 1 - Background and Nature of Operations

X-Factor Communications, LLC (the "Company"), located in South Hackensack, New Jersey, provides interactive digital media network software and services. The X-Factor Digital Media Network Platform, our cloud-based digital signage, web and mobile solution, is delivered as a software-as-a-service and under a software license model, enabling our customers to build simple yet scalable advertising and corporate digital media networks. The Company’s webcasting solution, a live and on-demand multimedia distribution product delivers rich media content, desktop signage and emergency messaging to mobile and Web devices. The Company’s solutions address the rapidly expanding digital media needs of its corporate, public venue, education and government sector customers. The Company sells its software and services throughout the United States.

Note 2 - Liquidity and Going Concern

At March 31, 2012 the Company had a members' deficit of $2,444,615, a working capital deficiency of $1,125,381 and incurred a net loss of $1,191,043 for the three months then ended. In addition, there was a decrease in revenue of $18,002 in 2012 when compared to 2011 levels. There can be no assurance that: (1) existing members will continue to support the operational and financial requirements of the Company, (2) that the Company will be able to raise sufficient equity (see Note 19) or (3) that the Company will continue to be able to comply with existing covenants with creditors in future periods. While the Company has been successful in raising funds through sales of membership units and other securities, the Company does not currently have any sources of committed funding available. At present, these factors raise substantial doubt about the Company's ability to continue as a going concern. During 2012 and 2011, the Company received an aggregate $75,000 (net) and $850,000, respectively, in cash proceeds from the sale of promissory notes (see Notes 12 and 19). In addition, on May 15, 2012, the Company closed a reverse merger (the “Merger”) pursuant to which it became the wholly owned subsidiary of X-Factor Communications Holdings, Inc., formerly Organic Spice Imports, Inc. (“X-Factor Holdings”). Upon the closing of the Merger, cash proceeds of $1,236,250 were raised in connection with the initial closing of an offering of up $5,000,000 (including an over-allotment option) of common stock of X-Factor Holdings (the “Offering”). The financial statements do not include any adjustments to the carrying value of assets and liabilities that might result from the outcome of these uncertainties.

The Company believes that the proceeds from the sale of the securities in the Offering, and conversion of certain promissory notes upon the closing of the Merger, along with management’s expectation for greater financing opportunities as a result of X-Factor Holdings’ public reporting status (see Note 19), will provide sufficient equity to fund its operations for the next year. There are no assurances, however, that the Company will be able to raise additional capital as may be needed, or increase revenue levels and profitability. Further, if the current economic climate negatively impacts the Company, as it may, and the Company is unable to raise additional capital on acceptable terms, it could have a material adverse effect on the Company's financial condition and future operations.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Note 3 - Summary of Significant Accounting Policies and Basis of Presentation

Interim Financial Information and Results of Operations

The financial statements as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of March 31, 2012, and the results of operations for the three months ended March 31, 2012 and 2011, and cash flows for the three months ended March 31, 2012 and 2011. While management of the Company believes that the disclosures presented are adequate to make the information not misleading, these financial statements should be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2011 as filed elsewhere in this document. Results of operations and cash flows for interim periods are not necessarily indicative of a full year.

Basis of Presentation

The accompanying financial statements have been prepared on an accrual basis of accounting and exclude the effects of Merger and Offering discussed in Note 19.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Significant estimates relate to the determination of the allowance for doubtful accounts, the valuation of long lived assets, the technological capabilities (and thus the valuation) of equipment, the determination of amounts owed under contingent arrangements and derivatives and the calculations of debt discounts and equity-based compensation. Actual results could differ from those estimates.

Concentration of Credit Risk

At various times, certain balances at a financial institution may exceed the Federal Deposit Insurance Corporation's (the “FDIC”) limit. At March 31, 2012, the Company did not have cash balances that exceeded such FDIC levels. Management monitors regularly the financial condition of the institution, along with their balances in cash and cash equivalents and endeavors to keep this potential risk at a minimum, and has not experienced any collection losses with these institutions.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are uncollateralized, non interest bearing, customer obligations due under normal trade terms and are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

The carrying amount of the Company's accounts receivable may, at times, be reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances periodically and based on an assessment of the current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are recorded at cost. Depreciation on equipment is recorded over the estimated useful lives of the assets (five years) using the straight-line method. Leasehold improvements are depreciated using the straight-line method over the shorter of the estimated useful life of the asset (seven years) or the expected term of the occupancy. Included in equipment are fixed assets subject to capital leases which are depreciated over the life of the respective asset. Maintenance and repair costs are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss will be reported in results of operations.

Long-Lived Assets

The Company periodically evaluates the net realizable value of long-lived assets, principally equipment and leasehold improvements, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. Impairment in the carrying value of an asset is recognized whenever anticipated future undiscounted cash flows from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value. There were no impairment losses recognized in the three months ended March 31, 2012 and 2011.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. The Company has certain arrangements where it is obligated to deliver multiple products and/or services (multiple elements). In these arrangements, the Company allocates the total revenue among the elements based on the sales price of each element when sold separately using vendor-specific objective evidence. Revenue from multi-year licensing arrangements are accounted for as subscriptions, with billings recorded as unearned revenue and recognized as revenue ratably over the billing coverage period. Unearned revenue also consists of future maintenance and upgrade services that will be provided by the Company in future periods under terms of a non-refundable service contract.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Derivative Financial Instruments

The Company's objectives in using debt-related derivative financial instruments are to obtain the lowest cash cost source of funds. Derivatives are recognized in the balance sheet at fair valuebased on the criteria specified in Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification ("ASC") Topic 815, "Derivatives and Hedging." Under ASC Topic 815, the estimated fair value of the derivative liabilities is revalued at each balance sheet date with the changes in value, if any, recorded in the interest and other expense section of the accompanying Statements of Operations and Members' Deficit.

Advertising Expense

Advertising costs are expensed as incurred and included in general and administrative expenses. Advertising expenses for the three months ended March 31, 2012 and 2011 were $0 and $386, respectively.

Equity-Based Compensation

Equity-based awards for membership common units have been appropriately accounted for as required by ASC Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”). Under ASC Topic 718, equity-based awards are valued at fair value on the date of grant and that fair value is recognized over the requisite service period. The Company values its equity-based awards using the Black-Scholes option valuation model. The fair value of the units used in these valuation models is based on the most recent sale of a membership common unit of the Company.

We periodically grant options for membership common units to employees and consultants in accordance with the provisions of our stock option plans (see Note 16), with the exercise price of the options established at the price of a recent sale of a membership common unit of the Company.

The fair value of warrants for membership common units issued to consultants or employees are recognized over the requisite service period with a corresponding decrease to members' deficit. Warrants issued to consultants are valued at the fair value of the common membership units related to the warrants. Warrants for membership common units issued to equity investors have no effect on members' deficit; that is, the fair value of the warrants granted to investors and charged to members' deficit are entirely offset by a corresponding adjustment to members' deficit.

Professional Fees (see Note 19)

Professional Fees Related to the Merger have been expensed as incurred through March 31, 2012. Costs related to the Offering have been capitalized at March 31, 2012 and December 31, 2011 based on an assessment of the viability of the Offering through that date. When the Offering is consummated, the Company will offset these costs and future direct costs associated with the 2012 Offering against proceeds from the sale of the stock.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Income Taxes

The Company has elected to be taxed as a limited liability corporation, under the applicable provisions of the Internal Revenue Code and State of New Jersey tax laws. In lieu of the Company incurring a tax liability, the members are taxed individually on their proportionate share of the Company's taxable income or loss. Accordingly, the Company does not record a benefit for income taxes or any deferred tax assets or liabilities for Federal or state tax purposes. There were no interest or penalties related to income taxes that have been accrued or recognized as of March 31, 2012 and December 31, 2011and for the three months ended March 31, 2012 and 2011.

The Company conducts business domestically and, as a result, files Federal and state income tax returns. In the normal course of business, the Company is subject to examination by taxing authorities. The Company has no open tax years prior to the 2008 tax return.

Accounting Standards Update (“ASU”) 2009-06, which is included as part of ASC Topic 740 – “Income Taxes”. This section of the ASC clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold of morelikely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition requirements. Because the Company is a limited liability corporation and Federal and state taxes are passed through to the members, so too would the assessments from any tax examinations. There are no ongoing or pending examinations by Federal or state tax agencies. The Company has evaluated its tax positions for all currently open tax years, 2008 through 2011, and has concluded that there are no significant uncertain tax positions for either Federal or state purposes.

Fair Value Disclosures

The Company considers its cash, accounts receivable, notes payable, capital leases and accounts payable to meet the definition of financial instruments. The carrying amount of cash, accounts receivable and accounts payable approximated their fair value due to the short maturities of these instruments. The carrying value of our line of credit also approximates fair value.

The Company measures fair value as required by the ASC Topic 820“Fair Value Measurements and Disclosures” (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

● Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

● Level 2 - inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

● Level 3 - unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. The Company has no financial instruments that merit classification as Level 1 or 2 assets and liabilities. The Company's liability for derivative financial instruments is considered a Level 3 liability at March 31, 2012 and December 31, 2011. The fair value of this liability is determined using the most recent sale of the members' units and the number of units that are not considered fixed and determinable under the conversion features.

New Accounting Pronouncements

In October 2009, the FASB issued guidance on revenue recognition for multiple-deliverable revenue arrangements. This guidance establishes a new selling price hierarchy to use when allocating the sales price of a multiple element arrangement between delivered and undelivered elements. The standard is generally expected to result in revenue recognition for more delivered elements than under prior rules. The Company was required to adopt this standard prospectively for new or materially modified agreements entered into on or after January 1, 2011. The implementation of this standard did not have a material impact on the Company's financial position, results of operations and cash flows.

In January 2010, the FASB issued guidance that revised two disclosure requirements concerning fair value measurements and clarifies two others. It requires separate presentation of significant transfers into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers. It will also require the presentation of purchases, sales, issuances and settlements within Level 3 on a gross basis rather than a net basis. The guidance also clarifies that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements. These new disclosure requirements became effective for the Company's financial statements for the period ended September 30, 2011, except for the requirement concerning gross presentation of Level 3 activity, which became effective for our 2012 Quarter end. Since this guidance is only related to financial statement disclosures, there was no impact to the Company's financial statements as a result of the adoption of this guidance.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards” (“IFRS”) (“ASU 2011-04”), which amends FASB ASC 820, “Fair Value Measurement”. These amendments, effective for the interim and annual periods beginning on or after December 15, 2011 (early adoption is prohibited), result in a common definition of fair value and common requirements for measurement of and disclosure requirements between U.S. GAAP and IFRS. Consequently, the amendments change some fair value measurement principles and disclosure requirements. The adoption of ASU 2011-04 did not have an impact on the Company's financial statements.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income”, which amends FASB ASC 220, “Comprehensive Income”. This guidance, effective retrospectively for the interim and annual periods beginning on or after December 15, 2011 (early adoption is permitted), requires presentation of total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The option to present components of other comprehensive income as part of the statement of members' deficit was eliminated. The items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income were not changed. Additionally, no changes were made to the calculation and presentation of earnings per share. The adoption of ASU 2011-05 did not have an impact on the Company's financial statements.

The Company is not aware of any other pronouncements, not yet issued or adopted, that would have a material effect on its financial statements.

Note 4 - Related Parties (see Note 14)

Certain investors, officers and relatives of officers of the Company have loaned the Company funds which are evidenced by promissory notes (see Note 12) (the “Insider Lenders”). Officers (and their relatives), Insider Lenders and certain service providers are considered “Insiders” for purposes of related party disclosures.

The President of the Company provides a guaranty on the Company's line of credit. There is no cost ascribed to the value of these services in the accompanying financial statements.

In 2012 the President of the Company loaned the Company $25,000 and entered into a promissory note in the amount of $30,460, which has a maturity date of August 2014 or such date when all debt owed by the Company to the New Jersey Economic Development Authority has been paid and beginning on August 1, 2012 bears interest at 10% per annum payable on the maturity date.

In 2011 the President of the Company loaned the Company $10,000 to cover certain operating expenses. The obligation, which is included in accrued expenses, is due on demand and does not bear any interest.

Insiders provided product development, legal and management services to the Company for $37,529 and $30,442, for the three months ended March 31, 2012 and 2011, respectively. Insiders who are officers in the Company were paid $65,000 and $57,036 for the three months ended March 31, 2012 and 2011, respectively.

Included in accounts payable and accrued expenses are $126,140 and $165,469 as of March 31, 2012 and December 31, 2011, respectively, owed to Insiders.

Included in accounts receivable are $6,200 and $62,435 as of March 31, 2012 and December 31, 2011, respectively, due from Insiders.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

The Company leases office and technical operations space and purchases various communication services from an Insider for $6,493 and $10,455 for the three months ended March 31, 2012 and 2011, respectively.

Insiders were granted warrants to purchase 3,750 and 5,196 common membership units for the three months ended March 31, 2012 and 2011, respectively.

Note 5 - Membership Units

Common Units

Our Operating Agreement authorizes the issuance of up to 3,000,000 Common Units. As of March 31, 2012 and December 31, 2011 there were 1,304,210 Common Units outstanding of which 1,057,490 were held by Insiders and 246,720 were held by 3rd parties.

Preferred Units

Our Operating Agreement authorizes the issuance of up to 500,000 Preferred Units. The Preferred Units are senior to all other membership units. Each Common Unit and Preferred Unit will have one vote on matters put before the members. In addition, a majority of the Preferred Units is required to take any actions that would increase the number of Preferred Units, create a new class of units with rights superior to the Preferred Units or lessen the rights of the Preferred Units. As of March 31, 2012 and December 31, 2011 there were 359,683 Preferred Units outstanding of which 249,965 were held by Insiders and 109,718 were held by 3rd parties.

In the event of liquidation, dissolution or winding up of the Company (the "Liquidation") each Preferred Unit has a liquidation preference equal to the member’s initial capital contribution (the “Liquidation Preference”). In the event of Liquidation, the Preferred Units will have a first claim on the assets and funds of the Company and the Common Units will not receive a distribution until the Liquidation Preference has been paid in full. As of March 31, 2012 and December 31, 2011 the Liquidation Preference was $1,140,287 of which $695,556 was related to Insiders and $444,731 was related to 3rd parties.

Note 6 - Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following as of March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011

Equipment and software	$511,496	$511,496
Leasehold improvements	3,210	3,210
Equipment and leasehold improvements, at cost	514,706	514,706
Accumulated depreciation and amortization	(465,479)	(449,414)
	$49,277	$65,292

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Depreciation and amortization expense totaled $16,065 and $17,670 in the three months ended March 31, 2012 and 2011, respectively.

Included in equipment and software is $219,811 of assets under capital leases, which had accumulated depreciation and amortization of $198,420 and $188,454 as of March 31, 2012 and December 31, 2011, respectively.

Note 7 – Other Current Assets (Note 19)

Other current assets consist of the following as of March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011

Professional and other costs related to the Offering	$122,043	$64,060
Prepaid financing costs, net of amortization	17,701	59,586
Note receivable	10,716	10,435
Deposit for the acquisition of Merger corporation	--	75,000
	$150,460	$209,081

In 2011 the Company had placed $75,000 in escrow for the purchase of a Delaware corporation, whose common stock is quoted on the OTC Bulletin Board, into which the Company expects to merge (the “Shell Company”)(see Note 19). In 2012 it was determined that potential investors in the Merger would acquire the Shell Company and the $75,000 in the escrow was returned to the Company. In connection with that Merger, we have incurred professional and other costs which are expensed as incurred.

In connection with the Offering the Company has prepaid various professional fees. When the Offering is consummated, the Company will offset these costs and future direct costs associated with the Offering against proceeds from the sale of the stock or expensed if the Offering does not occur.

In connection with the Bridge Notes (discussed in Note 12) we paid our investment bankers a fee of 10% of the gross proceeds of the financing. The $80,000 fee with $2,863 of professional fees was classified as prepaid financing costs and will be expensed, using the effective interest method, over the original and amended terms of the Bridge Notes. In connection with the amendment of the Bridge Notes in February 2012, $30,874 was expensed to Loss on Modification of Debt.

In August 2011 the Company entered into a $10,000 convertible note receivable with a strategic partner which matures in August 2012 and bears interest at prime plus 8.00% per annum (11.25% as of March 31, 2012 and December 31, 2011). Interest is accrued and paid on the maturity date and the note is convertible into common membership units of the borrower at the option of the Company. This entity has developed a kiosk software application that is synergistic with the Company’s digital media platform.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Note 8 – Accrued Expenses

Accrued expenses consist of the following as of March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011

Travel and related expenses	$25,119	$11,068
Compensation and payroll taxes	17,675	17,468
Customer refund	10,000	16,000
Due to President of the Company	9,848	9,848
Legal	7,000	55,835
Operating expenses payable	7,000	--
Accrued interest payable	2,664	316
Accounting	--	57,420
Consulting fees	--	5,000
	$79,306	$172,955

Note 9 - Unearned Revenues

Unearned, non-refundable revenues are expected to be earned as follows as of March 31, 2012:

Amount
During the twelve months ending March 31,
2013	$41,713
2014	10,675
$52,388

Note 10 - Line of Credit

The Company has a revolving line of credit in the amount of $100,000 with JPMorgan Chase Bank of which $98,152 and $97,836 was outstanding as of March 31, 2012 and December 31, 2011, respectively. Interest accrues at a defined prime rate plus 0.5% (interest rate of 3.75% at March 31, 2012 and December 31, 2011). This line of credit has a secured interest in all business assets, inventory, equipment, accounts receivable, general intangibles, chattel paper, documents, instruments, and letter of credit rights. In addition, the line of credit is personally guaranteed by the President of the Company. There is no maturity date for the line of credit and there are no debt covenants.

Note 11 – Note Payable

In July 2009 the Company entered into a $500,000 note payable with the New Jersey Economic Development Authority (the "NJEDA") which matures in August 2014 and bears interest at 6.00% per annum. This note was modified in December 2010, August 2011 and February 2012, to provide for interest only payments through March 1, 2012, a principal payment of $56,818 and an interest payment on April 1, 2012 and then beginning on May 1, 2012 twenty-eight monthly payments of interest and principal through August 2014. In addition NJEDA will receive the greater of $56,818, which was paid on April 1, 2012, or 3% of the Anticipated Capital Raise. If the Company raises more than approximately $1,894,000 in the Capital Raise, NJEDA will receive, as an additional principal payment, 3% of that excess. The note is subordinated to the aforementioned line of credit and requires the maintenance of various non-financial covenants, such as providing financial statements and budgets on a timely basis, maintain records and accounts and make punctual payments. The holder of the note has a secondary interest in all assets of the Company behind the holder of the Company's line of credit. The note includes certain restrictions that, amongst them, (1) prevent the Company from initiating any corporate changes through merger or consolidation, (2) prevent the Company from creating or incurring new debt and (3) prevent the Company from paying dividends or distributions or redeeming outstanding stock, without the written consent of the NJEDA. The note is convertible, at the NJEDA's option, to an equity interest in the Company, the conversion price of which will be based on defined terms of a future equity offering.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Warrants to acquire 28,900 preferred membership units at $4.33 with an expiration date of July 31, 2019, were issued in connection with this note. The $45,945 estimated fair value of the warrants was calculated using the Black-Scholes option valuation model, and, together with $5,040 of closing costs, is classified as a discount of the note and will be expensed, using the effective interest method, over the term of the debt.

Notes payable consisted of the following as of March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011

Notes payable	$454,545	$454,545
Discount	(12,815)	(15,543)
Note payable, net of discount	441,730	439,002
Less: current portion of notes payable, net of discount	(204,766)	(161,078)
Notes payable, net of current portion	$236,964	$277,924

Note 12 - Notes Payable – Insiders

The Company has 7 notes payable to Insider Lenders considered to be Insiders as described in Note 4.

(A)
In March 2012 the President of the Company lent the Company $25,000 and entered into a promissory note in the amount of $30,460. The maturity date of this note is the later of August 1, 2014 or such date when all debt owed by the Company to the NJEDA has been paid by the Company. This note is unsecured and beginning on August 1, 2012 bears interest at 10% per annum payable on the maturity date. The $5,460 difference between the amount lent to the Company and the face amount of the promissory note is classified as a discount of the note and will be expensed, using the effective interest method, over the three month period ending on August 1, 2012, the date that interest begins to accrue on the promissory note. The unpaid principal of this note amounted to $30,460 as of March 31, 2012. The effective interest rate of this note was 16.4% in 2012.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

(B)
In March 2012 an acquaintance of the President of the Company lent the Company $50,000 and entered into a promissory note in the amount of $60,920. The maturity date of this note is the later of August 1, 2014 or such date when all debt owed by the Company to the NJEDA has been paid by the Company. This note is unsecured and beginning on August 1, 2012 bears interest at 10% per annum payable on the maturity date. The $10,920 difference between the amount lent to the Company and the face amount of the promissory note is classified as a discount of the note and will be expensed, using the effective interest method, over the three month period ending on August 1, 2012, the date that interest begins to accrue on the promissory note. The unpaid principal of this note amounted to $60,920 as of March 31, 2012. The effective interest rate of this note was 16.4% in 2012.

(C)
The Company has two notes payable outstanding to the President of the Company and another officer of the Company. The maturity date of these notes is the later of August 1, 2014 or such date when all debt owed by the Company to the NJEDA has been paid by the Company. These notes are unsecured and bear interest at rates of 8.00% and 10.00%. Interest is required to be paid monthly, however, when interest payments have not been paid, the Company and these Insider Lenders have settled such amounts by issuing additional promissory notes equivalent to the related interest expense. Unpaid interest of $3,778 and $3,444 was converted to additional promissory notes in the three months ended March 31, 2012 and 2011, respectively. In February 2012 these notes were amended to make them convertible into equity at a conversion rate of $3.30 per common unit. The Company recorded a charge of $52,329 associated with the amendment in February 2012. The unpaid principal and interest of these notes amounted to $167,656 and $163,878 as of March 31, 2012 and December 31, 2011, respectively.

(D)
The Company has two notes payable outstanding to Insider Lenders who are investors in the Company and one is related to the President of the Company. When the Company entered into the NJEDA agreements, the Company ceased making principal payments on these notes to be in compliance with the NJEDA note. These notes were amended in February 2012 and the maturity date of these notes is the later of August 1, 2014 or such date when all debt owed by the Borrower to the NJEDA has been paid by the Company. These notes are unsecured and bear interest at 8.5% and are convertible into equity at a conversion rate of $3.60 per common unit. In February 2012 these notes were amended to make them convertible into equity at a conversion rate of $3.30 per common unit. The Company recorded a charge of $60,668 associated with the amendment in February 2012. In addition, beginning in March 2012 interest will paid be quarterly in arrears as additional convertible promissory notes. Unpaid interest of $1,394 was converted to additional promissory notes in the three months ended March 31, 2012. The unpaid principal and interest of these notes amounted to $194,368 and $192,974 as of March 31, 2012 and December 31, 2011, respectively. The effective interest rate of these notes was 11.7% in 2012.

Detachable warrants to acquire 9,120 common membership units at $4.33 with an expiration date of January 2018 were issued in connection with the above mentioned notes. The $16,346 estimated fair value was calculated using the Black-Scholes option valuation model. The $16,346 fair value is classified as a discount of the notes and will be expensed, using the effective interest method, over the original terms of the debt. When the notes were amended in February 2012 the unamortized discount of $841 was expensed to Loss on Modification of Debt. The unamortized discount related to these warrants amounted to $0 and $1,188 as of March 31, 2012 and December 31, 2011, respectively.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

(E)
In 2011 the Company entered into notes payable of $25,000 each with two investors in the Company. These notes initially matured in three months and bore interest at 10% on any overdue principal. One note was repaid in 2011 while the maturity date of the other note was amended to the later of August 1, 2014 or such date when all debt owed to the NJEDA has been paid by the Company. In February 2012 this note was amended to make it convertible into equity at a conversion rate of $3.30 per common unit and interest will be paid quarterly in arrears as additional convertible promissory notes. Unpaid interest of $652 was converted to additional promissory notes in the three months ended March 31, 2012. The Company recorded a charge of $8,299 associated with the amendment in February 2012. The unpaid principal and interest of this note amounted to $26,590 and $25,938 as of March 31, 2012 and December 31, 2011, respectively.

Detachable warrants to acquire 5,600 common membership units at $0.01 with an expiration date of May 2021 were issued in connection with the notes from Insiders entered into in 2011. The $24,200 estimated fair value was calculated using the Black-Scholes option valuation model. The $24,200 fair value is classified as a discount of the notes and was expensed, using the effective interest method, over the original three month terms of the debt. The effective interest rate of these notes and the related warrants was 245%.

(F)
In 2011, the Company raised $800,000 by issuing convertible notes to Insider Lenders (the “Bridge Notes”). The Bridge Notes bear interest at 6.00%, payable quarterly in arrears, and are convertible at the option of the Company into additional Bridge Notes. Unpaid interest of $12,175 was converted to additional promissory notes in the three months ended March 31, 2012. The Bridge Notes mature on the first anniversary of their issuance ($600,000) or on August 1, 2014 ($200,000), or can be prepaid at the Company’s option, and are subordinated to the Company’s NJEDA debt. These notes were amended in February 2012 and the related maturity date of these notes is the later of: (a) August 1, 2014 or (b) such date when all debt owed to the NJEDA has been paid by the Company. The Bridge Notes are convertible to an equity interest in the Company using a conversion price which will be based on defined terms of a future equity offering. In connection with the issuance of the Bridge Notes, for each $100,000 of notes issued, holders of Bridge Notes received 30,865 common membership units (the “Issued Units”). As a result of the issuance of the Issued Units we consider the Bridge Note investors to be Insiders. $600,000 of the Bridge Notes are convertible into common membership units at the option of the holders while $200,000 of the Bridge Notes must be converted to equity in the event of a future equity offering. We also paid our investment bankers a fee of 10% of the gross proceeds of the financing. The $80,000 fee was classified as prepaid financing costs and will be expensed, using the effective interest method, over the terms of the Bridge Notes. Principal and accrued interest of these notes amounted to $826,137 and $813,962 as of March 31, 2012 and December 31, 2011, respectively.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

We accounted for the issuance of the Bridge Notes and the Issued Units by allocating the $800,000 of proceeds received to each of the instruments based on their relative fair value. The fair value of the Issued Units was based on recent sales of membership units. Since the redemption amount of the Bridge Notes is convertible into membership units, we recorded the effects of a beneficial conversion feature. The value of the beneficial conversion feature was limited to the proceeds allocated to the Bridge Notes. The $457,600 value of the Issued Units and the $342,400 value of the beneficial conversion feature are classified as a discount of the Bridge Notes and will be expensed, using the effective interest method, over the terms of the Bridge Notes. The unamortized discount related to the Issued Units and beneficial conversion feature amounted to $177,010 and $581,021 as of March 31, 2012 and December 31, 2011, respectively. The effective interest rate of the Bridge Notes and the beneficial conversion features (adjusted for the amended terms of the terms of the maturity date of the Bridge Notes) was approximately 41%.

The amendment of the Bridge Notes in February 2012, which extended the maturity date for $600,000 of the Bridge Notes from the first anniversary of their issuance to August 1, 2014, significantly changed the cash flows related to the original and modified Bridge Notes. To determine the accounting treatment of this modification the Company followed the guidance espoused in FASB ASC 470-50, “Debt – Modifications and Extinguishments” (“ASC 470-50”). ASC 470-50 requires the Company to determine the present value of the cash flows of the original and revised Bridge Notes. The difference in the present value of the cash flows exceeded 10%, and the modification of the Bridge Notes was accounted for as an “extinguishment of debt” with the original Bridge Notes effectively defeased and the modified Bridge Notes treated as a new note. With the defeasement of the original Bridge Notes the Company expensed any discounts or prepaid financing costs related to those notes. The Company determined that the difference in the present value of the cash flows exceeded the 10% threshold and that the modification of the Bridge Notes should be accounted for as an “extinguishment of debt”. The Company recorded a charge for this modification as a Loss on Modification of Debt of $298,147.

Note payable - Insiders consisted of the following as of March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Notes payable – Insiders	$1,306,131	$1,196,752
Unamortized discount - Insiders	(193,258)	(582,209)
Notes payable - Insiders - net of discount	1,112,873	614,543
Less: current portion	--	--
Notes payable - Insiders, net of current portion	$1,112,873	$614,543

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Note 13 – Derivative Financial Instruments

The holders of Notes Payable - Insiders, with $388,613 and $192,974 of principal as of March 31, 2012 and December 31, 2011, respectively, have the option to convert the notes to equity at a conversion rate of $3.30 and $3.60 per common membership unit, respectively. When the notes were issued, the fair value of the common membership units was $4.33. The related fair value of he embedded beneficial conversion feature is treated as a derivative liability. The derivative liability is periodically measured as the difference between the conversion price and the then current fair value of the common membership units multiplied by the number of the common membership units that will be issued at the conversion price. Any change in the fair value of the common membership units or any increase in the notes will cause a change in the derivative liability, which is then recognized in the Statement of Operations and Members' Deficit. The amendment of certain Notes Payable – Insiders in February 2012 to make them convertible into equity at a conversion rate of $3.30 per common unit or to reduce their conversion rate from $3.60 to $3.30, required the recording of the $121,296 fair value of this embedded beneficial conversion feature. The $39,130 derivative liability as of December 31, 2011 was transferred to Members’ Deficit when the related notes were amended in February 2012.

Pursuant to the requirements of ASC Topic 820, the Company has provided fair value disclosure information for relevant assets and liabilities in the accompanying financial statements. The following summarizes liabilities which have been accounted for at fair value on a recurring basis as of March 31, 2012 and December 31, 2011, along with the bases for the determination of fair value:

	Quoted Prices	Observable	Unobservable
	In Active	Measurement	Measurement
	Markets	Criteria	Criteria	Total
March 31, 2012:
Derivative instruments (A)	--	--	$(121,296)	$(121,296)

December 31, 2011:
Derivative instruments (A)	--	--	$(39,130)	$(39,130)

Note (A) – Embedded beneficial conversion feature.

The changes in Level 3 instruments, which are comprised of the embedded conversion feature included in the notes, is measured on a recurring basis for the three months ended March 31, 2012 and 2011 and are presented below:

	2012	2011
Derivative financial instruments, beginning of period	$39,130	$39,130
Modification of debt – credited to members’ deficit	(39,130)	--
Recognition of beneficial conversion feature of notes	121,296	--
Derivative financial instruments, end of period	$121,296	$39,130

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Note 14 – Interest Expense

The components of interest expense for the three months ended March 31, 2012 and 2011 are presented below:

	2012	2011

Notes payable – Insiders	$20,831	$7,693
Notes payable - Insiders - discount amortization	106,343	699
Amortization of prepaid financing costs	11,011	--
Note payable – NJEDA	6,894	4,663
Note payable - NJEDA - discount amortization	2,728	3,743
Obligations under capital leases	923	1,692
Line of credit	927	916
Other interest expense	3,498	1,672
	$153,155	$21,078

Note 15 - Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable and sales. The following are the percentages for those customers that exceeded 10% of either net accounts receivable as of March 31, 2012 and December 31, 2011 and revenue for the three months ended March 31, 2012 and 2011:

	Accounts Receivable, net		Revenue
	2012	2011	2012	2011

Customer A	--	2%	19%	--
Customer B	52%	--	--	37%
Customer C	--	34%	16%	10%
Customer D	--	33%	14%	--
Customer E	4%	2%	14%	18%
Customer F	--	--	5%	--
	56%	71%	68%	65%

Note 16 - Stock Option Plans

In 2006 the Company approved the Company's 2006 Long-Term Incentive Plan (the "2006 Plan") and in 2010 the 2010 Long-Term Incentive Plan (the "2010 Plan"). These Plans provide for the granting of options to purchase common membership units in the Company to individuals selected by the Company. Awards under the Plans consist of a specified number of options awarded subject to the satisfaction of various vesting conditions specified by the Company at the time of the award. Awards have been granted to employees, consultants and investors. Expired, forfeited or cancelled awards are available for future grants.

The following is a summary of membership units in the 2006 Plan and 2010 Plan, outstanding and available as of March 31, 2012 and December 31, 2011:

	2006 Plan	2010 Plan	Total
Membership units in Plan	327,387	347,000	674,387
Outstanding options	(252,810)	(136,680)	(389,490)
Membership units available	74,577	210,320	284,897

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

The exercise price of a grant is to be established by the Company in its discretion, but may not be less than the fair value, as determined through historical transactions or an annual valuation, of a common membership unit as of the date of grant. Unit options, subject to certain restrictions, may be exercisable for a defined period of time from the date of the grant after full vesting occurs. Upon termination of employment any unvested options are immediately cancelled and available for future grants, while vested options are exercisable for a defined period. The vesting period for awards is to be established by the Company in its discretion on the date of grant. The various grants can vest immediately upon issuance or up to 3 years after the grant.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option valuation model and there were no options granted during the three months ended March 31, 2012 and 2011.

Since the Company’s units are not traded, the Company calculates expected volatility for an equity-based grant based on the Standard & Poor’s North American Technology Software Index during the period immediately preceding the grant that is equal in length to the expected term of the grant. The risk-free interest rate is based on U.S. Treasury yields for securities in effect at the time of grants, with terms approximating the expected period of the grants. The assumptions used in the Black-Scholes option valuation model are inherently highly subjective, and can materially affect the resulting valuation.

Other Option Information

As of March 31, 2012 and December 31, 2011 there were 389,490 options outstanding, all of which are exercisable, with a weighted average exercise price of $3.21.

No compensation costs were capitalized as part of the cost of any asset.

The intrinsic value of vested options at March 31, 2012 and December 31, 2011 was approximately $500,000.

The non-cash compensation expense related to these options was allocated as follows for the three months ended March 31, 2012 and 2011:

	2012	2011

Salaries and fringe benefits	$--	$35,777
General and administrative	--	24,867
	$--	$60,644

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

Note 17 - Warrants

A summary of warrants granted, exercised, forfeited and outstanding as of, and for the three months ended March 31, 2012, which are convertible into common and preferred membership units, is presented below:

	Weighted
	Average
	Warrants	Exercise Price

Outstanding, January 1, 2012	182,457	$1.27
Granted	3,750	0.01
Forfeited or expired	--	--
March 31, 2012	186,207	$1.27

The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes valuation model with the following weighted average activity and assumptions during the three months ended March 31, 2012 and 2011:

	2012	2011

Number of warrants granted	3,750	5,196
Exercise price	$0.01	$0.01
Risk-free interest rate	1.4%	2.7%
Expected lives in years	7.0	7.0
Expected volatility	25.8%	24.6%
Expected dividend yields	None	None
Fair value of membership units	$4.33	$4.33
Fair value per warrant	$4.32	$4.32
Fair value of warrants granted	$16,200	$22,447

Since the Company’s units are not traded the Company calculates expected volatility for a stock-based grant based on the Standard & Poor’s North American Technology Software Index during the period immediately preceding the grant that is equal in length to the expected term of the grant. The risk-free interest rate is based on U.S. Treasury yields for securities in effect at the time of grants with terms approximating the expected term of the grants. The assumptions used in the Black-Scholes option valuation model are inherently highly subjective, and can materially affect the resulting valuation.

The non-cash compensation expense related to warrants was allocated as follows for the three months ending March 31, 2012 and 2011:

	2012	2011

Salaries and fringe benefits	$--	$--
General and administrative	1,485	14,940
	1,485	14,940
Loss on modification of debt	841	--
Interest expense – amortization of warrants	2,806	4,072
	$5,132	$19,012

X-Factor Communications, LLC Notes to Financial Statement Three Months Ended March 31, 2012 and 2011

There is $14,718 of additional compensation expense related to these warrants to be recognized as of March 31, 2012 (excluding the amortization of warrants to debt holders included in interest expense).

Note 18 - Commitments and Contingencies

The Company leases equipment under a non-cancelable lease arrangement at an interest rate of 17.6%. The Company also leases its primary office facility from a related party under a non-cancelable operating lease that expired on February 28, 2011. Upon the expiration of the original term, the lease term was modified to provide for the facility rental on a month-to-month basis. Rent expense totaled $5,400 and $3,300 in the three months ended March 31, 2012 and 2011, respectively.

The future minimum payments for the capital lease during the twelve months ending March 31, are as follows:

2013	$12,720
2014	8,482
Total future minimum lease payments	21,202
Amount representing interest	(2,937)
Present value of future minimum lease payments	18,265
Less: current portion	10,316
Lease obligations, net of current portion	$7,949

Note 19 - Subsequent Events

Management evaluated subsequent events through the date that the Company's financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued, other than the following:

Anticipated Capital Raises and Merger

On May 15, 2012, the Company completed the Merger pursuant to which it became the wholly owned subsidiary of X-Factor Communications Holdings Inc. ("Holdings"). Upon the closing of the Merger:

(a)   Each X-Factor common and preferred membership unit issued and outstanding immediately prior to the Merger was automatically converted into approximately 5.286767 shares of Holdings common stock.

X-Factor Communications, LLC Notes to Financial Statements Three Months Ended March 31, 2012 and 2011

(b)   Each holder of an X-Factor preferred membership unit shall receive approximately 1.190229 shares of Holdings common stock as payment to eliminate the liquidation preference of the preferred membership units.

(c)   Each warrant or option issued and outstanding immediately prior to the Merger was automatically converted into the right to purchase approximately 5.286767 shares of Holdings common stock. The new conversion price applicable to each warrant and option is equal to the conversion price in effect immediately prior to the Merger divided by approximately 5.286767.

(d)   All convertible debt of the Company outstanding immediately prior to the Merger was automatically converted into the right to purchase approximately 5.286767 shares of Holdings common stock. The new conversion price applicable to convertible debt is equal to the conversion price in effect immediately prior to the Merger divided by approximately 5.286767.

In December 2011 the Company distributed a Confidential Private Placement Memorandum (the “Memorandum”) in connection with the Offering consisting of shares of common stock (“Shares”) of Holdings at a price per share equal to $0.75. On May 15, 2012 simultaneously with the closing of the Merger, 1,648,333 Shares were sold for cash proceeds of $1,236,250. In addition, holders of promissory notes in an aggregate principal amount of $728,049 and accrued interest were converted into 970,733 Shares. If the remaining 3,654,268 Shares offered in the Memorandum are sold, it is expected that an additional $2,740,701 in gross will be raised in cash.

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
OF X-FACTOR COMMUNICATIONS HOLDINGS, INC.

Pro-Forma Consolidated Balance Sheet	F-53

Pro-Forma Consolidated Statements of Operations - December 31, 2011	F-54

Pro-Forma Consolidated Statements of Operations - March 31, 2012	F-55

Pro-Forma Consolidated Notes to Financial Statements	F-56 – F-57

X-Factor Communications Holdings, Inc.
Pro-forma Consolidated Balance Sheet
March 31, 2012

				X-Factor
	X-Factor	Bridge	Conversion	Adjusted	ORSI		Cancellation	Consolidated
	March 31,	Note	To Common	March 31,	March 31,	Offering	Of ORSI	March 31,
	2012	Conversion	Stock	2012	2012	Proceeds	Stock	2012
Cash	$136,539	$--	$--	$136,539	$--	$412,625	$--	$549,164
Accounts receivable, net	67,973			67,973				67,973
Other current assets	150,460	(17,702)	--	132,758	--	(122,043)	--	10,715
Total current assets	354,972	(17,702)	--	337,270	--	290,582	--	627,852

Equipment and leasehold improvements	49,227	--	--	49,227	--	--	--	49,227
Total assets	404,199	(17,702)	--	386,497	--	290,582	--	677,079

Liabilities and Members’ Deficit
Line of credit	98,152			98,152				98,152
Current portion of notes payable, net of discount	204,766			204,766				204,766
Current portion of capital leases payable	10,316			10,316				10,316
Accounts payable	924,804			924,804		(700,000)		224,804
Accrued expenses	79,306			79,306		79,621		158,927
Current portion of unearned revenues	41,713			41,713				41,713
Derivative financial instruments	121,296	--	--	121,296	--	--	--	121,296
Total current liabilities	1,480,353	--	--	1,480,353	--	(620,379)	--	620,379

Notes payable, less current portion, net of discount	236,964			236,964				236,964
Notes payable - insiders, less current portion, net of discount	1,112,873	(545,693)		567,180				567,180
Capital leases payable, less current portion	7,949			7,949				7,949
Unearned revenues, less current portion	10,675	--	--	10,675	--	--	--	10,675
Total liabilities	2,848,814	(545,693)	--	2,303,121	--	(620,379)	--	1,682,742

Stockholder’s deficit:
Common stock	--	93	1,106	1,199	1,118	165	(1,066)	1,416
Additional paid in capital	--	(93)	2,828,855	2,828,762	4,000	990,417	1,066	3,824,245
Accumulated deficit	--		(4,746,585)	(4,746,585)	(5,118)	(79,621)		(4,831,324)
Members’ deficit	(2,444,615)	527,991	1,916,624	--	--	--	--	--
Stockholder’s deficit	(2,444,615)	527,991	--	(1,916,624)	--	910,961	--	(1,005,663)
Total liabilities and deficit	$404,199	$(17,702)	$--	$386,497	$--	$290,582	$--	$677,079

X-Factor Communications Holdings, Inc.
Pro-forma Consolidated Statement of Operations
Year Ended December 31, 2011

		Bridge	X-Factor
	X-Factor	Note	Adjusted	ORSI	Consolidated
	December	Conversion and	December	December	December
	31, 2011	Other	31, 2011	31, 2011	31, 2011
Revenue	$849,096	$--	$849,096	$--	$849,096
Cost of revenue	238,578	--	238,578	--	238,578
Gross profit	610,518	--	610,518	--	610,518

Operating expenses
Salaries and fringe benefits	457,820		457,820		457,820
General and administrative	1,146,611		1,146,611	4,020	1,150,631
Depreciation and amortization	67,081	--	67,081	--	67,081
Total operating expenses	1,671,512	--	1,671,512	4,020	1,675,532

Loss from operations	(1,060,994)	--	(1,060,994)	(4,020)	(1,065,014)

Other expenses
Interest expense	373,925	(218,513)	155,412		155,412
Professional fees related to the merger	62,188	212,812	275,000		275,000
Other expenses	5,531	--	5,531	--	5,531
Total other expenses	441,644	(5,701)	223,131	--	435,943
Net (loss) income	$(1,502,638)	$5,701	$(1,496,937)	$(4,020)	$(1,500,957)

X-Factor Communications Holdings, Inc.
Pro-forma Consolidated Statement of Operations
Three Months Ended March 31, 2012

		Bridge	X-Factor
	X-Factor	Note	Adjusted	ORSI	Consolidated
	March	Conversion and	March	March	March
	31, 2012	other	31, 2012	31, 2012	31, 2012
Revenue	$182,929	$--	$182,929	$--	$182,929
Cost of revenue	75,034	--	75,034	--	75,034
Gross profit	107,895	--	107,895	--	107,895

Operating expenses
Salaries and fringe benefits	93,482		93,482		93,482
General and administrative	451,887		451,887	842	452,729
Depreciation and amortization	16,065	--	16,065	--	16,065
Total operating expenses	561,434	--	561,434	842	562,276

Loss from operations	(453,539)	--	(453,539)	(842)	(454,381)

Other expenses
Interest expense	153,155	(110,939)	42,216		42,216
Change in fair value of derivative financial instruments	121,296	--	121,296	--	121,296
Professional fees related to the merger	133,191	79,624	212,812		212,812
Loss on modification of debt	329,862	(268,539)	61,323	--	61,323
Other expenses	--	--	--	--	--
Total other expenses	737,504	(299,857)	437,647	--	437,647
Net (loss) income	$(1,191,043)	$299,857	$(891,186)	$(842)	$(892,028)

X-Factor Communications Holdings, Inc. Notes to Financial Statements Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Basis of Presentation

Pursuant to an Agreement and Plan of Merger, dated March 5, 2012 (the “Merger Agreement”) between Organic Spice Imports, Inc., a Delaware corporation (“ORSI”), X-Factor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ORSI (“MergerCo”), and X-Factor Communications, LLC, a New York limited liability company (“X-Factor”), each common membership unit of X-Factor has been converted into approximately 5.286767 shares of ORSI’s common stock.  Each preferred membership unit of X-Factor has been converted into 1.190229 shares of ORSI common stock for each $1.00 of the purchase price paid by a holder of a preferred membership unit in the purchase of such preferred membership units (the “Converted Preferred Stockholders”).  These exchange ratios are based on the receipt of subscriptions in connection with a private placement offering to accredited investors (“New ORSI Investors”) for a minimum of $1,536,250 of ORSI’s common stock (including $295,000 paid by three individuals who acquired control of ORSI in February 2012 (the “Controlling Stockholders”)) and the conversion of $700,000 of convertible bridge notes and accrued interest (the “Converted Bridge Notes”) into ORSI common stock.

Since not all information required for annual financial statements is included herein, the enclosed unaudited pro forma condensed consolidated financial statements presented here should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2011 and the March 31, 2012 and 2011 unaudited financial statements.

The unaudited pro forma condensed consolidated Statements of Operations for the year ended December 31, 2011 and for the three months ended March 31, 2012 are presented as if the merger occurred at the beginning of the respective periods.  The Converted Bridge Notes, which are to be converted as part of the merger, are accounted for as if they were a direct purchase of common membership units of X-Factor as of the inception date of the Bridge Notes.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the financial position and results of operations actually would have been for the periods presented, nor do such financial statements purport to represent the results of future periods. The pro forma adjustments are based upon available information.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company’s accounting policies. No potential cost savings, non-recurring charges, or credits are anticipated by the Company’s management subsequent to completion of the transaction.

2. Business Acquisition

The transactions contemplated by the Merger Agreement as described above is intended to qualify as a tax-free exchange pursuant to Section 351 and 368(a) of the Internal Revenue Code of 1986, as amended, and that ORSI, Merger Co and X-Factor will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

X-Factor Communications Holdings, Inc. Notes to Financial Statements Unaudited Pro Forma Consolidated Financial Statements

3. Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

a.
Cancellation of ORSI Stock - The cancellation of 10,000,000  shares of issued and outstanding common stock held by the Controlling Stockholders so that the ORSI stockholders holding shares of common stock prior to the transaction (collectively with the Controlling Stockholders, the “Original ORSI Stockholders”) will retain an aggregate of  523,333 shares of common;

b.	The merger contemplated by the Merger Agreement will be accounted for as a reverse merger and a tax-free reorganization;
c.
Offering Proceeds - The issuance of a minimum of $1,531,250 of ORSI’s common stock (including $295,000 paid by the Controlling Stockholders) in connection with the closing of the private placement . The net cash received of $1,236,250 (from sale of Shares) less the $123,625 payment to the Placement Agent and $700,000 of payments of costs incurred in the Reverse Merger and outstanding liabilities resulted in a net increase of $412,625 in cash;

d.
Bridge Note Conversion - The Converted Bridge Notes, which are to be converted as part of the merger, are accounted for as if they were a direct purchase of common membership units of X-Factor as of the inception date of the Converted Bridge Notes.

e.	Conversion to Common Stock - The common and preferred membership units of X-Factor are converted in shares of common stock.
f.
Equity Transactions – The $1,236,250 (from sale of Shares) less the $123,625 payment to the Placement Agent, $122,043 of capitalized costs related to the Offering and the warrants and shares issued to the Placement Agent (the “Placement Agent Securities”) resulted in a $990,582 decrease in stockholder’s deficit.  The Placement Agent Securities were valued at $252,070 and the issuance of these securities resulted in stockholders’ deficit being debited for this cost of the Offering and credited for the value of these securities; and

g.
Other costs of offering – Estimated professional fees related to the  Reverse Merger are expected to be approximately $275,000 of which $62,188 were incurred in 2011, $133,191 in the three months ended March 31, 2012 and $79,621 in the three months ended June 30, 2012.  The $79,621 is included in accrued expenses in the balance sheet.

4. Pro Forma Share Capital

Pro forma share capital at March 31, 2012 has been determined as follows:

Issued common shares of:	Issued Shares	Par Value	Additional Paid In Capital
X-Factor stockholders after conversion	9,701,440	$970	$2,198,991
X-Factor Converted Preferred Stockholders	1,357,203	136	(136)
Conversion of Bridge Notes	933,333	93	629,907
Original ORSI Stockholders	523,333	52	5,066
New ORSI Investors	1,648,333	165	990,417
	14,163,642	$1,416	$3,824,245

(1)
Amounts do not reflect shares of common stock issued resulting from the conversion of accrued and unpaid interest related to the Converted Bridge Notes, as these pro-forma financial statements provide for the conversion of the notes upon issuance.